Exhibit 1.1

NOTICES OF MEETINGS

AND

JOINT INFORMATION CIRCULAR

CONCERNING THE AMALGAMATION

OF

PROSPERITY GOLDFIELDS CORP.

and

SMASH MINERALS CORP.

DATED FEBRUARY 29, 2012

This joint management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by and on behalf of the management of Prosperity Goldfields Corp. (“Prosperity”) for use at the special meeting of Prosperity shareholders to be held on Friday, March 30, 2012 (the “Prosperity Meeting”) at the time and place and for the purposes set out in the accompanying Prosperity Notice of Special Meeting and any adjournment thereof.

This Circular is also furnished in connection with the solicitation of proxies by and on behalf of the management of Smash Minerals Corp. (“Smash”) for use at the annual and special meeting of Smash shareholders to be held on Friday, March 30, 2012 (the “Smash Meeting”) at the time and place and for the purposes set out in the accompanying Smash Notice of Annual General and Special Meeting and any adjournment thereof.

All information contained in this Circular with respect to each company was supplied solely by that company for inclusion herein, and with respect to such information, the other company and its boards of directors and officers have relied on the company supplying the information.

No person has been authorized to give any information or make any representation in connection with any matters to be considered at the Prosperity Meeting or the Smash Meeting other than as contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

United States shareholders of Prosperity and Smash should read the section entitled “Information for United States Shareholders” contained in this Circular.

These securityholder materials are being sent to both registered and non-registered holders of Prosperity Shares and Smash Shares. If you are a non-registered holder and Prosperity or its agent or Smash or its agent, as applicable, has sent these materials directly to you, your name and address and information about your holdings of shares, options or warrants, as applicable, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding shares on your behalf.

Neither the TSX Venture Exchange Inc. nor any securities regulatory authority has in any way passed upon the merits of the Amalgamation described in this Circular.

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NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS OF PROSPERITY GOLDFIELDS CORP.	i

NOTICE OF ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF SMASH MINERALS CORP	i

INFORMATION FOR UNITED STATES SHAREHOLDERS	1

GLOSSARY OF TERMS	3

SUMMARY OF JOINT MANAGEMENT INFORMATION CIRCULAR	11

THE AMALGAMATION	11
PROSPERITY MEETING AND PROSPERITY SHAREHOLDER APPROVAL OF AMALGAMATION	11
SMASH MEETING AND SMASH SHAREHOLDER APPROVAL OF AMALGAMATION	11
BENEFITS OF THE AMALGAMATION	12
RECOMMENDATION OF THE PROSPERITY BOARD	12
RECOMMENDATION OF THE SMASH BOARD	12
LISTING AND SHARE PRICE ON THE EXCHANGES	12
EFFECTIVE TIME OF THE AMALGAMATION	12
INTERESTS OF INSIDERS	12
AVAILABLE FUNDS	12
BOARD OF DIRECTORS, MANAGEMENT AND INSIDERS	13
CONFLICTS OF INTERESTS	13
CONDITIONAL APPROVAL	13
STOCK EXCHANGE LISTINGS AFTER THE EFFECTIVE DATE	13
DISSENT RIGHT FOR SHAREHOLDERS	13
INFORMATION CONCERNING PROSPERITY	13
INFORMATION CONCERNING SMASH	13
THE COMPANY RESULTING FROM THE AMALGAMATION	13
SELECTED PRO FORMA FINANCIAL INFORMATION	14
NON-ARM’S LENGTH PARTY TRANSACTION	14
RISK FACTORS	14

PROSPERITY GOLDFIELDS CORP. and SMASH MINERALS CORP. JOINT MANAGEMENT INFORMATION CIRCULAR	17

GENERAL PROXY INFORMATION	17
ADVICE TO BENEFICIAL SHAREHOLDERS	18
RECORD DATE, VOTING SHARES AND PRINCIPAL HOLDERS	19

PART I: THE AMALGAMATION	21

GENERAL	21
BACKGROUND TO THE AMALGAMATION	21
RECOMMENDATION OF THE BOARDS	22
THE AMALGAMATION AGREEMENT	22
EFFECT OF THE AMALGAMATION	24
EFFECTIVE DATE OF AMALGAMATION	27
STOCK EXCHANGE LISTING	28
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	28
DISSENTING SHAREHOLDERS’ RIGHTS	28
RISK FACTORS RELATED TO THE AMALGAMATION	30

PART II: INFORMATION CONCERNING PROSPERITY GOLDFIELDS CORP.	34

DOCUMENTS INCORPORATED BY REFERENCE	34
CORPORATE STRUCTURE	34
GENERAL DEVELOPMENT OF THE BUSINESS OF PROSPERITY	35
PROSPERITY’S KIYUK LAKE PROPERTY	35
DESCRIPTION OF SHARE CAPITAL	36
PRIOR SALES	37

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PRICE RANGE AND TRADING VOLUMES		37
DIVIDENDS		38
RISK FACTORS		38
LEGAL PROCEEDINGS		38
AUDITOR, TRANSFER AGENT AND REGISTRAR		38

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE PROSPERITY MEETING		39

A.	PROSPERITY CONTINUANCE RESOLUTION	39
B.	PROSPERITY AMALGAMATION RESOLUTION	45
OTHER MATTERS		45
ADDITIONAL INFORMATION		45

PART III: INFORMATION CONCERNING SMASH MINERALS CORP		47

DOCUMENTS INCORPORATED BY REFERENCE		47
CORPORATE STRUCTURE		47
GENERAL DEVELOPMENT OF THE BUSINESS OF SMASH		48
WHISKEY PROPERTY		48
DESCRIPTION OF SHARE CAPITAL		50
PRIOR SALES		50
PRICE RANGE AND TRADING VOLUME		51
DIVIDENDS		52
RISK FACTORS		52
LEGAL PROCEEDINGS		52
AUDITOR, TRANSFER AGENT AND REGISTRAR		52
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF		52
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON		53
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS		53
STATEMENT OF EXECUTIVE COMPENSATION		54
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS		59
CORPORATE GOVERNANCE DISCLOSURE		59
AUDIT COMMITTEE DISCLOSURE		62

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE SMASH MEETING		66

A.	ELECTION OF DIRECTORS	66
B.	APPOINTMENT OF AUDITOR	69
C.	RATIFICATION OF STOCK OPTION PLAN	69
D.	PRESENTATION OF FINANCIAL STATEMENTS	69
E.	SMASH AMALGAMATION RESOLUTION	69
OTHER MATTERS		70
ADDITIONAL INFORMATION		70

PART IV: INFORMATION CONCERNING THE RESULTING ISSUER (AMALCO)		71

GENERAL		71
CORPORATE STRUCTURE		71
INTERCORPORATE RELATIONSHIPS		71
NARRATIVE DESCRIPTION OF THE BUSINESS OF AMALCO		71
DESCRIPTION OF THE SECURITIES		71
PRO FORMA CONSOLIDATED CAPITALIZATION		72
FULLY DILUTED SHARE CAPITAL		72
AVAILABLE FUNDS AND PRINCIPAL PURPOSES		73
PRINCIPAL SECURITYHOLDERS		74
DIRECTORS AND OFFICERS OF AMALCO		74
MANAGEMENT DESCRIPTION		75
CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES		76
PENALTIES OR SANCTIONS		76
PERSONAL BANKRUPTCIES		77
CONFLICTS OF INTEREST		77

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OTHER REPORTING ISSUER EXPERIENCE	77
INDEBTEDNESS OF DIRECTORS AND OFFICERS	78
INVESTOR RELATIONS AMALGAMATIONS	78
MATERIAL CONTRACTS OF THE RESULTING ISSUER	78
AMALCO STOCK OPTION PLAN AND OPTIONS TO PURCHASE SECURITIES	79
ESCROWED AND POOLED SECURITIES	79
RISK FACTORS RELATING TO AMALCO’S BUSINESS	79
AUDITOR, TRANSFER AGENT AND REGISTRAR	83

PART V: GENERAL	84

RESPONSIBILITY FOR INFORMATION	84
SPONSORSHIP	84
OPINIONS	84
FEES AND EXPENSES	84
INTEREST OF EXPERTS	84
PRO-FORMA FINANCIAL STATEMENTS	84
OTHER MATERIAL FACTS	84
BOARD APPROVAL	85

CONSENTS OF TECHNICAL REPORT WRITERS	86

CONSENT OF AUDITORS – KPMG LLP	87

CONSENT OF AUDITORS – MCGOVERN, HURLEY, CUNNINGHAM, LLP	87

CERTIFICATE OF PROSPERITY GOLDFIELDS CORP.	88

CERTIFICATE OF SMASH MINERALS CORP.	89

APPENDIX "A" PROSPERITY AMALGAMATION RESOLUTION	A-1

APPENDIX "B" SMASH AMALGAMATION RESOLUTION	B-1

APPENDIX "C" AMALGAMATION AGREEMENT	C-1

APPENDIX "D" UNAUDITED AMALCO PRO FORMA FINANCIAL STATEMENTS	D-1

APPENDIX "E" PROSPERITY CONTINUANCE RESOLUTION	E-2

APPENDIX "F" DISSENTING RIGHTS	F-1

APPENDIX "G" DISSENTING RIGHTS	G-1

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PROSPERITY GOLDFIELDS CORP.

NOTICE OF SPECIAL MEETING OF
THE SHAREHOLDERS OF PROSPERITY GOLDFIELDS CORP.

NOTICE IS HEREBY GIVEN THAT a special meeting (the “Prosperity Meeting”) of holders of common shares (“Prosperity Shareholders”) of Prosperity Goldfields Corp. (“Prosperity”) will be held at the offices of Aird & Berlis LLP, Barristers and Solicitors, Suite 1800, 181 Bay Street, Toronto, Ontario, on Friday March 30, 2012 at 10:00 a.m. (Toronto time), for the following purposes:

1.

To consider and, if deemed advisable, pass, with or without variation, a special resolution to continue Prosperity’s incorporating jurisdiction from Ontario to British Columbia (the “Prosperity Continuation Resolution”);

2.

Provided the Prosperity Continuation Resolution is approved, to consider and, if deemed advisable, pass, with or without variation, a special resolution (the “Prosperity Amalgamation Resolution”), the full text of which is set forth in Appendix “A” to the accompanying joint management information circular of Prosperity and Smash Minerals Corp. (“Smash”) dated February 29, 2012 (the “Circular”), approving and adopting the amalgamation agreement dated February 1, 2012 (the “Amalgamation Agreement”) between Prosperity and Smash, pursuant to which Prosperity and Smash would amalgamate (the “Amalgamation”) and continue as a new corporation (“Amalco”) which would carry on business under the name “Prosperity Goldfields Corp.” or such other name as may be approved by the Board of Directors and the regulatory authorities; and

3.	To transact such further and other business as may properly come before the Prosperity Meeting.

The business to be transacted at the Prosperity Meeting and the specific details regarding the Amalgamation are described in further detail in the Circular. The Board of Directors of Prosperity unanimously recommends that Prosperity Shareholders vote in favour of the Prosperity Continuation Resolution and the Prosperity Amalgamation Resolution. It is a condition to the completion of the Amalgamation that the Prosperity Amalgamation Resolution be approved at the Prosperity Meeting.

The record date for the determination of Prosperity Shareholders entitled to receive notice of and to vote at the Prosperity Meeting is February 29, 2012 (the “Record Date”). Prosperity Shareholders whose names have been entered in the register of Prosperity Shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Prosperity Meeting.

A registered Prosperity Shareholder may attend the Prosperity Meeting in person or may be represented by proxy. Prosperity Shareholders who are unable to attend the Prosperity Meeting or any adjournment thereof in person are requested to date, execute and return the accompanying form of proxy for use at the Prosperity Meeting or any adjournment thereof. To be effective, the enclosed proxy must be delivered by mail or fax so as to reach or be deposited with Computershare Investor Services Inc., by fax at 1-866-249-7775, or by mail or by hand to 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Prosperity Meeting or any adjournment thereof.

The persons named in the enclosed form of proxy are directors and/or officers of Prosperity. Each Prosperity Shareholder has the right to appoint a proxyholder other than such persons, who need not be a Prosperity shareholder, to attend and to act for such Prosperity Shareholder and on such Prosperity Shareholder’s behalf at the Prosperity Meeting. To exercise such right, the names of the nominees of management should be struck out and the name of the Prosperity Shareholder’s appointee should be legibly printed in the blank space provided.

The instrument appointing a proxy shall be in writing and shall be executed by the Prosperity Shareholder or his attorney authorized in writing or, if the Prosperity Shareholder is a corporation under its corporate seal by an officer or attorney thereof duly authorized. If you are a beneficial Prosperity Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy in accordance with the instructions provided to you by your broker or other intermediary. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated, such documentation to be acceptable to the Chairman of the Prosperity Meeting.

TAKE NOTICE THAT pursuant to the Canada Business Corporations Act, a Prosperity Shareholder may give Prosperity a notice of dissent by registered mail or delivery addressed to the Chief Executive Officer of Prosperity, c/o Aird & Berlis LLP, Barristers and Solicitors, Suite 1800, 181 Bay Street, Toronto, Ontario, Attention: Tom Fenton, on or before 48 hours prior to the date of the Prosperity Meeting in order to be effective. As a result of giving a notice of dissent, a Prosperity shareholder may require Prosperity to purchase all of his shares in respect of which the notice of dissent was given. In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by Prosperity Shareholders should be delivered by facsimile to Computershare Investor Services Inc. at 1 - 866 - 249-7775.

DATED this 29th day of February, 2012.

BY ORDER OF THE BOARD OF DIRECTORS OF

PROSPERITY GOLDFIELDS CORP.

(signed) “R. Bruce Duncan”

Chief Executive Officer

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SMASH MINERALS CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING
OF THE SHAREHOLDERS OF SMASH MINERALS CORP.

NOTICE IS HEREBY GIVEN THAT an annual and special meeting (the “Smash Meeting”) of holders of common shares (“Smash Shareholders”) of Smash Minerals Corp. (“Smash”) will be held at the offices of Maitland & Company, Barristers and Solicitors, 700 – 625 Howe Street, Vancouver, British Columbia, on Friday, March 30, 2012 at 10:00 a.m. (Vancouver time), for the following purposes:

1.	To receive the audited financial statements of Smash for the year ended October 31, 2011 and the report of the auditors thereon;

2.	To elect the members of the board of directors of Smash (the “Smash Board”) for the ensuing year;

3.	To appoint the auditors of Smash for the ensuing year and to authorize the Smash Board to fix the remuneration to be paid to the auditors;

4.	To consider and, if thought fit, to ratify and approve the existing rolling stock option plan of Smash;

5.

To consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Smash Amalgamation Resolution”), the full text of which is set forth in Appendix “B” to the accompanying joint management information circular of Smash and Prosperity Goldfields Corp. (“Prosperity”) dated February 29, 2012 (the “Circular”) approving and adopting the amalgamation agreement dated February 1, 2012 (the “Amalgamation Agreement”) between Smash and Prosperity, pursuant to which Prosperity and Smash would amalgamate (the “Amalgamation”) and continue as a new corporation (“Amalco”) which would carry on business under the name “Prosperity Goldfields Corp.” or such other name as may be approved by the Board of Directors and the regulatory authorities; and

6.	To transact such further and other business as may properly come before the Smash Meeting.

The business to be transacted at the Smash Meeting and the specific details regarding the Amalgamation are described in further detail in the Circular. The Smash Board unanimously recommends that Smash Shareholders vote in favour of the Smash Amalgamation Resolution. It is a condition to the completion of the Amalgamation that the Smash Amalgamation Resolution be approved at the Smash Meeting.

The record date for the determination of Smash Shareholders entitled to receive notice of and to vote at the Smash Meeting is February 29, 2012 (the “Record Date”). Smash Shareholders whose names have been entered in the register of Smash Shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Smash Meeting.

A registered Smash Shareholder may attend the Smash Meeting in person or may be represented by proxy. Smash Shareholders who are unable to attend the Smash Meeting or any adjournment thereof in person are requested to date, execute and return the accompanying form of proxy for use at the Smash Meeting or any adjournment thereof. To be effective, the enclosed proxy must be delivered by mail or fax so as to reach or be deposited with Equity Financial Trust Company, by fax 1-416-595-9593, or by mail or by hand to 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Smash Meeting or any adjournment thereof.

The persons named in the enclosed form of proxy are directors and/or officers of Smash. Each Smash Shareholder has the right to appoint a proxyholder other than such persons, who need not be a Smash Shareholder, to attend and to act for such Smash Shareholder and on such Smash Shareholder’s behalf at the Smash Meeting. To exercise such right, the names of the nominees of management should be struck out and the name of the Smash Shareholder’s appointee should be legibly printed in the blank space provided. The instrument appointing a proxy shall be in writing and shall be executed by the Smash Shareholder or his attorney authorized in writing or, if the Smash Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized. If you are a beneficial Smash Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy in accordance with the instructions provided to you by your broker or other intermediary. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated, such documentation to be acceptable to the Chairman of the Smash Meeting.

TAKE NOTICE THAT pursuant to the Business Corporations Act (British Columbia), an Smash Shareholder may give Smash a notice of dissent by registered mail or delivery addressed to the Chief Executive Officer of Smash, c/o Maitland & Company, Barristers and Solicitors, 700 – 625 Howe Street, Vancouver, British Columbia, Attention: Jeff Lightfoot on or before 48 hours prior to the date of the Smash Meeting in order to be effective. As a result of giving a notice of dissent, a Smash Shareholder may require Smash to purchase all of his shares in respect of which the notice of dissent was given. In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by Smash Shareholders should be delivered by facsimile to Equity Financial Trust Company at 1-416-595-9593.

DATED this 29th day of February, 2012.

BY ORDER OF THE BOARD OF DIRECTORS OF

SMASH MINERALS CORP.

(signed) “Adrian Fleming”

Chief Executive Officer

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INFORMATION FOR UNITED STATES SHAREHOLDERS

This Information Circular involves the securities of issuers organized outside of the United States and is subject to the disclosure requirements of Canada, which are different from United States disclosure requirements. The Amalco Shares to be issued to holders of Prosperity Shares and Smash Shares in connection with the Amalgamation have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and are being issued to United States shareholders in reliance on the exemption from registration set forth in Rule 802 thereof. This Information Circular is not subject to the requirements of section 14(a) of the United States Securities Exchange Act of 1934, as amended. The Amalco Shares will not be listed for trading on any United States stock exchange. Accordingly, the solicitations and transactions contemplated in this Information Circular are made in the United States in accordance with Canadian corporate and securities laws, and have been prepared solely in accordance with disclosure requirements applicable in Canada. Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act.

The Amalco Shares to be issued to United States holders of Smash Shares and Prosperity Shares pursuant to the Amalgamation will be freely tradeable in the United States under applicable United States securities laws except for (i) any Amalco Shares acquired by affiliates of Smash or Prosperity, and (ii) Amalco Shares that are issued with respect to Smash Shares or Prosperity Shares that are deemed "restricted securities" under Rule 144 of the U.S. Securities Act, which in each case may be resold in the United States only in accordance with Rule 144 under the U.S. Securities Act. Resales may also be made in Canada in accordance with Regulation S under the U.S. Securities Act.

Information concerning the properties and operations of Prosperity and Smash included or incorporated by reference herein has been prepared in accordance with Canadian disclosure standards under applicable Canadian securities laws, which are not comparable in all respects to United States disclosure standards. The terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” used in this Information Circular are Canadian mining terms as defined in accordance with NI 43-101 under guidelines set out in the standards set by the Canadian Institute of Mining, Metallurgy and Petroleum.

While the terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are recognized and required by Canadian regulations, they are not defined terms under the standards of the United States Securities and Exchange Commission (“SEC”). As such, certain information contained or incorporated by reference in this Information Circular concerning descriptions of mineralization and resources under Canadian standards is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC. An “Inferred Mineral Resource” has a great amount of uncertainty as to its existence and as to its economic and legal feasibility. It cannot be assumed that all or any part of an “Inferred Mineral Resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies. Investors are cautioned not to assume that all or any part of Measured, Indicated or Inferred Mineral Resources will ever be converted into Mineral Reserves. Investors are also cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists, or is economically or legally mineable.

All financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards or Canadian generally accounting principals and are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies. As a result, the financial statements included and incorporated by reference herein have not been reconciled to U.S. generally accepted accounting principles as may otherwise be necessary under registration statement requirements of the U.S. Securities Act.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Prosperity and Smash were each created under laws other than the laws of the United States, that some or all of the officers and directors of each are residents of Canada, that some or all of the experts named in this Information Circular, or in the documents incorporated by reference herein, are residents of Canada and that all or a substantial portion of the assets of Prosperity and Smash and of such persons are located outside the United States. You may not be able to sue a Canadian issuer or its officers or directors in a Canadian court for violations of the U.S. securities laws. It may be difficult to compel a Canadian issuer and its affiliates to subject themselves to a U.S. court’s judgment.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document and, if given or made, such information or representation must not be relied upon as having been authorized by Prosperity and Smash.

The exchange of Smash Shares and Prosperity Shares for Amalco Shares in the Amalgamation and the holding and disposition of Amalco Shares may have tax consequences under the laws of the United States and Canada. Such consequences for Smash and Prosperity Shareholders that are residents of, or citizens of, or otherwise subject to the taxation in the United States (“U.S. Shareholders”) are not described in this Information Circular. U.S. Shareholders should consult their own tax advisers regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Amalgamation and the ownership and disposition of Amalco Shares received pursuant to the Amalgamation.

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER SECURITIES REGULATORY AUTHORITY NOR HAS THE SEC OR ANY OTHER SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Circular. Terms and abbreviations used in each of “Part II: Information Concerning Prosperity Goldfields Corp.”; and “Part III: Information Concerning Smash Minerals Corp.” of this Circular and in the financial statements of Prosperity and Smash, and Amalco and in other appendices to this Circular may be defined separately and the terms and abbreviations defined below may not be used therein, except where otherwise indicated.

Unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing any gender include all genders; and words importing persons include firms and corporations and vice versa.

Unless otherwise indicated, the financial statements and summaries of financial information contained in this Circular are reported in Canadian dollars. All such financial statements have been prepared in accordance with IFRS.

Unless otherwise indicated, all other references to monies are in Canadian dollars.

“Affiliate” has the meaning ascribed thereto in the BCBCA.

“Amalco” or “Resulting Issuer” means Prosperity Goldfields Corp., the new corporation to be formed and incorporated under the Amalgamation upon the Effective Date.

“Amalco Articles” means the articles of Amalco, in the form and content attached as Schedule “B” to the Amalgamation Agreement.

“Amalco Convertible Securities” means, collectively, the Amalco Smash Comp Options, the Amalco Prosperity Options, the Amalco Prosperity Warrants, and the Amalco Options.

“Amalco Options” means the stock options to be issued by Amalco in replacement of the cancelled Smash Options.

“Amalco Prosperity Options” means the stock options to be issued by Amalco pursuant to the Amalgamation in exchange for the Prosperity Options outstanding as of the Effective Date, each such option being exercisable on the same terms and conditions as the Prosperity Options, except that each such option shall be exercisable into one Amalco Share pursuant to the terms of the Amalco Stock Option Plan.

“Amalco Prosperity Warrants” means the common share purchase warrants to be issued by Amalco pursuant to the Amalgamation in exchange for the Prosperity Warrants outstanding in the capital of Prosperity as of the Effective Date, each such warrant being exercisable on the same terms and conditions as the Prosperity Warrants, except that each such warrant shall be exercisable into one Amalco Share.

“Amalco Securities” means, collectively, the Amalco Shares and the Amalco Convertible Securities.

“Amalco Shares” means the common shares in the capital of Amalco, having the rights and restrictions set forth in a schedule to the Amalgamation Agreement.

“Amalco Smash Comp Options” means the compensation options to be issued by Amalco pursuant to the Amalgamation in exchange for the Smash Comp Options outstanding in the capital of Smash as of the Effective Date, each such option being exercisable on the same terms and conditions as the Smash Comp Options, except that (i) the number of such compensation options will be adjusted by the Smash Amalgamation Ratio, (ii) the exercise price of such compensation options will be adjusted by the Smash

Amalgamation Ratio, and (iii) each such adjusted compensation option shall be exercisable into one Amalco Share.

“Amalco Stock Option Plan” means an incentive stock option plan to be used by Amalco, to be identical to the Prosperity Stock Option Plan, under which Amalco Options to purchase up to 10% of the issued and outstanding Amalco Shares may be issued in accordance with the policies of the TSXV.

“Amalgamating Companies” means collectively, Prosperity and Smash.

“Amalgamation” means the amalgamation of the Amalgamating Companies pursuant to the BCBCA as provided for in the Amalgamation Agreement.

“Amalgamation Agreement” means the amalgamation agreement between Prosperity and Smash made as of February 1, 2012 relating to the Amalgamation, as set forth in Appendix “C” to this Circular, including the schedules thereto.

“Application for Amalgamation” means the application in respect of the Amalgamation, in the form required by the BCBCA and as attached as a schedule to the Amalgamation Agreement, to be sent to the Registrar, subject to the conditions of the Amalgamation Agreement, following the approval of the Prosperity Amalgamation Resolution by the Prosperity Shareholders and the approval of the Smash Amalgamation Resolution by the Smash Shareholders, as applicable.

“Appropriate Regulatory Approvals” means all of the rulings, consents, orders, exemptions, permits and other approvals of the Registrar and the TSXV required or necessary for the completion of the transactions provided for in the Amalgamation Agreement.

“Arm’s Length Transaction” means a transaction which is not a Related Party Transaction.

“Associate” has the meaning ascribed thereto in the Securities Act.

“BCBCA” means the Business Corporations Act (British Columbia), as amended.

“Business Day” means a day on which commercial banks are generally open for business in Toronto, Ontario and Vancouver, British Columbia other than a Saturday, Sunday or a day observed as a holiday in each of Toronto, Ontario and Vancouver, British Columbia.

“Canadian GAAP” means Canadian generally accepted accounting principles. “CBCA” means the Canada Business Corporations Act, as amended.

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Registrar on the Effective Date pursuant to the BCBCA with respect to the Amalgamation.

“Circular” means this joint management information circular of the Amalgamating Companies prepared in connection with the Meetings, including the appendices attached hereto.

“collateral benefit” means any benefit that a related party to any of the Amalgamating Companies may receive, directly or indirectly, as a consequence of the Amalgamation, that will not be received by shareholders generally.

“company” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

“Continuance” means the proposed continuance of Prosperity to British Columbia under the BCBCA.

“Control Person” means any Person that holds or is one of a combination of Persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer.

“Court” means the Supreme Court of British Columbia.

“Dissent Rights” means the rights exercised by a Dissenting Shareholder.

“Dissenting Shareholder” means (i) a registered Prosperity Shareholder or Smash Shareholder, as the case may be, who validly exercises the right of dissent under the BCBCA with respect to the Prosperity Amalgamation Resolution or the Smash Amalgamation Resolution, as applicable, or (ii) a registered Prosperity Shareholder who exercises the right of dissent under the CBCA with respect to the Prosperity Continuance Resolution, and thereby becomes entitled to receive the fair value of the shares held by such shareholder.

“Effective Date” means the date shown on the Certificate of Amalgamation issued by the Registrar pursuant to the BCBCA giving effect to the Amalgamation.

“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date.

“EVG” means Evolving Gold Corp., a public company listed on the Toronto Stock Exchange, being a significant Prosperity Shareholder.

“Holders” means, when used with reference to the Smash Securities, Prosperity Securities or the Amalco Securities, the holders thereof, as applicable, shown from time to time in the register maintained by or on behalf of Smash, Prosperity or Amalco, as applicable.

“IFRS” means International Financial Reporting Standards. “Insider” if used in relation to an issuer, means:

(i) a director or senior officer of the issuer,

(ii) a director or senior officer of a company that is an Insider or Subsidiary of the issuer,

(iii) a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the issuer, or

(iv) the issuer itself if it holds any of its own securities.

“Lock-Up Agreements” means those agreements signed by certain officers, directors and securityholders of Prosperity and Smash respectively, acknowledging their support for the transactions contemplated by the Amalgamation Agreement.

“Material Adverse Effect”, when used in connection with Prosperity or Smash, means any change, effect, event or occurrence, that is, or would be reasonably expected to be, materially adverse with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, prospects, operations or results of operations, taken as a whole.

“Meetings” means, together, the Prosperity Meeting and the Smash Meeting.

“Non-Arm’s Length Party” means in relation to a company, a promoter, officer, director, other Insider or Control Person of that company (including an issuer) and any Associates or Affiliates of any of such Persons. In relation to an individual, means any Associate of the individual or any company of which the individual is a promoter, officer, director, Insider or Control Person.

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“Non-Arm’s Length Party Transaction” means a transaction between Non-Arm’s Length Parties.

“Notice of Prosperity Meeting” means the notice of the Prosperity Meeting which accompanies this Circular.

“Notice of Smash Meeting” means the notice of the Smash Meeting which accompanies this Circular.

“Notices of Meetings” means, collectively, the Notice of Prosperity Meeting and the Notice of Smash Meeting.

“Person” means a company or individual.

“Prosperity” means Prosperity Goldfields Corp., a corporation existing pursuant to the provisions of the CBCA, and to be continued under the BCBCA immediately prior to the Amalgamation.

“Prosperity Amalgamation Resolution” means the special resolution of the Prosperity Shareholders approving the Amalgamation in substantially the form attached as Appendix “A” to this Circular, to be voted upon by the Prosperity Shareholders at the Prosperity Meeting.

“Prosperity Board” means the board of directors of Prosperity.

“Prosperity Continuance Resolution” means the special resolution of the Prosperity Shareholders approving the Continuance in substantially the form attached as Appendix “E” to this Circular, to be voted on by the Prosperity Shareholders at the Prosperity Meeting.

“Prosperity Convertible Securities” means, collectively, the Prosperity Options and Prosperity Warrants.

“Prosperity Convertible Securityholders” means all the Holders of Prosperity Convertible Securities.

“Prosperity Incorporated Documents” means those Prosperity documents filed on SEDAR and which are specifically incorporated by reference in this Circular.

“Prosperity Meeting” means the annual general and special meeting of the Prosperity Shareholders (including any adjournment(s) or postponement(s) thereof) to be held on March 30, 2012 for the purpose of, among other things, considering and, if deemed advisable, approving the Amalgamation and the Prosperity Amalgamation Resolution.

“Prosperity Options” means the options to acquire Prosperity Shares pursuant to the Prosperity Stock Option Plan, which will be outstanding immediately prior to the Effective Date.

“Prosperity Securities” means, collectively, the Prosperity Shares, Prosperity Warrants and the Prosperity Options.

“Prosperity Securityholders” means all of the Holders of Prosperity Securities.

“Prosperity Shareholders” means all of the Holders of the Prosperity Shares.

“Prosperity Shares” means the outstanding common shares in the capital of Prosperity.

“Prosperity Stock Option Plan” means the stock option plan of Prosperity, under which options to purchase up to 10% of the issued and outstanding Prosperity Shares may be issued in accordance with the policies of the TSXV, which will be cancelled and replaced with the Amalco Stock Option Plan upon closing of the Amalgamation.

“Prosperity Warrants” mean the warrants in the capital of Prosperity entitling the holders thereof to acquire Prosperity Shares, as outstanding as of the Effective Date.

“Registrar” means the Registrar of Companies for the Province of British Columbia duly appointed under the BCBCA.

“Related Party Transaction” has the meaning ascribed to that term under Multilateral Instrument 61-101, and includes a related party transaction that is determined by the TSXV to be a Related Party Transaction. The TSXV may deem a transaction to be a Related Party Transaction where the transaction involves Non Arm’s Length Parties, or other circumstances exist which may compromise the independence of the issuer with respect to the transaction.

“Securities Act” means the Securities Act (British Columbia), as amended.

“SEDAR” means the System for Electronic Document Access and Retrieval, the electronic on-line system available at www.sedar.com.

“Smash” means Smash Minerals Corp., a corporation incorporated under the BCBCA.

“Smash Amalgamation Ratio” means one (1) Amalco Share for each one decimal six (1.6) of a Smash Share.

“Smash Amalgamation Resolution” means the special resolution of the Smash Shareholders approving the Amalgamation in substantially the form attached as Appendix “B” to this Circular to be voted upon by the Smash Shareholders at the Smash Meeting.

“Smash Board” means the board of directors of Smash.

“Smash Convertible Securities” means, collectively, the Smash Comp Options and Smash Options.

“Smash Convertible Securityholders” means all of the Holders of Smash Convertible Securities.

“Smash Incorporated Documents” means those Smash documents filed on SEDAR and which are specifically incorporated by reference in this Circular.

“Smash Letter of Transmittal” means the letter of transmittal to be used by Smash Shareholders for the purpose of surrendering certificates representing Smash Shares and exchanging them for certificates representing Amalco Shares.

“Smash Meeting” means the annual and general special meeting of the Smash Shareholders (including any adjournment(s) or postponement(s) thereof) to be held on March 30, 2012 for the purpose of, among other things, considering and, if deemed advisable, approving the Amalgamation and the Smash Amalgamation Resolution.

“Smash Options” means stock options to acquire Smash Shares, as outstanding immediately prior to the Effective Date, as issued pursuant to the Smash Stock Option Plan, which will be cancelled upon the Effective Date.

“Smash Securities” means, collectively, the Smash Shares and the Smash Convertible Securities.

“Smash Securityholders” means all of the Holders of Smash Securities.

“Smash Shareholders” means all of the Holders of the Smash Shares.

“Smash Shares” means the outstanding common shares in the capital of Smash.

“Smash Stock Option Plan” means the existing stock option plan of Smash, which will be cancelled upon the Effective Date.

“Smash Comp Options” means compensation options in the capital of Smash entitling the holders thereof to acquire Smash Shares, as outstanding as of the Effective Date.

“Subsidiary” means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a subsidiary.

“Tax” and “Taxes” means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes (including source withholdings in respect of income taxes, Canada Pension Plan and employment insurance premiums), payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

“Tax Act” means the Income Tax Act (Canada), as amended.

“Tax Returns” means all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes.

“Termination Payment” means a payment by either Smash or Prosperity, to the other, of $500,000, pursuant to the Amalgamation Agreement, in the event the paying party accepts a superior proposal prior to closing the Amalgamation.

“TSXV” means the TSX Venture Exchange.

“U.S.” or “United States” means the United States of America.

Cautionary Notice Regarding Forward-Looking Statements and Information

This Information Circular, including the documents incorporated by reference herein, contains forward-looking statements and information. The use of any of the words ‘‘expect’’, ‘‘anticipate’’, ‘‘continue’’, ‘‘estimate’’, ‘‘objective’’, ‘‘ongoing’’, ‘‘may’’, ‘‘will’’, ‘‘project’’, ‘‘should’’, ‘‘believe’’, ‘‘plans’’, ‘‘intends’’, ‘‘potential’’ and similar expressions are intended to identify forward-looking statements or information. More particularly and without limitation, this Information Circular contains forward-looking statements and information concerning: the assets, cost structure, financial position, cash flow and growth prospects; estimates of future project development of Prosperity, Smash and Amalco; the anticipated benefits from the Amalgamation, including greater scale, greater management depth, more diversified asset base and enhanced capital markets profile; the board of directors and executive leadership team of Amalco; the expected completion date of the Amalgamation; the anticipated tax treatment of the Amalgamation on securityholders; the stock exchange listing of the Amalco Shares to be issued pursuant to the Amalgamation; and certain combined operational and financial information. Furthermore, the combined information set forth in the Information Circular should not be interpreted as indicative of the actual financial position or other results of operations had Prosperity and Smash operated as Amalco as at or for the periods presented.

The forward-looking statements and information in this Information Circular are based on certain key expectations and assumptions made by Prosperity and Smash, including expectations and assumptions concerning: the nature of their mineral properties; commodity prices and interest and foreign exchange rates; planned synergies, capital efficiencies and cost-savings; applicable royalty rates and tax laws; growth projects and future production rates; the sufficiency of budgeted capital expenditures in carrying out planned activities; the availability and cost of labour and services; and the receipt, in a timely manner, of regulatory, securityholders and third party approvals in respect of the Amalgamation. Although Prosperity and Smash believe that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because Prosperity and Smash can give no assurance that they will prove to be correct.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Prosperity or Smash, as applicable, as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Prosperity and Smash, as applicable, contained or incorporated by reference herein, which may prove to be incorrect, include, but are not limited to, the various assumptions set forth herein and in each company’s most recently filed management’s discussion and analysis, or as otherwise expressly incorporated herein by reference as well as: (1) there being no significant disruptions affecting operations, whether due to labour disruptions, damage to equipment or otherwise; (2) permitting, development, operations, expansion at each company’s mineral projects being consistent with each company’s current expectations; (3) political stability in each jurisdiction in which the companies operate; (4) the viability, permitting and development of each company’s mineral projects, being consistent with each Party’s current expectations; and (5) certain price assumptions for gold.

Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, the risks associated with the mining industry in general, such as: changes in market conditions, variations in ore grade or recovery rates, risks relating to international operations, fluctuating metal prices and currency exchange rates, changes in project parameters, the possibility of project cost overruns or unanticipated costs and expenses, labour disputes and other risks of the mining industry, failure of plan, equipment or processes to operate as anticipated; environmental risks, including the cost of compliance with existing and future environmental laws; competitive actions of other companies, including increased competition from other mineral projects; labour and material shortages; and the maintenance of satisfactory relationships with unions, employee associations and joint venture partners. There are also risks inherent in the nature of the

Amalgamation, including: failure to realize the anticipated benefits of the Amalgamation and to successfully integrate Prosperity and Smash; the ability of Amalco to access sufficient capital from internal and external sources on favourable terms, or at all; failure to satisfy all regulatory conditions or obtain required regulatory, securityholders and other third party approvals in respect of the Amalgamation in a timely manner and on favourable terms or at all; changes in legislation, including but not limited to tax laws, royalty rates and environmental regulations; decline in the prices of the common shares of Prosperity and of Smash; failure to realize anticipated synergies or cost savings; and incorrect assessments by one company of the value of the other.

This Information Circular also contains forward-looking statements and information concerning the anticipated timing for and completion of the Amalgamation. Prosperity and Smash have provided these anticipated times in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the timing of receipt of the necessary regulatory and other third party approvals, and the time necessary to satisfy the conditions to the closing of the Amalgamation. These dates may change for a number of reasons, including the inability to secure necessary regulatory or other third party approvals in the time assumed or the need for additional time to satisfy the conditions to the completion of the Amalgamation. None of the foregoing lists of important factors are exhaustive. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements and information contained in this Information Circular.

The information contained in this Information Circular, including the documents incorporated by reference herein, identifies additional factors that could affect the operating results and performance of Prosperity, Smash and Amalco. Readers are urged to carefully consider those factors. Readers are cautioned that the foregoing lists are not exhaustive. Readers should carefully review and consider the risk factors described under ‘‘Part I — The Amalgamation — Risk Factors Related to the Amalgamation’’, ‘‘Part IV —Information Concerning the Resulting Issuer (Amalco) — Risk Factors’’ and other risks described elsewhere in this Information Circular. Additional information on these and other factors that could affect the operations or financial results of Prosperity, Smash or Amalco are included in reports on file with applicable securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com).

SUMMARY OF JOINT MANAGEMENT INFORMATION CIRCULAR

The following is a summary of information contained in this Circular relating to Prosperity Goldfields Corp., Smash Minerals Corp., and the Resulting Issuer (assuming completion of the Amalgamation) and is qualified in its entirety by and should be read in conjunction with the more detailed information and financial data and statements appearing elsewhere in this Circular. All financial information relating to Amalco is pro forma information based on the pro forma financial statements of Amalco contained herein. Certain capitalized terms used in this Circular without definition are defined in the “Glossary of Terms”, which is located immediately preceding this summary.

The Amalgamation

Prosperity and Smash have agreed, subject to the satisfaction of certain conditions precedent, to amalgamate under the BCBCA whereby Prosperity will be the continuing or surviving entity, continuing under the name “Prosperity Goldfields Corp.” or such other name as may be approved by the Board of Directors and the regulatory authorities. Pursuant to the Amalgamation:

1.

all Prosperity Shares, Prosperity Options and Prosperity Warrants will be exchanged on a one-for- one basis with Amalco Shares, Amalco Prosperity Options and Amalco Prosperity Warrants, respectively, with no effective changes to the terms thereof;

2.	each one (1) Smash Share issued and outstanding on the Effective Date (other than Smash Shares held by Dissenting Shareholders) shall be converted into 0.625 of an Amalco Share;

3.	each one (1) Smash Comp Option issued and outstanding on the Effective Date shall be converted into 0.625 of an Amalco Smash Comp Option, and the exercise price will be adjusted accordingly; and

4.

all Smash Options will be terminated, and new Amalco Options will be granted to those officers, directors, employees and consultants of Smash who will continue to be officers, directors, employees or consultants of Amalco, exercisable at $0.50 per Amalco Share for five years.

Prosperity Meeting and Prosperity Shareholder Approval of Amalgamation

Prosperity has called the Prosperity Meeting to be held at 10:00 a.m. (Toronto time) on Friday, March 30, 2012 at the offices of Aird & Berlis, LLP, Barristers and Solicitors, Suite 1800, 181 Bay Street, Toronto, Ontario. At the Prosperity Meeting, Prosperity Shareholders will be asked to approve, among other things, the Prosperity Amalgamation Resolution. The Prosperity Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the Prosperity Amalgamation Resolution by Prosperity Shareholders present in person or by proxy at the Prosperity Meeting. A total of 826,000 Prosperity Shares will to be excluded from voting on the approval of the Amalgamation, as such shares are held by Persons who may receive a collateral benefit as a result of the Amalgamation.

Smash Meeting and Smash Shareholder Approval of Amalgamation

Smash has called the Smash Meeting to be held at 10:00 a.m. (Vancouver time) on Friday, March 30, 2012 at the offices of Maitland & Company, Barristers and Solicitors, 700 – 625 Howe Street, Vancouver, British Columbia. At the Smash Meeting, Smash Shareholders will be asked to approve the Smash Amalgamation Resolution. The Smash Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the Smash Amalgamation Resolution by Smash Shareholders present in person or by proxy at the Smash

Meeting. No Smash Shares will be excluded from voting on the approval of the Amalgamation, as no Smash Shareholder will receive a collateral benefit as a result of the Amalgamation.

Benefits of the Amalgamation

The Amalgamation is expected to yield benefits to the shareholders of Amalco by providing a greater and a more diverse asset base, greater capitalization, better access to capital markets, reduced overhead, an experienced and focused geological team, and increased liquidity for shareholders of Amalco.

Recommendation of the Prosperity Board

The Prosperity Board unanimously recommends that Prosperity Shareholders vote in favour of the Prosperity Amalgamation Resolution. In reaching the foregoing conclusions, the Prosperity Board obtained and considered financial and legal advice and considered a number of other factors which it believed to be relevant. See “Part I: The Amalgamation - Recommendation of the Boards”.

Recommendation of the Smash Board

The Smash Board unanimously recommends that Smash Shareholders vote in favour of the Smash Amalgamation Resolution. In reaching the foregoing conclusions, the Smash Board obtained and considered financial and legal advice and considered a number of other factors which it believed to be relevant. See “Part I: The Amalgamation - Recommendation of the Boards”.

Listing and Share Price on the Exchanges

The Prosperity Shares and Smash Shares are each listed on the TSXV under the trading symbols “PPG” and “SSH”, respectively. The closing prices of the Prosperity Shares and Smash Shares on the TSXV, as at January 5, 2012, being the date the joint press release was issued by each of Prosperity and Smash announcing the proposed Amalgamation, were $0.52 per Prosperity Share and $0.35 per Smash Share. See “Part II: Information Concerning Prosperity Goldfields Corp. – Price Range and Trading Volumes and “Part III: Information Concerning Smash Minerals Corp. – Price Range and Trading Volumes”.

Effective Time of the Amalgamation

Subject to the terms of the requisite Prosperity Shareholder, Smash Shareholder, and regulatory approvals having been obtained and all other conditions to the Amalgamation having been satisfied or waived, it is presently anticipated that the Amalgamation will become effective on or about April 12, 2012.

Interests of Insiders

Except as disclosed herein, no Insider, promoter or Control Person of Prosperity or Smash and no Affiliate or Associate of the same, has any interest in the proposed Amalgamation, other than that which arises from the holding of securities or being Insiders of Prosperity or Smash.

Available Funds

Management of Prosperity and Smash expect that the Resulting Issuer will have a positive working capital of approximately $7,550,000 as at the Effective Date. It is anticipated that funds from future equity issuances will be used to allow the Resulting Issuer to maintain its mineral properties in good standing and to explore and develop the same per the recommended work programs. See “Part IV: Information Concerning the Resulting Issuer (Amalco) - Available Funds and Principal Purposes”.

Upon completion of the Amalgamation, the total issued and outstanding common shares of the Resulting Issuer will be approximately 58,757,446 Amalco Shares. Additionally, the Resulting Issuer will have outstanding 3,400,000 Amalco Prosperity Options, 14,901,802 Amalco Prosperity Warrants, 696,611 Amalco Smash Comp Options, and 1,190,625 Amalco Options.

Board of Directors, Management and Insiders

Prosperity and Smash intend that the board of directors of the Resulting Issuer will consist of Adrian Fleming, Darryl Cardey, R. Bruce Duncan, Steve Swaffield and Dr. Quinton Hennigh. It is intended that the management team of the Resulting Issuer will be led by Adrian Fleming as Chief Executive Officer; Darryl Cardey as Chairman of the Board; and Adam Kniec as Chief Financial Officer. See “Part IV: Information Concerning the Resulting Issuer (Amalco) - Directors and Officers of Amalco”.

Conflicts of Interests

The directors and officers of Prosperity and Smash are involved in other projects and businesses in the resource industry and may have conflicts of interests with other businesses and projects in which they are or become involved.

Conditional Approval

The TSXV has conditionally approved the Amalgamation and the listing of the Amalco Shares. There is no assurance that all conditions to such approval will be satisfied or that final approval will be granted.

Stock Exchange Listings After the Effective Date

An application has been made to the TSXV by Prosperity and Smash to have the Amalco Shares to be issued pursuant to the Amalgamation listed on the TSXV. See “Part I: The Amalgamation - Stock Exchange Listing”.

Dissent Right for Shareholders

All Prosperity Shareholders and Smash Shareholders have the right to dissent in respect of the Amalgamation and to be paid the fair value for their shares. However the Amalgamation Agreement states as a condition precedent that not more than 2% of all the shareholders of the Amalgamating Companies can exercise the dissenting rights. This condition may be waived at the discretion of Smash and Prosperity. See “Part I: The Amalgamation - Dissenting Shareholders’ Rights”.

Information Concerning Prosperity

A description of the assets, business and operations of Prosperity prior to the Amalgamation is presented in this Circular under “Part II: Information Concerning Prosperity Goldfields Corp.” attached to this Circular.

Information Concerning Smash

A description of the assets, business and operations of Smash is presented in this Circular under “Part III: Information Concerning Smash Minerals Corp.” attached to this Circular.

The Company Resulting from the Amalgamation

A description of the material aspects of Amalco, including its business, share capital and first board of directors is presented in this Circular under “Part IV: Information Concerning the Resulting Issuer (Amalco)”.

Selected Pro Forma Financial Information

The following selected pro forma financial information is based on the assumptions described in the notes to the pro forma financial statements attached hereto as Appendix “D”. The pro forma financial statements are not necessarily indicative of what Amalco’s financial position or results of operations would have been if the events reflected therein had been in effect on the dates indicated, nor do they purport to project Amalco’s financial position or results of operation for any future periods.

Pro Forma Statement of Operations	9 Months Ended December 31, 2011
Revenues	$nil
Expenses	$3,022,515
Other Income	$356,923
Net Loss	($2,665,592)
Net Loss Per Share, basic and diluted	($0.05)
Shares Outstanding	58,757,446

Pro Forma Balance Sheet	As at December 31, 2011
Current Assets	$9,294,245
Other Assets	$11,171,659
Total Assets	$20,465,904
Current Liabilities	$1,509,551
Total Liabilities	$1,663,158
Shareholders’ Equity	$18,802,746

Non-Arm’s Length Party Transaction

The proposed Amalgamation is not a Non-Arm’s Length Party Transaction. It is an arm’s length transaction because each of the Amalgamating Companies has no common directors, officers, or significant shareholders.

Risk Factors

The proposed business of the Resulting Issuer should be considered highly speculative as the Resulting Issuer proposes to engage in mineral resource exploration and development. This industry is characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The mineral properties of Prosperity and Smash are in the exploration planning stage only and without a known body of commercial ore. Development of the subject mineral properties would follow only if during the exploration program being conducted, sufficient favourable results are obtained.

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that any of the planned mineral exploration and development activities will result in any discoveries of commercial bodies of ore.

The long-term profitability of the Resulting Issuer’s operations will in part be directly related to the costs and success of its exploration programs, which may be affected by a number of factors.

In the absence of cash flow from operations, the Resulting Issuer will need to rely on either joint venture partners or on capital markets to fund its exploration in order to achieve its exploration targets. Further dilution may be suffered by its shareholders. In light of the continually changing financial markets, there is no assurance of being able to adequately fund any recommended work programs. The mining industry is intensely competitive and the Resulting Issuer must compete in all aspects of its operations with a number of other entities that may have greater technical ability and/or financial resources. It may not be able to raise the financing and negotiate agreements necessary to sustain its operations.

An investment in Amalco Shares as a result of the combination of Prosperity and Smash is subject to certain risks. In addition to the risk factors described under the heading ‘‘Risk Factors’’ in each of the Prosperity Prospectus and the Smash Prospectus, which are specifically incorporated by reference into this Information Circular, the following are additional and supplemental risk factors which Prosperity Shareholders should carefully consider before making a decision regarding approving the Prosperity Amalgamation Resolution and which Smash Shareholders should carefully consider before making a decision regarding approving the Smash Amalgamation Resolution:

(a)	the Parties may not realize the anticipated benefits of the Amalgamation;

(b)	there are risks related to the integration of Prosperity’s and Smash’s existing businesses;

(c)	the Parties may not satisfy all regulatory requirements, or obtain the necessary approvals for completion of the Amalgamation on satisfactory terms, or at all;

(d)	the Amalgamation Agreement may be terminated in certain circumstances;

(e)

a Party may become liable to pay a Termination Payment and if either Smash or Prosperity is required to pay the Termination Payment and an alternative transaction is not completed, the financial condition of the Party that pays the Termination Payment could be materially adversely affected;

(f)	the Termination Payments provided for under the Amalgamation Agreement may discourage other parties from proposing a significant business transaction with Smash or Prosperity;

(g)	the market price for the Smash Shares and the Prosperity Shares may decline in advance of the Amalgamation;

(h)	the market price of Amalco Shares may decline following the Amalgamation;

(i)	Amalco will need additional financing to operate;

(j)	Amalco Securities received by Smash Securityholders and Prosperity Securityholders under the Amalgamation may have a lower market price or value than expected;

(k)	potential payments to Smash Shareholders and Prosperity Shareholders who exercise Dissent Rights could have an adverse effect on Amalco’s financial condition;

(l)	the exercise of Amalco Convertible Securities and the subsequent resale of Amalco Shares may cause the market price of Amalco Shares to decline;

(m)	following completion of the Amalgamation, the trading price of the Amalco Shares may be volatile; and

(n)	following completion of the Amalgamation, Amalco may issue additional equity securities.

For a more detailed description of these risks, and others, see “Part IV: Information Concerning the Resulting Issuer (Amalco) - Risk Factors Relating to Amalco’s Business”.

PROSPERITY GOLDFIELDS CORP.
and
SMASH MINERALS CORP.

JOINT MANAGEMENT INFORMATION CIRCULAR

This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of Prosperity and Smash for use at the Prosperity Shareholders’ Meeting and the Smash Shareholders’ Meeting, respectively, and any adjournment(s) thereof. No person has been authorized to give any information or make any representation in connection with the Amalgamation or any other matters to be considered at the Prosperity Shareholders’ Meeting or the Smash Shareholders’ Meeting other than those contained in this Information Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

The information concerning Smash contained in this Information Circular has been provided by Smash. Although Prosperity has no knowledge that would indicate that any of such information is untrue or incomplete, Prosperity does not assume any responsibility for the accuracy or completeness of such information or the failure by Smash to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to Prosperity.

The information concerning Prosperity contained in this Information Circular has been provided by Prosperity. Although Smash has no knowledge that would indicate that any of such information is untrue or incomplete, Smash does not assume any responsibility for the accuracy or completeness of such information or the failure by Prosperity to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to Smash.

All summaries of, and references to, the Amalgamation in this Information Circular are qualified in their entirety by reference to the complete text of the Amalgamation Agreement, which is attached as Appendix D to this Information Circular. You are urged to carefully read the full text of the Amalgamation Agreement.

Unless otherwise stated, the information contained in this Circular is given as at February 29, 2012.

General Proxy Information

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by the management of each of PROSPERITY GOLDFIELDS CORP. and SMASH MINERALS CORP. for use at the Prosperity Meeting to be held at 10:00 a.m. (Toronto time) on March 30, 2012, and the Smash Meeting to be held at 10:00 a.m. (Vancouver time) on March 30, 2012, at the places and for the purposes set forth in the Notices of Meetings. The cost of the solicitation of proxies by each of Prosperity and Smash in connection with the Prosperity Meeting and Smash Meeting has been and will be borne by Prosperity and Smash, respectively. Either Prosperity or Smash may retain other persons, entities or companies to solicit proxies on its behalf. Solicitation may be by mail, telephone, email or facsimile.

Voting of Proxies and Appointment of Proxyholder

The forms of proxy accompanying this Circular confer discretionary authority upon the proxy nominees with respect to any amendments or variations to matters identified in the Notices of Meetings or any other matters which may properly come before the Prosperity Meeting or Smash Meeting, as the case may be. On any ballot or poll, the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder as specified in the proxy with respect to any matter to be voted on. If a choice is not so specified, or if both choices are specified, with respect to any such matter, the shares represented by a proxy given to management will be voted in favour of the resolutions referred to therein, for approval and adoption of each of the resolutions to be considered at the Prosperity Meeting and Smash Meeting. A shareholder has the right to appoint a person (who need not be a shareholder) to attend and act for the shareholder and on the shareholder’s behalf at the relevant meeting other than the persons designated in the form of proxy and may exercise such right by inserting the name in full of the desired person in the blank space provided in the form of proxy and striking out the names now designated.

The form of proxy for Prosperity must be delivered to Computershare Investor Services Inc. by fax at 1-866-249-7775, or by mail or by hand to the 11th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) before the Prosperity Meeting or any adjournment thereof. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

The form of proxy for Smash must be delivered to Equity Financial Trust Company by fax at 1-416-595-9593, or by mail or by hand to 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the Smash Meeting or any adjournment thereof. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

If any amendments or variations are proposed at the Meetings or any adjournment thereof to matters set forth in the proxy and described in the accompanying Notices of Meetings and this Circular, or if any other matters properly come before the Meetings or any adjournment thereof, the proxy confers upon the shareholder’s nominee discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meetings or any adjournment thereof. At the date of this Circular, management of Prosperity and Smash know of no such amendments or variations or other matters to come before the Meetings.

Revocation of Proxies

A shareholder has the right to revoke a proxy at any time before it is exercised. A proxy may be revoked by a written revocation signed by the shareholder or the shareholder’s authorized attorney or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation. This revocation must be delivered, in the case of Prosperity, to Computershare Investor Services Inc. by fax at 1-866-249-7775, or by mail or by hand to the 11th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 at any time up to and including the time of the Prosperity Meeting, or to the Chairman at the Prosperity Meeting or any adjournment of any such meeting. A proxy may also be revoked in any other manner provided by law. The revocation must be delivered, in the case of Smash, to Equity Financial Trust Company by fax 1-416-595-9593, or by mail or by hand to 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 at any time up to and including the time of the Smash Meeting, or to the Chairman at the Smash Meeting or any adjournment of any such meeting.

Advice to Beneficial Shareholders

Only registered shareholders or duly appointed proxyholders are permitted to vote at either the Prosperity Meeting or Smash Meeting. Shareholders who do not hold their shares in their own name (referred to herein as “Beneficial Shareholders”) are advised that only proxies from shareholders of record can be recognized and voted at either the Prosperity Meeting or Smash Meeting. Beneficial Shareholders who complete and return an instrument of proxy must indicate thereon the person (usually a brokerage house) who holds their shares as a registered shareholder. Every intermediary (broker) has its own mailing procedure, and provides its own return instructions, which should be carefully followed. The instrument of proxy supplied to Beneficial Shareholders is identical to that provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in such shareholder’s name on the records of the company in question. Such shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which company acts as nominee for many Canadian brokerage firms). Common shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting shares for their clients. The directors and officers of the Amalgamating Companies do not know for whose benefit the common shares registered in the name of CDS & Co. are held.

In accordance with National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, each of Prosperity and Smash has distributed copies of their respective Notice of Meetings, this Circular and the proxies to the clearing agencies and intermediaries for onward distribution to non-registered shareholders. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings unless the Beneficial Shareholders have waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are validly voted at the Prosperity Meeting or Smash Meeting, as the case may be. Often the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided by a company to its registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. Should a non-registered shareholder receiving such a form wish to vote at the Prosperity Meeting or Smash Meeting, as the case may be, the non-registered shareholder should strike out the names of the management proxyholders named in the applicable form of proxy and insert the non-registered shareholder’s name in the blank space provided. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Solutions (“Broadridge”). Broadridge typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares to be represented at the meeting.

A Beneficial Shareholder receiving a proxy with a Broadridge sticker on it cannot use that proxy to vote common shares directly at the Prosperity Meeting or Smash Meeting, as the case may be. The proxy must be returned to Broadridge well in advance of such meeting in order to have the common shares voted. All references to shareholders in this Circular and the accompanying forms of proxy and Notices of Meetings are to shareholders of record unless specifically stated otherwise.

Record Date, Voting Shares and Principal Holders

Prosperity

The record date for determining the Prosperity Shareholders entitled to receive notice of, attend and vote at the Prosperity Meeting was fixed by the Prosperity Board as February 29, 2012. As at the record date, there are 43,384,703 Prosperity Shares outstanding and entitled to be voted at the Prosperity Meeting and each Prosperity Share is entitled to one vote.

To the knowledge of the directors and senior officers of Prosperity, as at the date hereof, no Person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the voting rights attached to all of the issued and outstanding Prosperity Shares save and except:

Name of Prosperity Shareholder	No. of Prosperity Shares Held	Percentage

Richmond Capital LLP	6,876,804[1]	15.85%

Sheldon Inwentash	6,720,760[2,3]	15.49%

Notes:

1

excludes 3,975,053 Prosperity Shares and 1,666,667 Prosperity Warrants that Richmond Capital LLP has agreed to acquire from EVG, by agreement dated February 15, 2012, which transaction is scheduled to close on or around March 7, 2012.

2	includes 2,000,000 shares in the name of Pinetree Resource Partnership.
3

excludes 496,882 Prosperity Shares and 208,333 Prosperity Warrants and 496,882 Prosperity Shares and 208,333 Prosperity Warrants, respectively that Sheldon Inwentash and Pinetree Resource Partnership have agreed to acquire from EVG, pursuant to share purchase agreements dated February 15, 2012, which transactions are scheduled to close on or around March 7, 2012.

Smash

The record date for determining the Smash Shareholders entitled to receive notice of, attend and vote at the Smash Meeting was fixed by the Smash Board as February 29, 2012. As at the record date, there are 24,276,390 Smash Shares outstanding and entitled to be voted at the Smash Meeting and each Smash Share is entitled to one vote.

To the knowledge of the directors and senior officers of Smash, as at the date hereof, no Person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the voting rights attached to all of the issued and outstanding Smash Shares.

PART I: THE AMALGAMATION

General

Pursuant to the terms of the Amalgamation Agreement, Prosperity and Smash have agreed to amalgamate pursuant to section 269(a) of the BCBCA by which:

1.

all Prosperity Shares, Prosperity Options and Prosperity Warrants will be exchanged on a one-for- one basis with Amalco Shares, Amalco Prosperity Options and Amalco Prosperity Warrants, respectively, with no effective changes to the terms thereof;

2.	each one (1) Smash Share issued and outstanding on the Effective Date (other than Smash Shares held by Dissenting Shareholders) shall be exchanged for 0.625 of an Amalco Share;

3.	each one (1) Smash Comp Option issued and outstanding on the Effective Date shall be exchanged for 0.625 of an Amalco Smash Comp Option; and

4.

all Smash Options will be terminated, and new Amalco Options will be granted on the Effective Date to those officers, directors, employees and consultants of Smash who will continue to be officers, directors, employees or consultants of Amalco, exercisable at $0.50 per Amalco Share for five years from the date of grant.

Amalco will issue 200,000 Amalco Shares to Eric Coffin and David Coffin, and pay USD$50,000 to Quinton Hennigh, as finders’ fees in connection with their respective assistance in connection with the Amalgamation.

Following the Amalgamation, Prosperity Shareholders and Smash Shareholders will hold approximately 73.84% and 26.16% of the outstanding Amalco Shares, respectively.

Background to the Amalgamation

The provisions of the Amalgamation Agreement are the result of arm’s length negotiations conducted between representatives of Prosperity and Smash and their respective advisors. The following is a summary of the principal meetings, negotiations, discussions and actions among the parties that preceded the execution of and public announcement of the Amalgamation Agreement.

Management of Prosperity and Smash began informal discussions with respect to a possible business combination of the two companies in September 2011. Both companies have similar businesses being the exploration of mineral properties in Northern Canada. The discussions with respect to a possible plan of arrangement by way of amalgamation or some other form of business combination were considered primarily so as to synergize personnel skills, working capital and business opportunities.

On January 3, 2012, the Board of Directors of both companies each held a meeting to discuss and agree upon a framework to determining the exchange ratio and other key business terms of the Amalgamation.

Upon reaching a consensus, each of the Prosperity Board and Smash Board unanimously resolved to approve the Amalgamation, subject to shareholder and regulatory approval, and authorized entering into the Amalgamation Agreement.

On January 5, 2012, Prosperity and Smash issued a joint press release announcing the proposed merger of the two companies. On February 2, 2012, Prosperity and Smash issued a subsequent press release announcing that the parties had signed the Amalgamation Agreement and that approximately 60.8% of

Prosperity’s Shares were the subject of Lock-Up Agreements and that approximately 30.9% of Smash’s Shares were the subject of Lock-Up Agreements.

Recommendation of the Boards

Each of the Prosperity Board and the Smash Board has determined based on, among other things, the considerations noted below, that the terms of the Amalgamation are in the best interests of Prosperity and Smash respectively, and that such terms are fair to the Prosperity Shareholders and Smash Shareholders respectively; and the Prosperity Board unanimously recommends that Prosperity Shareholders vote in favour of the Prosperity Amalgamation Resolution, and the Smash Board unanimously recommends that Smash Shareholders vote in favour of the Smash Amalgamation Resolution:

1.	management’s review of the results of operations and prospects of each of Prosperity and Smash;

2.	Prosperity Shareholders and Smash Shareholders will continue to participate in their current asset bases as well as the growth opportunities associated with a combined entity;

3.	the financial resources of Amalco; and the expected cost savings of having only one reporting issuer, rather than two;

4.	the security exchange ratios provided for in the Amalgamation Agreement reflect closely the market capitalizations of the respective companies;

5.

the directors and senior officers of Prosperity and Smash, and several of the significant shareholders of each company, have entered into Lock-Up Agreements whereby they have agreed to support the Amalgamation;

6.	the management team of Amalco will be stronger than the two companies individually;

7.

until the time that the Prosperity Amalgamation Resolution is approved, Prosperity may consider a superior proposal; and until the time that the Smash Amalgamation Resolution is approved, Smash may consider a superior proposal;

8.

the fact that the Amalgamation must be approved by a special resolution passed by not less than two-thirds of the votes cast at the Prosperity Meeting by Prosperity Shareholders, and by not less than two-thirds of the votes cast at the Smash Meeting by Smash Shareholders; and

9.

the fact that the Amalgamation includes provisions which will permit both Prosperity Shareholders and Smash Shareholders who oppose the Amalgamation to, upon compliance with certain conditions, dissent from the approval of the Amalgamation Agreement in accordance with the CBCA and BCBCA, as applicable, and be paid the fair value of their Prosperity Shares or Smash Shares as provided therein.

Prosperity and Smash believe that the combination of the two companies will create a larger, financially stronger, diversified and more competitive mineral exploration company. Prosperity and Smash believe that the business combination will create superior value from greater scale, greater management depth, more diversified asset base and enhanced capital markets profile. Prosperity and Smash believe that the growth prospects for shareholders are greater through Amalco than either company could achieve on its own.

The Amalgamation Agreement

Prosperity and Smash have entered into the Amalgamation Agreement. The summary below is qualified in its entirety by the text of the Amalgamation Agreement which is attached as Appendix “C” to this Circular.

Under the terms of the Amalgamation Agreement, subject to the satisfaction of certain conditions precedent, Prosperity and Smash will be amalgamated under the BCBCA with a new amalgamated company (“Amalco”) continuing the business of each of Smash and Prosperity under the name “Prosperity Goldfields Corp.” or such other name as may be approved by Amalco’s Board of Directors and the regulatory authorities. Pursuant to the Amalgamation:

1.

all Prosperity Shares, Prosperity Options and Prosperity Warrants will be exchanged on a one-for- one basis with Amalco Shares, Amalco Prosperity Options and Amalco Prosperity Warrants, respectively, with no effective changes to the terms thereof;

2.	each one (1) Smash Share issued and outstanding on the Effective Date (other than Smash Shares held by Dissenting Shareholders) shall be exchanged for 0.625 of an Amalco Share;

3.	each one (1) Smash Comp Option issued and outstanding on the Effective Date shall be exchanged for 0.625 of an Amalco Smash Comp Option; and

4.

all Smash Options will be terminated, and new Amalco Options will be granted on the Effective Date to those officers, directors, employees and consultants of Smash who will continue to be officers, directors, employees or consultants of Amalco, exercisable at $0.50 per Amalco Share for five years from the date of grant.

Each of Prosperity and Smash provided representations and warranties to the other in the Amalgamation Agreement regarding certain customary commercial matters, including corporate, legal and other matters relating to their respective affairs. The obligation of Prosperity and Smash to complete the transactions contemplated in the Amalgamation Agreement are subject to the fulfillment, or waiver by one or more of Prosperity or Smash, as the case may be, and where permitted under law, on or before the Effective Date of certain conditions, including the following:

1.

the Prosperity Amalgamation Resolution shall have been approved by not less than two-thirds of the votes cast by eligible Prosperity Shareholders at the Prosperity Meeting in accordance with applicable laws and the Amalgamation Agreement;

2.

the Smash Amalgamation Resolution shall have been approved by not less than two-thirds of the votes cast by eligible Smash Shareholders at the Smash Meeting in accordance with applicable laws and the Amalgamation Agreement;

3.

the TSXV shall have conditionally approved the listing thereon of the Amalco Shares (i) to be issued pursuant to the Amalgamation as of the Effective Date; and (ii) issuable upon exercise of the Amalco Convertible Securities;

4.	the TSXV will have conditionally approved the delisting of Prosperity and Smash from the TSXV;

5.

all other Appropriate Regulatory Approvals shall have been obtained or received from the Persons having jurisdiction in the circumstances, and all other applicable regulatory requirements and conditions shall have been complied with, the failure to obtain which would, individually or in the aggregate, have a Material Adverse Effect on Amalco after the Effective Time;

6.

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated under the Amalgamation Agreement and there shall be no proceeding, whether of a judicial or administrative nature or otherwise, in progress that relates to or results from the transactions contemplated under the Amalgamation Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated under the Amalgamation Agreement in accordance with the terms and conditions thereof;

7.	there shall not exist any prohibition at law against the completion of the Amalgamation;

8.

none of the consents, orders, regulations or approvals contemplated in the Amalgamation Agreement shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties to the Amalgamation Agreement acting reasonably;

9.	the Amalgamation Agreement shall not have been terminated;

10.	Shareholders representing no more than 2% of the outstanding Smash Shares and Prosperity Shareholders collectively shall have exercised dissent rights;

11.	no material adverse change in Prosperity or Smash shall have occurred; and

12.	Prosperity and Smash shall have performed all acts and undertakings required in the Amalgamation Agreement.

Effect of the Amalgamation

Pursuant to the Amalgamation, Smash will amalgamate with Prosperity under the BCBCA to become Amalco. Immediately following completion of the Amalgamation, former Smash Shareholders and former Prosperity Shareholders will hold approximately 25.91% and 74.09% respectively of the total issued and outstanding shares of Amalco. The Amalgamation occur subject to the following terms and prescribed in the Amalgamation Agreement:

(i)	the name of Amalco will be ‘‘Prosperity Goldfields Corp.’’;

(ii)	the property, rights and interests of each Amalgamating Company will continue to be the property, rights and interests of Amalco;

(iii)	Amalco will continue to be liable for the obligations of each Amalgamating Company;

(iv)	an existing cause of action, claim or liability to prosecution of an Amalgamating Company is unaffected by the amalgamation;

(v)	a civil, criminal or administrative action or proceeding pending by or against an Amalgamating Company may be continued to be prosecuted by or against Amalco;

(vi)	a conviction against, or ruling, order or judgement in favour of or against, an Amalgamating Company may be enforced by or against Amalco;

(vii)	the Certificate of Amalgamation resulting from the amalgamation of the Amalgamating Companies will be deemed to be the Certificate of Incorporation of Amalco;

(viii)	Amalco will have as its Articles, the Articles of Amalgamation as attached to the Amalgamation Agreement;

(ix)	the registered office of Amalco will be located at 700 – 625 Howe Street, Vancouver, BC, Canada;

(x)

the board of directors of Amalco will, until otherwise changed in accordance with the BCBCA, consist of a minimum of three and a maximum of ten directors. The number of directors of Amalco will initially be five; and the first directors of Amalco will be Adrian Fleming, Darryl Cardey, R.

Bruce Duncan, Steve Swaffield and Dr. Quinton Hennigh. Such directors will hold office until the next annual meeting of shareholders of Amalco or until their successors are elected or appointed.

Management of Amalco

Prosperity and Smash intend that the board of directors of the Resulting Issuer will consist of Adrian Fleming, Darryl Cardey, R. Bruce Duncan, Steve Swaffield and Dr. Quinton Hennigh. It is intended that the management team of the Resulting Issuer will be led by Adrian Fleming as Chief Executive Officer; Darryl Cardey as Chairman of the Board, and Adam Kniec as Chief Financial Officer. See “Part IV: Information Concerning the Resulting Issuer (Amalco) - Directors and Officers of Amalco”.

Pursuant to the Amalgamation Agreement, each of R. Bruce Duncan and Olga Nikitovic will resign their capacities as CEO and CFO respectively of Prosperity; and in accordance with their respective consulting agreements will be entitled to 12 months’ severance (being $144,000 plus HST for Mr. Duncan, and $108,000 plus HST for Ms. Nikitovic). Mr. Duncan and Ms. Nikitovic shall also be entitled to keep their existing Prosperity Options for the length of the initial grant terms.

The Amalgamation Steps

The Amalgamation will be carried out pursuant to the BCBCA. The following procedural steps, among others, must be taken in order for the Amalgamation to become effective:

1.	the Amalgamation and the Amalgamation Agreement must be approved by two-thirds of the Prosperity Shareholders and the Smash Shareholders, respectively;

2.	all conditions precedent to the Amalgamation, as set forth in the Amalgamation Agreement, must be satisfied or waived by the appropriate parties; and

3.	The Application for Amalgamation, certain affidavits, and the Articles of Amalgamation must be filed with the Registrar under the BCBCA.

Prosperity Shareholder Approval of Amalgamation

Prosperity has called the Prosperity Meeting to be held at 10:00 a.m. (Toronto time) on Friday March 30, 2012 at the offices of Aird & Berlis LLP, Barristers and Solicitors, Suite 1800, 181 Bay Street, Toronto, Ontario. The Prosperity Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the Prosperity Amalgamation Resolution by Prosperity Shareholders present in person or by proxy at the Prosperity Meeting. At the Prosperity Meeting, each Prosperity Shareholder will be entitled to vote on the basis of one vote per Prosperity Share held. A total of 826,000 Prosperity Shares will be excluded from voting on the approval of the Amalgamation, as such shares are held by Persons who may receive a collateral benefit as a result of the Amalgamation.

Smash Shareholder Approval of Amalgamation

Smash has called the Smash Meeting to be held at 10:00 a.m. (Vancouver time) on Friday, March 30, 2012 at the offices of Maitland & Company, Barristers and Solicitors, 700 – 625 Howe Street, Vancouver, British Columbia. The Smash Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the Smash Amalgamation Resolution by Smash Shareholders present in person or by proxy at the Smash Meeting. At the Smash Meeting, each Smash Shareholder will be entitled to vote on the basis of one vote per Smash Share held. No Smash Shares will be excluded from voting on the Amalgamation, as no Smash Shareholder will receive a collateral benefit as a result of the Amalgamation.

Resale of Amalco Shares

The Amalco Shares to be issued in exchange for Prosperity Shares and Smash Shares pursuant to the Amalgamation as of the Effective Date and the Amalco Shares issuable upon conversion or exercise of the Amalco Convertible Securities will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian securities laws. Amalco Shares will generally be “freely tradeable” (other than as a result of any “control person” restrictions which may arise by virtue of ownership thereof and subject to customary restrictions of general application) under applicable Canadian securities laws.

All Holders of Amalco Shares are urged to consult their legal advisor to ensure that the resale of their Amalco Shares complies with applicable securities legislation. Holders of Amalco Securities residing elsewhere than in Canada are urged to consult their legal advisor to determine the extent of all applicable resale provisions.

Exchange of Share Certificates

Upon completion of the Amalgamation, Prosperity Shareholders and Smash Shareholders (other than Dissenting Shareholders) will be deemed to be Holders of Amalco Shares as of the Effective Date and former registered Prosperity Shareholders and Smash Shareholders will be entered into the register of Holders of Amalco Shares without further act or formality.

Prosperity Securityholders will retain their Prosperity Securities currently in place and it is not contemplated that such Prosperity Securities will be replaced with new certificates.

The Smash Letter of Transmittal to be used to exchange share certificates of Smash for certificates representing Amalco Shares is enclosed with this Circular. The Smash Letter of Transmittal contains complete instructions on how Smash Shareholders are to exchange their Smash Share certificates. Registered Smash Shareholders (other than Dissenting Shareholders) should read and follow these instructions. The Smash Letter of Transmittal, when properly completed, executed and returned together with a certificate or certificates representing Smash Shares, and all other required documents, will enable each registered Smash Shareholder (other than Dissenting Shareholders) to obtain the certificates representing the number of Amalco Shares to which it is entitled under the Amalgamation.

Beneficial Shareholders whose Smash Shares or Prosperity Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their Shares.

Fractional Shares and Warrants

No fractional Amalco Shares or Amalco Convertible Securities will be issued by Amalco to any holder of Smash Shares, Prosperity Shares, Smash Comp Options, Prosperity Warrants or Prosperity Options, and the number of Amalco Shares and Amalco Convertible Securities issued at any time will be rounded down to the next whole number.

Exchange of Option and Warrant Certificates

Holders of Prosperity Warrants, Prosperity Options and Smash Comp Options need not surrender the certificates or agreements representing such securities as the terms thereof contemplate adjustment for corporate reorganizations such as the Amalgamation, and will be entitled to Amalco Shares on exercise of such securities. This Information Circular constitutes notice of these changes under the applicable warrant indenture, certificate or agreement relating to the Prosperity Warrants, Prosperity Options and Smash Comp Options. However, Amalco may on or promptly after the Effective Date deliver or arrange to be delivered to the holders of Prosperity Option, Prosperity Warrants and Smash Comp Options, certificates or agreements, as applicable, evidencing the right of such holders to acquire Amalco Shares.

Change of Control Provisions

The Amalgamation will not result in a ‘‘change of control’’ or any other form of accelerated payment or vesting for the purposes of any employment or consulting services agreement, or any incentive, bonus or similar plan applicable to Smash or Prosperity save and except for:

(i)

the management contract applicable to R. Bruce Duncan (the CEO of Prosperity) who will be entitled to receive from Prosperity, 12 months fees plus applicable taxes ($144,000 plus HST) as severance under his management contract, on the Effective Date;

(ii)

the management contract applicable to Olga Nikitovic (the CFO of Prosperity) who will be entitled to receive from Prosperity 12 months fees plus applicable taxes ($108,000 plus HST) as severance under her management contract, on the Effective Date; and

(iii)	the management contract applicable to Adrian Fleming (the CEO of Smash), who has waived all rights to receive any severance payments from Smash.

Principal Holders of Amalco Shares

On the completion of the Amalgamation, it is expected that Richmond Capital LLP (the manager of Richmond Partners Master Limited) (a current Prosperity Shareholder) will be entitled to 10,854,659 Amalco Shares (18.47%) and 5,001,968 Amalco Warrants. Assuming the exercise by Richmond Capital LLP of all of its Amalco Warrants, it would hold 15,856,626 Amalco Shares or 24.95% of the issued and outstanding common shares of Amalco. The foregoing numbers and percentages assumes the completion of certain transaction whereby Richmond Capital LLP has agreed to acquire from EVG, pursuant to agreements of purchase and sale dated February 15, 2012, 3,975,053 Prosperity Shares and 1,666,667 Prosperity Warrants, which transaction is scheduled to close on or around March 7, 2012.

Lock-Up Agreements

The directors and executive officers of Smash who hold Smash Shares, and certain significant Smash Shareholders, have entered into Lock-Up Agreements with Smash pursuant to which they have agreed, among other things, to vote their Smash Shares in favour of the Smash Amalgamation Resolution. As at the Record Date, these persons held an aggregate of 7,507,617 Smash Shares, representing approximately 30.93% of the issued and outstanding Smash Shares, on such date.

The directors and executive officers of Prosperity who hold Prosperity Shares, and certain significant Prosperity Shareholders, have entered into Lock-Up Agreements with Prosperity pursuant to which they have agreed, among other things, to vote their Prosperity Shares in favour of the Prosperity Amalgamation Resolution. As at the Record Date, these persons held an aggregate of 26,399,524 Prosperity Shares, representing approximately 60.8% of the issued and outstanding Prosperity Shares, on such date.

Effective Date of Amalgamation

It is anticipated that the Amalgamation will become effective after the requisite shareholder and regulatory approvals have been obtained and all other conditions to the Amalgamation have been satisfied or waived. As at the date hereof, it is anticipated that the Amalgamation will become effective on or about April 12, 2012.

Stock Exchange Listing

Applications have been made to the TSXV by each of Prosperity and Smash to have the Amalco Shares to be issued pursuant to the Amalgamation as of the Effective Date and the Amalco Shares issuable upon conversion or exercise of the Amalco Convertible Securities, listed on the TSXV. It is a condition precedent to the Amalgamation that the TSXV conditionally approve the terms of the Amalgamation Agreement and the listing of the Amalco Shares to be issued pursuant to the Amalgamation as of the Effective Date and the Amalco Shares issuable upon conversion or exercise of the Amalco Convertible Securities.

Listing of the Amalco Shares on the TSXV will be subject to Amalco meeting the original listing requirements of the TSXV. Conditional listing approval of the TSXV has been obtained, however there can be no assurance that the Amalco Shares will be listed on the TSXV or on any other stock exchange.

Certain Canadian Federal Income Tax Considerations

This Circular does not contain a summary of the Canadian or foreign income tax considerations applicable to holders of securities of the Amalgamating Companies. The Amalgamation may have important tax consequences for the security holders of the Amalgamating Companies. Security holders are advised to consult with their advisors for tax consequences material to them, in connection with considering whether to approve the Smash Amalgamation Resolution or Prosperity Amalgamation Resolution, as the case may be.

Dissenting Shareholders’ Rights

The following description of the rights of Dissenting Shareholders is not a comprehensive statement of procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of Prosperity Shares or Smash Shares and is qualified in its entirety by Division 2 of Part 8 of the BCBCA which is included as Appendix “F” to this Circular and, with respect to Prosperity, the dissent rights of the CBCA which are included as Appendix “G” to this Circular. A Prosperity Shareholder or a Smash Shareholder who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of the BCBCA and CBCA, as applicable, and should seek legal advice. Failure to comply with the provisions of the BCBCA or CBCA, as applicable, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

A Dissenting Shareholder may dissent only in respect of all of the Prosperity Shares and/or Smash Shares held by the Dissenting Shareholder or on behalf of any one beneficial owner whose securities are registered in the Dissenting Shareholder’s name. The demand for appraisal must be executed by or for the Holder of record, fully and correctly, as such Holder’s name appears on the Holder’s share certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a Holder of record; however, such agent must identify the registered owner or owners and expressly identify the registered owner or owners, and expressly disclose in such demand that the agent is acting as agent for the registered owner or owners.

Only registered Prosperity Shareholders or Smash Shareholders may dissent. Beneficial owners of Prosperity Shares or Smash Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that they may only do so through the registered owner of such shares. A registered Holder such as a broker who holds Prosperity Shares or Smash Shares as nominee for beneficial owners, some of whom may desire to demand appraisal, must exercise dissent rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the demand for appraisal should set forth the number of Prosperity Shares and/or Smash Shares covered by it.

Dissenting Prosperity Shareholders

A dissenting holder of Prosperity Shares must send to Prosperity a written objection to the Prosperity Amalgamation Resolution, which written objection must be received by Prosperity’s legal counsel, Aird & Berlis LLP, with address at Suite 1800 – 181 Bay Street, Toronto, Ontario, Attention: Tom Fenton, at or before the Prosperity Meeting in order to be effective. A Prosperity Shareholder is not entitled to dissent with respect to the Prosperity Amalgamation Resolution if he or she votes in favour of the Prosperity Amalgamation Resolution. An application may be made to the Court to fix the fair value of the Dissenting Shareholder’s Prosperity Shares after the adoption of the Prosperity Amalgamation Resolution. If an application to the Court is made, Prosperity must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay him an amount considered by the Prosperity Board to be the fair value of the Prosperity Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if Prosperity is the applicant, or within 10 days after Prosperity is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined.

A dissenting holder of Prosperity Shares may make an agreement with Prosperity, for the purchase of the Dissenting Shareholder’s Prosperity Shares in the amount of Prosperity’s offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Prosperity Shares. A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the Prosperity Shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against Prosperity and in favour of each of those Dissenting Shareholders and fixing the time within which Prosperity must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the Dissenting Shareholder ceases to have any rights as a shareholder until the date of payment.

After the Amalgamation becomes effective, or after an agreement between Prosperity and the Dissenting Shareholder is made, or upon the pronouncement of a court order, whichever first occurs, the Dissenting Shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of the Prosperity Shares in the amount agreed between Prosperity and the Dissenting Shareholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw his or her dissent, or Prosperity may rescind the Prosperity Amalgamation Resolution and, in either event, the dissent and appraisal proceedings in respect of that shareholder will be discontinued.

Dissenting Smash Shareholders

A dissenting holder of Smash Shares must send to Smash, a written objection to the Smash Amalgamation Resolution, which written objection must be received by Smash’s legal counsel, Maitland & Company, with address at 700 – 625 Howe Street, Vancouver, British Columbia, Attention: Jeff Lightfoot at or before the Smash Meeting in order to be effective. A Smash Shareholder is not entitled to dissent with respect to the Smash Amalgamation Resolution if he or she votes in favour of the Smash Amalgamation Resolution. An application may be made to the Court to fix the fair value of the Dissenting Shareholder’s Smash Shares after the adoption of the Smash Amalgamation Resolution. If an application to the Court is made, Smash must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay him an amount considered by the Smash Board to be the fair value of the Smash Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if Smash is the applicant, or within 10 days after Smash is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined.

A dissenting holder of Smash Shares may make an agreement with Smash, for the purchase of the Dissenting Shareholder’s Smash Shares in the amount of Smash’s offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Smash Shares. A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the Smash Shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against Smash and in favour of each of those Dissenting Shareholders and fixing the time within which Smash must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the Dissenting Shareholder ceases to have any rights as a shareholder until the date of payment.

After the Amalgamation becomes effective, or after an agreement between Smash and the Dissenting Shareholder is made, or upon the pronouncement of a court order, whichever first occurs, the Dissenting Shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of the Smash Shares in the amount agreed between Smash and the Dissenting Shareholder or in the amount of the judgment as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw his or her dissent, or Smash may rescind the Smash Amalgamation Resolution, in either event, the dissent and appraisal proceedings in respect of that shareholder will be discontinued.

Limitations on Payment

Neither Prosperity nor Smash (otherwise referred to as “Dissentco” and shall mean Amalco once the Certificate of Amalgamation is issued by the Registrar) shall make any payments to a Dissenting Shareholder under the dissenting provisions of the BCBCA if there are reasonable grounds for believing that Dissentco is or would after the payment be unable to pay its liabilities as they become due, or that the receivable value of Dissentco’s assets would thereby be less than the aggregate of its liabilities. In such event, Dissentco shall notify each Dissenting Shareholder within 10 days after the pronouncement of the Court or the mailing of an agreement between a shareholder and Dissentco as to the payment to be made for shares, that it is unable lawfully to pay Dissenting Shareholders for their securities, in which case the Dissenting Shareholders may, by written notice to Dissentco within 30 days after receipt of such notices, withdraw their written objection, in which case such securityholders shall be deemed to have participated in the Amalgamation.

Further, it is a condition precedent of the Amalgamation Agreement that not more than 2% of all Prosperity Shareholders and Smash Shareholders collectively are Dissenting Shareholders. If more than 2% of the shareholders of the Amalgamating Companies exercise their rights of dissent, any one of the Amalgamating Companies may determine to not proceed with or complete the Amalgamation. This condition may be waived at the discretion of Smash and Prosperity.

Prosperity Shareholders and Smash Shareholders should consult their legal advisors with respect to strictly complying with the dissent procedures and the legal rights available to them in relation to the Amalgamation and the dissent rights.

Risk Factors Related to the Amalgamation

An investment in Amalco Shares as a result of the amalgamation of Prosperity and Smash is subject to certain risks. In addition to the risk factors described under the heading ‘‘Risk Factors’’ in the Prosperity prospectus and under the heading ‘‘Description of the Business — Risk Factors’’ in the Smash prospectus which are specifically incorporated by reference into this Information Circular, the following are additional and supplemental risk factors which Prosperity Shareholders should carefully consider before making a decision regarding approving the Prosperity Amalgamation Resolution and which Smash Shareholders should carefully consider before making a decision regarding approving the Smash Amalgamation Resolution.

Prosperity and Smash may not realize the anticipated benefits of the Amalgamation

Prosperity and Smash are proposing to complete the Amalgamation to strengthen the position of each entity in the mineral exploration industry and to create the opportunity to realize certain benefits including, among other things, those set forth in this Circular. Achieving the benefits of the Amalgamation depends in part on the ability of Amalco to effectively capitalize on its scale, to realize the anticipated capital and operating synergies, to profitably sequence the growth prospects of its asset base and to maximize the potential of its improved growth opportunities and capital funding opportunities as a result of combining the businesses and operations of Prosperity and Smash. A variety of factors, including those risk factors set forth in this Information Circular and in the documents incorporated by reference herein, may adversely affect the ability to achieve the anticipated benefits of the Amalgamation. One of the factors may be the inability of the parties to successfully consolidate functions and integrate operations, procedures and personnel in a timely and efficient manner. This integration will require the dedication of substantial management effort, time and resources which may divert management’s focus and resources from other strategic opportunities of Amalco following completion of the Amalgamation, and from operational matters during this process.

Failure to obtain all regulatory requirements for completion of the Amalgamation

Completion of the Amalgamation is subject to, among other things, the approval of the TSX Venture Exchange and the receipt of all necessary regulatory and Prosperity Shareholder and Smash Shareholder approvals. There can be no certainty, nor can either Party provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. The requirement to take certain actions or to agree to certain conditions to satisfy such requirements or obtain any such approvals may have a Material Adverse Effect on the business and affairs of Amalco or the trading price of the Amalco Shares after completion of the Amalgamation. Unless the failure to obtain required regulatory or third party approvals or consents would have a Material Adverse Effect on either Prosperity or Smash, or upon completion of the Amalgamation or Amalco, the Parties will be required to complete the Amalgamation notwithstanding the failure to receive such consents or approvals.

The Amalgamation Agreement may be terminated in certain circumstances

Each of Smash and Prosperity has the right to terminate the Amalgamation Agreement in certain circumstances. Accordingly, there is no certainty, nor can either Party provide any assurance, that the Amalgamation Agreement will not be terminated before the completion of the Amalgamation. For example, a Party has the right, in certain circumstances, to terminate the Amalgamation Agreement if changes occur that, individually or in the aggregate, have a Material Adverse Effect on the other Party. Although a Material Adverse Effect excludes certain events that are beyond the control of the Parties (such as general changes in the global economy or changes that affect the worldwide gold mining industry and which do not have a materially disproportionate effect on a Party), there is no assurance that a change having a Material Adverse Effect on a Party will not occur before the Effective Date, in which case the other Party could elect to terminate the Amalgamation Agreement and the Amalgamation would not proceed. In addition, the completion of the Amalgamation is subject to a number of conditions precedent, certain of which are outside the control of Smash or Prosperity. There is no certainty, nor can either Party provide any assurance, that these conditions will be satisfied.

Termination Payment

Under the Amalgamation Agreement, a Party is required to pay a Termination Payment of $500,000 as liquidated damages in the event that the Amalgamation is terminated in certain circumstances related to a possible alternative transaction to the Amalgamation. If a Party is required to pay the Termination Payment under the Amalgamation Agreement and such Party does not enter into or complete an alternative transaction, the financial condition of the Party that pays the Termination Payment could be materially adversely affected.

The Termination Payment may discourage other parties from attempting to propose a significant business transaction, even if a different transaction could provide better value than the Amalgamation to the Smash Shareholders or the Prosperity Shareholders.

The market price for the Smash Shares and the Prosperity Shares may decline

If the Amalgamation is not approved by the Smash Shareholders or the Prosperity Shareholders, the market price of the Smash Shares and the Prosperity Shares may decline to the extent that the current market price of the Smash Shares and the Prosperity Shares reflects a market assumption that the Amalgamation will be completed and that the Amalgamation is beneficial for each company. If the Amalgamation is not approved by the Smash Shareholders or the Prosperity Shareholders, as the case may be, and the Smash Board or the Prosperity Board, as the case may be, decides to seek another merger or business combination, there can be no assurance that Smash or Prosperity, as the case may be, will be able to find a party willing to pay an equivalent or more attractive price than the total consideration to be paid pursuant to the Amalgamation.

Amalco will require further financing

The exploration of Smash’s mineral properties and Prosperity’s mineral properties will require additional financing. There can be no assurances that Amalco will be able to locate the necessary financing or that any financing will be available on terms acceptable to Amalco.

Potential payments to Dissenting Shareholders could have an adverse effect on Amalco’s financial condition

Smash Shareholders and Prosperity Shareholders have the right to exercise Dissent Rights and demand payment equal to the fair value of their shares in cash. If Dissent Rights are exercised in respect of a significant number of Smash Shares and Prosperity Shares, a substantial cash payment may be required to be made to such shareholders that could have an adverse effect on Amalco’s financial condition and cash resources or the Amalgamation may not be completed as it is a condition that Prosperity Shareholders and Smash Shareholders collectively may not exercise Dissent Rights in respect of more than 2% of outstanding Smash Shares.

The trading price of Amalco’s Shares may be volatile

The trading price of the Prosperity Shares and the Smash Shares have been and may continue to be subject to material fluctuations and, following completion of the Amalgamation, the Amalco Shares may be subject to, material fluctuations and may increase or decrease in response to a number of events and factors, including:

  changes in the market price of precious and base metals;

  current events affecting the economic situation in Canada and internationally;

  trends in gold mining and mining in general;

  regulatory and/or government actions;

  changes in financial estimates and recommendations by securities analysts;

  acquisitions and financings;

  the inability to obtain necessary mining permits;

  the economics of current and future mineral projects of Amalco;

  quarterly variations in operating results;

  the operating and share price performance of other companies, including those that investors may deem comparable;

  the issuance of additional equity securities by Amalco, or the perception that such issuance may occur; or

  purchases or sales of blocks of Amalco Shares.

Change of Shareholder influence

Immediately after the completion of the Amalgamation, former Prosperity Shareholders (other than Dissenting Shareholders) will own approximately 74% of Amalco Shares on a non-diluted basis. Former Prosperity Shareholders (other than Dissenting Shareholders) will be in a position to exercise significant influence over all matters requiring shareholder approval, including the election of directors, determination of significant corporate actions, amendments to Amalco’s articles of incorporation and the approval of any business combinations, mergers or takeover attempts, in a manner that could conflict with the interests of other Shareholders. Although there are no agreements or understandings among the Prosperity Shareholders of which Prosperity or Smash is aware as to voting, if they voted in concert they would exert more influence over Amalco than would the former Smash Shareholders.

Following completion of the Amalgamation, Amalco may issue additional equity securities

Following completion of the Amalgamation, Amalco may issue equity securities to finance its activities, including in order to finance acquisitions. If Amalco were to issue common shares, existing holders of such shares may experience dilution in Amalco. Moreover, as Amalco’s intention to issue additional equity securities becomes publicly known, Amalco’s share price may be materially adversely affected.

PART II: INFORMATION CONCERNING PROSPERITY GOLDFIELDS CORP.

Information with respect to Prosperity is incorporated by reference in this Information Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from Prosperity at Suite 605 –1166 Alberni Street, Vancouver, B.C., or by telephone at (905) 813-8408. These documents are also available through the internet on SEDAR at www.sedar.com.

Documents Incorporated by Reference

The following documents are are specifically incorporated by reference and form an integral part of this Information Circular (collectively the “Prosperity Incorporated Documents”):

1.

Prosperity’s Information Circular dated as of July 14, 2011 for its most recent Annual General Meeting of Prosperity Shareholders held on August 12, 2011 (“Prosperity 2011 Information Circular”) (filed on SEDAR on July 19, 2011);

2.

Audited Financial Statements and Management Discussion and Analysis for the year ended March 31, 2011 (“Prosperity Audited Financials”) (filed on SEDAR on June 29, 2011); and Unaudited Financial Statements and Management Discussion and Analysis for the nine months ended December 31, 2011 (“Prosperity Interim Financials”) (filed on SEDAR on February 24, 2012);

3.

Prosperity’s Prospectus dated February 2, 2011 (“Prosperity’s Prospectus”) pertaining to the distribution by Evolving Gold Corp. of 12,766,395 Prosperity Shares to the shareholders of Evolving Gold Corp. by way of a dividend-in-kind (filed on SEDAR on February 2, 2011);

4.

Independent Technical Report on the Kiyuk Lake Property, Nunavut Territory, Canada, dated January 22, 2012 prepared by David Turner, M.Sc., P.Geo. (the “Kiyuk Technical Report”) (filed on SEDAR on January 30, 2012).

Any statement contained in this Information Circular or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Information Circular to the extent that a statement contained in this Information Circular or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Information Circular modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Information Circular.

Information contained in or otherwise accessed through Prosperity’s website, www.prosperitygoldfields.com or any other website, other than those documents specifically incorporated by reference herein and filed on SEDAR at www.sedar.com, does not form part of this Information Circular.

Corporate Structure

Prosperity was incorporated under the CBCA on September 10, 2010 under the name “Prosperity Goldfields Corp.” Its head office and registered and records office is at Suite 605 – 1166 Alberni Street, Vancouver, British Columbia, Canada, V6E 3Z3.

Prosperity is a reporting issuer in all provinces and territories of Canada; and the Prosperity Shares are listed and posted for trading on the TSXV under the trading symbol “PPG”.

General Development of the Business of Prosperity

Prosperity was incorporated to engage in the exploration and development of the Kiyuk Property in Nunavut.

Prosperity was originally incorporated as a wholly-owned subsidiary of EVG (a public company listed on the Toronto Stock Exchange). Pursuant to an agreement dated October 26, 2010 (the “Asset Transfer Agreement”), EVG transferred its option to acquire the mineral claims comprising the Kiyuk Lake property located in Nunavut, Canada (“Kiyuk Property”) to Prosperity in exchange for 12,766,395 Prosperity Shares. Pursuant to a prospectus dated February 2, 2011, EVG distributed all of those Prosperity Shares to the EVG shareholders as a dividend-in-kind.

Prosperity’s rights to acquire the Kiyuk Property are held pursuant to an option agreement dated August 1, 2009 among Marcelle Hauseux, (a geologist with an office at 25 Hobart Drive, Toronto, Ontario as the Optionor) EVG, and 5210 Nunavut Ltd., as amended by a letter agreement dated October 28, 2010 (together the “Kiyuk Option Agreement”). Pursuant to the Kiyuk Option Agreement, Prosperity has the right and option until October 8, 2014 to acquire a 100% undivided interest in and to the Kiyuk Property, subject to a retained royalty by the Optionor. The option is to be exercised upon payment of a total of $350,000 in cash and the issuance of a number of Prosperity Shares and EVG Shares to the Optionor over a five year period.

Pursuant to the Kiyuk Option Agreement, the following cash and shares remain payable to the Optionor:

  $60,000 in cash, 60,000 Prosperity Shares and 20,000 EVG Shares, on or before October 8, 2012;

  $60,000 in cash, 60,000 Prosperity Shares and 20,000 EVG Shares, on or before October 8, 2013; and

  $60,000 in cash, 60,000 Prosperity Shares and 20,000 EVG Shares, on or before October 8, 2014.

In consideration of the EVG Shares payable to the Optionor pursuant to the terms of the Kiyuk Option Agreement, Prosperity has agreed to issue to EVG such number of Prosperity Shares that when multiplied by the market price for such Prosperity Shares as of such issuance date, equals the number of EVG Shares to be issued on such date multiplied by the market price for EVG Shares as of such same issuance date.

Upon exercise of the option, the Optionor will be entitled to a net smelter royalty of 2.0% (the “Royalty”), to be paid on the gross proceeds received by Prosperity from the sale of minerals derived from the Kiyuk Property, less the applicable taxes, transportation costs, and certain smelting and treatment costs. The Royalty may be reduced by Prosperity from 2.0% of net smelter returns to 1.0% of net smelter returns by the payment of US$2 million to the Optionor. The Royalty may be further reduced by the Company from 1.0% of net smelter returns to nil by the payment of an additional US$2 million. If the Royalty is reduced to nil, the underlying Royalty agreement will terminate.

Prosperity’s Kiyuk Lake Property

The Kiyuk Technical Report is filed on SEDAR and is hereby incorporated by reference. The Kiyuk Technical Report can be viewed in its entirety on SEDAR at www.sedar.com. The following is an extract from the summary of the Kiyuk Technical Report:

The Kiyuk Lake Property is situated in an underexplored area of southern Nunavut and hosts numerous showings of significantly mineralized outcrop, subcrop, and local float. Assays of mineralized surface grab samples cluster in the 3 – 5 g/t Au range with values of up to 36.97 g/t Au. Diamond drilling in 2011 (totalling 2,679 m) confirmed mineralization to depth at 3 targets (Rusty, Cobalt, and Gold Point) with promising results. This drilling has proven that significant gold mineralization extends to depth at each of the Gold Point, Cobalt South and Rusty targets. Highlight intercepts from holes drilled perpendicular to the interpreted strike of mineralization (but not representing true width) at these targets include 63.6 m grading 2.84 g/t Au (Gold Point, GP11-003), 32.1 m grading 1.82 g/t Au (Cobalt South, CS11-002) and 157.6 m grading 1.70 g/t Au (Rusty, RU11-001). The property is located in southern Nunavut NTS Sheets 065C07, 08 & 09 with central coordinates of 60º 35’N and 100º 10’W (UTM 6,716,750N, 437,000E, Nad83 Zone 14N). The property comprises 50 contiguous mineral claims totalling 42,912 hectares. The claim group is located approximately 85 kilometers NNW of air-accessible Nueltin Lake Lodge, Manitoba, 300 km NE of road accessible Points North, Saskatchewan, and 350 km WSW of boat-accessible Arviat, Nunavut. It encapsulates Kiyuk Lake, is 65 km SW of Ennadai Lake and approximately 50 km N from the southern border shared with Manitoba.

The property has seen significant ground exploration over the last ~8 years and the principal zones have been well documented using a variety of geological, geochemical and geophysical exploration techniques. Mineralization style at the Kiyuk Project resembles that of Iron-Oxide-Copper-Gold (IOCG) deposits, which are commonly characterized by pervasive and repeated sodic±calcic alteration (albite-actionolite) and a diverse set of anomalous metals. At Kiyuk, the metal assemblages thus far are defined by cobaltarsenic-nickel ± molybdenum-tungsten-selenium-uranium and lack copper although significant variability exists between samples and showings. The regional geological setting is consistent with features important to IOCG deposits: voluminous felsic magmatism, oxidized sedimentary host rocks, possible evaporate rocks contributing to hydrothermal fluids, and proximal major structural features.

The property strongly warrants additional exploration. The author recommends drill testing additional targets and continued definition drilling at current targets (Cobalt, Rusty, Gold Point) totalling a minimum of 5,500 m with an estimated budget of ~$3,500,000.

Description of Share Capital

Prosperity is authorized to issue an unlimited number of Prosperity Shares without nominal or par value. Prosperity Shareholders are entitled to dividends, if, as and when declared by the Prosperity Board, to one vote per share at meetings of the Prosperity Shareholders and, upon liquidation, to share equally in such assets of Prosperity as are distributable to Prosperity Shareholders.

As of the Record Date, Prosperity had 43,384,703 Prosperity Shares issued and outstanding. In addition it had the following convertible securities outstanding:

Type	Number	Exercise Price	Expiry Date
Prosperity Warrants	5,000,000	$0.25	November 5, 2012;
Prosperity Warrants	7,401,802	$0.45	April 6, 2013;
Prosperity Warrants	2,500,000	$0.85	August 15, 2013;
Prosperity Options	1,350,000	$0.25	March 4, 2016
Prosperity Options	1,300,000	$0.50	July 25, 2016;
Prosperity Options	150,000	$0.85	August 12, 2016.
Prosperity Options	350,000	$0.25	March 22, 2012
Prosperity Options	250,000	$0.50	March 22, 2012

Prosperity also has an obligation to issue 180,000 Prosperity Shares pursuant to the terms of the Kiyuk Option Agreement. In addition, Prosperity has agreed to issued Prosperity Shares to Evolving Gold Corp. pursuant to the terms of the Asset Transfer Agreement. See Part II: Information Concerning Prosperity Goldfields Corp. - General Development of the Business of Prosperity.

Prior Sales

For details of securities issued by Prosperity in the past 12 months, please refer to the financial statements and other information incorporated by reference and available on SEDAR. Since the date of Prosperity’s incorporation, it has issued the following Prosperity Shares:

Date	Number of Shares	Issue Price Per Share[11]	Aggregate Issue Price	Nature of Consideration Received
Sept. 10, 2010	1	$0.05	$0.05	cash
Nov. 5, 2010	12,766,395[1]	$0.11	$1,417,959	property
Nov. 5, 2010	10,000,000[2]	$0.15	$1,500,000	cash
Mar. 24, 2011	2,000,000[3]	$0.15	$300,000	reimbursement of spinout costs
April 6, 2011	15,470,604[4]	$0.30	$4,641,181	cash
April 6, 2011	145,800[5]	$0.25	$36,170	finders’ fee
Aug., 2011	333,500[6]	$0.45	$150,075	cash
Aug. 15, 2011	2,500,000[7]	$0.68	$1,700,000	cash
Sept. 1, 2011	60,000[8]	$1.19	$71,400	property
Oct. 27, 2011	50,000[9]	$0.25	$12,500	cash
Oct. 11, 2011	8,403[10]	$1.19	$10,000	property
Nov.3, 2011	50,000[9]	$0.25	$12,500	cash
Totals	43,384,703		$9,851,785

Notes:

1.	Shares issued to EVG pursuant to the Kiyuk Option Agreement for deemed consideration of $1,417,959.
2.	Units issued to EVG by way of private placement, each unit consisting of one Prosperity Share and one-half of one Prosperity Warrant exercisable at $0.25 per share until November 5, 2012.
3.	Shares issued to EVG in consideration of $300,000 of costs pertaining to the formation and initial public offering of Prosperity.
4.	Units issued by way of private placement, each unit consisting of one Prosperity Share and one-half of one Prosperity Warrant exercisable at $0.45 per share until April 6, 2013.
5.	Shares issued as partial consideration of finders’ fees in connection with the April 6, 2011 private placement.
6.	Shares issued upon exercise of previously issued warrants. See Note 4 above.
7.	Units issued by way of private placement, each unit consisting of one Prosperity Share and one Prosperity Warrant exercisable at $0.85 per share until August 15, 2013.
8.	Shares issued to the Optionor pursuant to the Kiyuk Option Agreement for deemed consideration of $71,400.
9.	Shares issued upon exercise of previously issued incentive stock options.
10.	Shares issued to EVG pursuant to the Kiyuk Option Agreement as compensation for 20,000 shares issued by EVG
11.	Where a private placement included Units, the issue price stated is per Unit.

Price Range and Trading Volumes

The following chart sets out the high and low trading prices, closing prices, volume of shares traded and the number of shares traded on the TSXV for the periods indicated:

Month	High CDN$	Low CDN$	Close CDN$	Volume
February 1-23, 2012	0.780	0.600	0.640	498,641
January 2012	0.660	0.450	0.600	652,367
December 2011	0.590	0.370	0.410	494,089
November 2011	0.820	0.490	0.500	569,874
October 2011	0.730	0.490	0.700	1,550,136
September 2011	1.400	0.415	0.590	3,807,481
August 2011	1.480	0.430	1.150	6,189,148
July 2011	0.520	0.390	0.450	1,071,636
June 2011	0.490	0.370	0.430	483,185
May 2011	0.530	0.430	0.490	604,945
April 2011	0.670	0.390	0.510	1,895,439
March 3-31, 2011	0.410	0.150	0.410	10,838,292

Dividends

Subject to statutory or legal requirements, there are no restrictions in Prosperity’s Articles or By-Laws that would restrict or prevent Prosperity from paying dividends. However, Prosperity has not paid any dividends or made any other distributions in respect of its outstanding shares and management of Prosperity does not anticipate that Prosperity will pay dividends or make any other distribution in respect of its shares in the near future.

Risk Factors

An investment in Prosperity Shares is subject to certain risks. Investors should carefully consider the risk factors described under the heading ‘‘Risk Factors’’ in the Prosperity Prospectus and the risk factors discussed throughout the Prosperity Incorporated Documents, all of which are incorporated by reference in this Information Circular, as well as the risk factors set forth elsewhere in this Information Circular.

Legal Proceedings

There are no legal proceedings to which Prosperity is a party or of which its property is the subject matter, nor to the best of the knowledge of management are any legal proceedings contemplated.

Auditor, Transfer Agent and Registrar

The auditors of Prosperity are McGovern, Hurley, Cunningham, LLP, Chartered Accountants, Toronto, Ontario.

Computershare Investor Services Inc. at its offices in Toronto, Ontario is the transfer agent and registrar for the Prosperity Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE PROSPERITY MEETING

Other than the approval of the Prosperity’s continuation of its incorporating jurisdiction to British Columbia, and the Amalgamation, as described under Part I of this Circular, Prosperity Shareholders will not be asked to approve any other matters at the Prosperity Meeting.

A.	Prosperity Continuance Resolution

Prosperity presently exists under the Canada Business Corporations Act (the “CBCA”). For the purpose of effecting the Amalgamation, management is seeking shareholder approval to continue (the “Continuation”) Prosperity to British Columbia under the Business Corporations Act (British Columbia) (the “BCBCA”).

The effect of the proposed Continuation will be that Prosperity will cease to be organized under the CBCA and will become organized under the BCBCA. Upon the Continuation, the CBCA will cease to apply to Prosperity and Prosperity will thereupon become subject to the BCBCA as if it had been originally incorporated as a British Columbia company. The Continuation will not result in any change in the name or business of Prosperity or its assets, liabilities, net worth or management, or have a material adverse effect on its tax position (other than as may apply to Shareholders dissenting to the Continuation Resolution). However, the Continuation will give rise to certain material changes in the corporate laws applicable to Prosperity. See “Comparison between B.C. and Canadian Federal Corporate Law”. The Continuation is not a reorganization, amalgamation or merger. Shareholders’ shareholdings will not be altered by the Continuation (other than with respect to Shareholders dissenting to the Continuation Resolution).

As part of the Continuation, Prosperity proposes to adopt a Notice of Articles and Articles as the charter documents of Prosperity as required by the BCBCA in substitution for the current Articles and Bylaws of Prosperity. The proposed Notice of Articles and Articles, which will govern the affairs of Prosperity if the Continuation Resolution is approved by shareholders, are available for viewing by request to Prosperity at Suite 605 – 1166 Alberni Street, Vancouver, British Columbia.

Subject to such changes as required by regulatory authorities or recommended by counsel, Prosperity Shareholders will be asked at the Meeting to approve the Prosperity Continuation Resolution as set forth in Appendix “E”.

Under the CBCA, the Continuation Resolution must be approved by a majority of two-thirds of the votes cast by those shareholders of Prosperity who, being entitled to do so, vote in person or by proxy at the Meeting.

If approved, the Continuation and the Notice of Articles shall take effect immediately on the date and at the time that the Notice of Continuation/Notice of Articles is filed with the Registrar. The Articles shall take effect immediately upon the completion of the Continuation.

Comparison between B.C. and Canadian Federal Corporate Law

The following is only a summary of certain differences between the BCBCA, the statute that will govern the corporate affairs of Prosperity upon the Continuation and Amalco upon completion of the Amalgamation, and the CBCA, the statute which currently governs the corporate affairs of Prosperity.

Notwithstanding the alteration of shareholders’ rights and obligations resulting from the continuation under the BCBCA and adoption of the proposed Articles, Prosperity will still be bound by the rules and policies of the TSX Venture Exchange, the British Columbia Securities Commission and the Ontario Securities Commission, as well as other applicable securities legislation.

Nothing that follows should be construed as legal advice to any particular shareholder, all of whom are advised to consult their own legal advisors respecting all of the implications of the Continuation.

Charter Documents

Under the BCBCA, the charter documents consist of (i) a “notice of articles”, which sets forth the name of company, the company’s registered and records office, the names and addresses of the directors of the company and the amount and type of authorized capital, and (ii) “articles” which govern the management of a company. The notice of articles is filed with the Registrar of Companies and the articles are filed only with a company’s registered and records office.

Under the CBCA, the charter documents consist of: (i) articles of incorporation which set forth, among other things, the name of the corporation, the province in which the corporation’s registered office is to be located, the authorized share capital including any rights, privileges, restrictions and conditions thereon, whether there are any restrictions on the transfer of shares of the corporation, the number of directors (or the minimum and maximum number of directors), any restrictions on the business that the corporation may carry on and other provisions such as the ability of the directors to appoint additional directors between annual meetings, and (ii) the bylaws which govern the management of the corporation. The articles are filed with Corporations Canada and the bylaws are filed only at the registered office.

Amendments to the Charter Documents of Prosperity

Any substantive change to the corporate charter of a corporation under the BCBCA, such as an alteration of the restrictions, if any, on the business carried on by a corporation, or an increase or reduction of the authorized capital of a corporation requires special resolutions passed by the majority of votes that the articles of the corporation specify is required, if that specified majority is at least 66⅔% and not more than 75% of the votes cast on the resolutions or, if the articles do not contain such a provision, special resolutions passed by at least 66⅔% of the votes cast on the resolutions. Other fundamental changes such as an alteration of the special rights and restrictions attached to issued shares or a proposed amalgamation or continuance of a corporation out of the jurisdiction require a similar special resolution passed by holders of shares of each class entitled to vote at a general meeting of the corporation and the holders of all classes of shares adversely affected by an alteration of special rights and restrictions.

Under the CBCA, certain fundamental changes require special resolutions passed by not less than 66⅔% of the votes cast by the shareholders voting on the resolutions authorizing the alteration at a special meeting of shareholders and, in certain instances, where the rights of the holders of a class or series of shares are affected differently by the alteration than those of the holders of other classes or series of shares, special resolutions passed by not less than 66⅔% of the votes cast by the holders of shares of each class or series so affected, whether or not they are otherwise entitled to vote. Authorization to amalgamate a CBCA corporation requires that special resolutions in respect of the amalgamation be passed by the holders of each class or series of shares entitled to vote thereon. The holders of a class or series of shares of an amalgamating corporation, whether or not they are otherwise entitled to vote, are entitled to vote separately as a class or series in respect of an amalgamation if the amalgamation agreement contains a provision that, if contained in a proposed amendment to the articles, would entitle such holders to vote separately as a class or series under section 176 of the CBCA.

The proposed Articles of Prosperity contain a provision specifying all future special resolutions will require two-thirds of the votes cast on the resolution.

Sale of Corporation’s Undertaking

Under the BCBCA, a corporation may sell, lease or otherwise dispose of all or substantially all of the undertaking of the corporation if it does so in the ordinary course of its business or if it has been authorized to do so by special resolutions passed by the majority of votes that the articles of the corporation specify is required, if that specified majority is at least 66⅔% and not more than 75% of the votes cast on the resolutions or, if the articles do not contain such a provision, special resolutions passed by at least 66⅔% of the votes cast on the resolutions.

The CBCA requires approval of the holders of shares of each class or series of a corporation represented at a duly called meeting by not less than 66⅔% of the votes cast upon special resolutions for a sale, lease or exchange of all or substantially all of the property (as opposed to the “undertaking”) of the corporation other than in the ordinary course of business of the corporation, and the holders of shares of a class or series are entitled to vote separately only if the sale, lease or exchange would affect such class or series in a manner different from the shares of another class or series entitled to vote. While the shareholder approval thresholds will be the same under the BCBCA as under the CBCA, there are differences in the nature of the sale which requires such approval (i.e., a sale of all or substantially all of the “property” under the CBCA and of all or substantially all of the “undertaking” under the BCBCA).

Rights of Dissent and Appraisal

The BCBCA provides that shareholders who dissent to certain actions being taken by a company may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where the company proposes to:

  amend its articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

  adopt an amalgamation agreement;

  approve an amalgamation into a foreign jurisdiction;

  approve an arrangement, the terms of which arrangement permit dissent or where the right to dissent is given pursuant to a court order;

  authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; or

  authorize the continuation of the company into a jurisdiction other than British Columbia;

  in respect of any other resolution, if dissent is authorized by the resolution; or

  any court order that permits dissent.

Although the procedure under the CBCA for exercising rights of dissent differs than the procedure under the BCBCA, the CBCA still provides that shareholders who dissent to certain actions being taken by the corporation may exercise a right of dissent and require the corporation to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where the corporation proposes to:

  amend its articles to add, change or remove any provision restricting or constraining the issue or transfer of shares of that class;

  amend its articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on;

  enter into certain statutory amalgamations;

  continue out of the jurisdiction;

  sell, lease or exchange all or substantially all of its property, other than in the ordinary course of business;

  carry out a going-private transaction or squeeze-out transaction; or

  amend its articles to alter the rights or privileges attaching to shares of any class where such alteration triggers a class vote.

Oppression Remedies

Under the BCBCA, a shareholder of a company has the right to apply to court on the grounds that:

  the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant, or some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

On such an application, the court may make such order as it sees fit including an order to prohibit any act proposed by the company or an order to vary or set aside any transaction or resolution.

The CBCA contains rights that are substantially broader in that they are available to a larger class of complainants. Under the CBCA, a registered shareholder, former registered shareholder, beneficial owner of shares, director, former director, officer, former officer of a company or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy may apply to a court for an order to rectify the matters complained of where, in respect of a company or any of its affiliates: (i) any act or omission of the company or its affiliates effects a result; (b) the business or affairs of the company or any of its affiliates are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the company or any of its affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to, or that unfairly disregards the interest of, any security holder, creditor, director or officer.

Shareholder Derivative Actions

Under the BCBCA, a shareholder or director of a company may, with judicial leave, bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation. There is a similar right of a shareholder or director, with leave of the court, and in the name and on behalf of the company, to defend an action brought against the company. The court will grant leave for an application to commence a derivative action if (a) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the legal proceeding; (b) notice of the application for leave has been given to the company and to any other person the court may order; (c) the complainant is acting in good faith; and (d) it appears to the court that it is in the best interests of the company for the legal proceeding to be prosecuted or defended.

A broader right to bring a derivative action is contained in the CBCA, and this right extends to a registered shareholder, former registered shareholder, beneficial owner of shares, former beneficial owner of shares, director, former director, officer and a former officer of a corporation or any of its affiliates, and any person who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. In addition, the CBCA permits derivative actions to be commenced in the name and on behalf of a corporation or any of its subsidiaries. No leave may be granted unless the court is satisfied that:

  The complainant has given at least fourteen days’ notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend or discontinue the action;

  the complainant is acting in good faith; and

  it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Requisition of Meetings

Both the CBCA and the BCBCA provide that one or more members of a company holding not less than 5% of the issued voting shares of a company may give notice to the directors requiring them to call and hold a general meeting.

Place of Meetings

The BCBCA requires that every general meeting of shareholders of a company must be held in British Columbia or may be held at a location outside of British Columbia if: (a) the articles of the company provide for such location; (b) the articles of the company do not restrict the company from approving a location outside British Columbia, and such location is approved by the resolution required by the articles for that purpose or, if the articles do not so specify, by an ordinary resolution; or (c) such location is approved by the Registrar of Companies before the meeting is held. Under the proposed Articles, there is no provision for the location of a shareholders’ meeting.

The CBCA provides that subject to the articles and any unanimous shareholder agreement, meetings of shareholders will be held at the place within Canada provided in the bylaws, or in absence of such provision, at the place within Canada that the directors determine.

Participation in Meetings by Electronic or Other Communications Facilities

Under the BCBCA, unless a company’s articles state otherwise, a shareholder or proxy holder who is entitled to participate in a shareholders’ meeting may do so by telephone or by other communications media so long as all shareholders and proxy holders participating in the meeting are able to communicate with each other.

The CBCA permits general meetings to be held by any means of telephone, electronic or other communication facilities where all persons participating in the meeting are able to hear one another, so long as the bylaws so provide.

Quorum for Shareholders Meetings

Under the BCBCA, the quorum for shareholders’ meeting is the quorum established by the articles or, if no quorum is established by the articles, two shareholders entitled to vote at the meeting whether present in person or represented by proxy. The proposed Articles provide that a quorum for a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

Under the CBCA, a quorum for a shareholders meeting is the holders of a majority of the shares entitled to vote at the meeting represented in person or by proxy, unless the bylaws of the company provide otherwise. Prosperity’s existing bylaws provide that a quorum for a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

Directors

The BCBCA provides that a reporting company must have a minimum of three directors but does not impose any residency requirements on the directors.

The CBCA requires that at least one-quarter of the directors be resident Canadians. However, if a company has less than four directors, at least one director must be a resident Canadian.

Removal of Directors

Under the BCBCA, a director may be removed by special resolution of shareholders or by some other method or resolution as specified in the articles of a company. The proposed Articles specify that a director may be removed by a special resolution.

Under the CBCA, a director may be removed at a special meeting by an ordinary shareholders’ resolution. However, where the holders of a class or any series of shares of a company have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

Rights of Dissent to the Continuation

Section 190 of the CBCA provides shareholders with the right to dissent from the Continuation Resolution. The following summary is qualified in its entirety by the provisions of section 190 of the CBCA.

A shareholder is entitled to be paid by Prosperity the fair value of his Prosperity Shares as of the close of business on the last day before the date on which the Continuation Resolution is passed and not rescinded. ONLY A REGISTERED SHAREHOLDER OF THE COMPANY IS ENTITLED TO DISSENT. If a beneficial owner of common shares wishes to dissent, such owner must ensure that the common shares are registered in the name of the beneficial owner prior to the exercise of the dissent right or such owner must have the registered holder of the common shares dissent on behalf of such owner. To become a registered holder of common shares, the beneficial owner must have the registered holder return the share certificate or certificates representing the common shares to the transfer agent for Prosperity, with transfer instructions duly executed by the registered holder of the common shares to be registered in the name of the beneficial owner. A shareholder may dissent only with respect to all common shares held by the shareholder on behalf of any one beneficial owner and registered in the shareholder’s name. Accordingly, a shareholder is not entitled to object to the Continuation Resolution with respect to the common shares beneficially owned by any person if the shareholder votes any of the common shares owned by that person in favour of the Continuation Resolution.

The dissenting shareholder is required to send a written objection (an “Objection Notice”) to the Continuation Resolution to Prosperity at or prior to the Meeting. The deposit of an Objection Notice does not deprive a shareholder of the right to vote; however, a shareholder who has submitted an Objection Notice and who votes in favour of the Continuation Resolution will, in effect, no longer be considered to be dissenting. A vote against the Continuation Resolution or an abstention does not constitute an Objection Notice. If the Continuation Resolution is passed, either Prosperity or any shareholder who has delivered an Objection Notice may apply to the court to fix the fair value of the common shares of the dissenting shareholder. If such an application is made, and unless the court orders otherwise, at least 10 days before the date on which the application is returnable (if Prosperity is the applicant) or within 10 days after Prosperity is served with the originating notice for the application (if the dissenting shareholder is the applicant), Prosperity will send to each dissenting shareholder who has delivered an Objection Notice that is not withdrawn prior to 5:00 pm. (Toronto time) on the business day immediately preceding the effective date of the Continuation, a written offer to pay for the common shares (an “Offer to Purchase”), in an amount considered by the directors of Prosperity to be the fair value of the common shares, accompanied by a statement showing how the fair value was determined. Every Offer to Purchase in respect of common shares will be on the same terms.

Dissenting shareholders who are ultimately entitled to receive payment for their common shares under section 190 of the CBCA will cease to have any rights as a shareholder of Prosperity other than the right to be paid the fair value of the common shares in the amount agreed to between Prosperity and the shareholder or in the amount of a court judgment, as the case may be.

Address for Sending Objection Notice

All Objection Notices to Prosperity pursuant to the provisions of section 190 of the CBCA must be addressed to Prosperity at 605 – 1166 Alberni Street, Vancouver, B.C. and be sent to such location by delivery or by registered or certified mail at or before the Meeting.

Strict Compliance with Dissent Provisions Required

The foregoing summary does not purport to be a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of such shareholder’s common shares. The provisions of section 190 of the CBCA require strict adherence to the procedures established therein and failure to do so may result in the loss of all dissent rights. Accordingly, each shareholder who might wish to exercise dissent rights should carefully consider and comply with the provisions of section 190 of the CBCA and consult a legal advisor.

B.	Prosperity Amalgamation Resolution

Prosperity Shareholders will also be asked to approve the Prosperity Amalgamation Resolution as set out in Appendix “A” hereto. The Prosperity Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the Prosperity Amalgamation Resolution by Prosperity Shareholders present in person or by proxy at the Prosperity Meeting.

Other Matters

Management knows of no other matters to come before the Prosperity Meeting other than those referred to in the Prosperity Notice of Meeting. Should any other matters properly come before the Prosperity Meeting, the shares represented by the Instrument of Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

Additional Information

For financial information for Prosperity for the fiscal year ended March 31, 2011, please refer to the Prosperity Audited Financials as available on SEDAR. For financial information for Prosperity for the nine months ended December 31, 2011, please refer to the Prosperity Interim Financials as available on SEDAR.

For complete copies of Prosperity’s MD&A pertaining to the Prosperity Audited Financials and Prosperity Interim Financials, please refer to the information incorporated by reference and available on SEDAR.

Additional information relating to Prosperity is available under Prosperity’s profile on SEDAR, including an overview of Prosperity, the results of its operations, management, executive compensation, corporate governance, audit committee charter, an analysis of Prosperity’s stock based compensation, capital expenditures, financial condition, liquidity, capital resources, related party transactions, selected historical information, and risk factors.

Copies of the Prosperity Incorporated Documents as incorporated by reference in this Circular may be obtained from Prosperity by: (i) mail to Suite 605, 1166 Alberni Street, Vancouver, British Columbia, V6E 3Z3 or (ii) fax to (604) 909-1163, or (iii) email to rbduncan@sympatico.ca.

PART III: INFORMATION CONCERNING SMASH MINERALS CORP.

Documents Incorporated by Reference

Information with respect to Smash is incorporated by reference in this Information Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from Smash at Suite 800 – 789 West Pender Street, Vancouver, B.C., or by telephone at (604) 638-8063. These documents are also available through the internet on SEDAR at www.sedar.com.

The following documents are incorporated by reference as filed on SEDAR at www.sedar.com (collectively the “Smash Incorporated Documents”):

1.	Audited Financial Statements and Management Discussion and Analysis for the year ended October 31, 2011 (“Smash Audited Financials”) (filed January 26, 2012 on SEDAR);

2.

Technical Report on the Whiskey Property, Yukon Territory, Canada, dated December 12, 2011 prepared by Revelation Geoscience Ltd. (authors - Phil Smerchanski, P.Geo. and Dennis Arne, P. Geo.) (filed December 19, 2011 on SEDAR) (the “Whiskey Technical Report”); and

3.	Prospectus dated March 14, 2011 pertaining to Smash’s initial public offering of 8,000,000 Smash Shares at $0.80 per share (filed March 15, 2011 on SEDAR).

Any statement contained in this Information Circular or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Information Circular to the extent that a statement contained in this Information Circular or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Information Circular modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Information Circular.

Information contained in or otherwise accessed through Smash’s website, www.smashminerals.com or any other website, other than those documents specifically incorporated by reference herein and filed on SEDAR at www.sedar.com, does not form part of this Information Circular.

Corporate Structure

Smash was incorporated as “Encore Minerals Corp.” pursuant to the Business Corporations Act (British Columbia) on June 4, 2010. It changed its name to Smash Minerals Corp. on October 28, 2010.

Its principal place of business is located at Suite 800 – 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2. Its telephone number at that address is: (604) 638-8063.

Smash is a reporting issuer in the provinces of British Columbia, Alberta, Ontario and the Yukon Territories; and Smash’s Shares are listed on the on the TSXV as a Tier 2 mining issuer under the symbol “SSH”.

General Development of the Business of Smash

Smash is engaged in the business of mineral exploration in Canada. Pursuant to a mineral property option agreement dated July 7, 2010, as amended November 5, 2010 (the “Whiskey Property Option Agreement”) Smash was granted the option to acquire 4,177 quartz claim blocks covering an aggregate area of 846 km2 located in the Dawson Mining District, Yukon (the “Whiskey Property”). Smash has the right to acquire a 100% undivided legal and beneficial interest in and to the Whiskey Property, subject to a 2% net smelter royalty, in consideration of reimbursing $631,575 of staking and maintenance costs of the Property (paid); issuing 2,500,000 Smash Shares over four years (of which 1,700,000 remain to be issued); and completing an aggregate $2,350,000 of exploration work on the Property (which has been completed).

In addition, Smash has agreed to pay to the property owner a royalty (the “Royalty”) equivalent to 2.0% of net smelter returns earned from all mineral product mined or removed from the Property. Smash may at any time purchase one-half of the Royalty (1.0% of net smelter returns) by payment of $2,500,000. Until Smash begins payment of the Royalty, it has agreed to make annual advance instalments toward the Royalty on or before each anniversary of the date of the Whiskey Property Option Agreement (July 7, 2010) of $100,000 for the first five years and $50,000 thereafter; provided that all such advance instalments toward the Royalty will be offset against future Royalty payments made or the purchase by Smash of a one-half interest in the Royalty, as applicable.

On March 14, 2011, the Company filed a final initial public offering (“IPO”) prospectus with the regulatory authorities in British Columbia, Alberta, Ontario and Yukon for the issuance of 8,000,000 common shares at $0.80 per common share for gross proceeds of $6,400,000. The IPO was completed on April 1, 2011 and the Company commenced trading on the TSXV on April 4, 2011 under the symbol SSH. As reflected in the Smash Audited Financials, Smash has raised an aggregate of $14,645,348 through the sale and distribution of its common shares, and has incurred an aggregate of $7,172,686 of exploration costs on the Whiskey Property. Smash is in good standing under the Whiskey Property Option Agreement, and will have exercised its option to acquire the Whiskey Property upon issuing a total of 1,700,000 Smash Shares to the property owner, issuable as to 500,000 Smash Shares on or before July 7, 2012; an additional 600,000 Smash Shares on or before July 7, 2013; and an additional 600,000 Smash Shares on or before July 7, 2014.

Whiskey Property

Smash’s only significant acquisition to date has been the Whiskey Property Option Agreement to acquire an interest in the Whiskey Property. A technical report on the Whiskey Property, Yukon Territory, Canada, dated December 12, 2011 as prepared by Revelation Geoscience Ltd. (authors - Phil Smerchanski, P.Geo. and Dennis Arne, P.Geo.) has been filed on SEDAR and is hereby incorporated by reference and can be viewed in its entirety on SEDAR’s website at www.sedar.com.

The following are extracts from the Summary and Recommendation sections of the above referenced Whiskey Technical Report. The entire technical report is available for review on SEDAR: The Whiskey property is underlain by Paleozoic metamorphic units including amphibolites and orthogneisses representing a continental arc system. Hydrothermal alteration and geochemical anomalism led Smash to focus a portion of the 2011 field season on the northeast part of the Whiskey Property where a widespread hydrothermal alteration zone in biotite feldspar gneiss and augen gneiss has developed gold mineralization along structures. Detailed mapping identified steeply dipping northeast and northwest trending structural zones with associated alteration that extends between 10 100 meters into the wallrock. These alteration zones consist of highly silicified breccias and quartz stockwork veins.

Two distinct styles of mineralization are present on the Whiskey Property. The first style is characterized by anomalous gold in soil centered within a body of meta gabbro with fine quartz-feldspar veinlets at the

Bowmore and CC zones. The second style of mineralization forms part of a large, structurally controlled hydrothermal system centered within the north eastern portion of the Whiskey Property, this zone is interpreted to represent a vertically zoned low sulphidation, epithermal style hydrothermal system.

Smash executed an extensive multi phase, multi disciplinary exploration program from May to October 2011. Work performed on the Whiskey Property included: property scale geological mapping and structural studies; prospect and local scale mapping and prospecting; collection of 1,819 grab rock samples; collection of 19,511 soil samples including ridge and spur and grid soil samples; on site XRF analysis of all grid soil samples collected; a two phase stream sediment sampling program focusing on all catchment areas within the Whiskey Property to a maximum of 20 square kilometres; airborne magnetic and radiometric geophysical survey; mechanized trenching covering 2,500 line metres over 83 trenches and collection of 1,295 channel samples, including trench reclamation; and a diamond drill program consisting of eight holes totalling 1,665.9 metres.

The principal objective of the recommended 2012 program is drill testing of high priority targets. Important to this work is further geological mapping and prospecting. A program of approximately 5,000 soil samples is recommended. A small portion, approximately 500 samples, of this soil sampling will be ridge and spur sampling in locations not sampled during the previous two phases of sampling in the north east corner of the south claim block and a few other small areas. The majority of the soil sampling should be grid based. A program of mechanical trenching should be carried out on prioritized targets to collect geological information in advance of drill targeting.

Mid summer season diamond drilling should commence at the Highland Park and Stranahan targets once sufficient surface trenching and detailed mapping have been completed to allow for drill targeting. Following this work drilling should be undertaken to test additional targets including Tullamore Dew, which will have been further refined as a results of the ongoing 2012 summer field work. It is recommended that the total drill testing aggregate approximately 3,000 metres.

It is also recommended that some form of mechanized auger sampling of top of bedrock and/or the bedrock soil interface will allow for testing of valleys and north facing slopes that are currently under sampled due to frozen or difficult ground conditions. This type of sampling, if implemented, may allow for a reduction of the total diamond drill metres. Due to uncertainty of costing for a program of this nature at this time, more work is needed to prepare a realistic estimate. However, the cost would be borne within the overall drill budget. There is insufficient funding proposed for the 2012 field season to test all available targets, so these will need to be prioritized.

The 2012 program will benefit from having the camp already in place. Helicopter support will be necessary and the proposed budget of $3,000,000 envisages a light duty helicopter such as a Eurocopter AS350SD2 or AS350FX2 on site for the entire four month intensive field program.

Any further program of exploration in 2013 will be contingent upon results from the 2012 program. In the event that the recommended drilling in 2012 meets with positive result then it may be possible to scale up to a more intensive drill program late in the 2012 season.

Recommended 2012 Field Program Budget

Item[1]	Estimated Cost (CDN$)
Aircraft charter, helicopter, other travel	$780,000
Camp rental, food, telecoms, camp and helicopter fuel	$265,000
Core drilling 3,000 m plus mobilization & demobilization	$500,000

Item[1]	Estimated Cost (CDN$)
Courier freight, shipping	$50,000
Soil sampling and trenching	$160,000
Salaries, consultants, community relations	$715,000
Assays	$295,000
Field equipment, equip rental, computer & software	$145,000
Dawson field office, insurance, other transportation	$40,000
Contingency	$50,000
Total	$3,000,000

Notes:

1.	Assumptions: Four months of field work starting May 15th, 3,000 metres diamond core drilling, 5,000 soil samples, trenching, mapping, prospecting.

Description of Share Capital

Smash is authorized to issue an unlimited number of Smash Shares without nominal or par value. Smash Shareholders are entitled to dividends, if, as and when declared by the Smash Board, to one vote per share at meetings of the Smash Shareholders and, upon liquidation, to share equally in such assets of Smash as are distributable to Smash Shareholders.

As of the Record Date, Smash had 24,276,390 Smash Shares Issued and outstanding. In addition, Smash had the following convertible securities outstanding:

Type	Number	Exercise Price	Expiry Date
Smash Comp Options	640,000	$0.80	April 4, 2013
Smash Comp Options	474,578	$1.20	February 4, 2013
Smash Options	1,400,000	$0.80	April 4, 2016
Smash Options	505,000	$1.00	September 12, 2016

Smash also has an obligation to issue 1,700,000 Smash Shares pursuant to the terms of the Whiskey Property Option Agreement. See Part III: Information Concerning Smash Minerals Corp. – General Development of the Business.

Prior Sales

For details of securities issued by Smash in the past 12 months, please refer to the information incorporated by reference and available on SEDAR. Since the date of Smash’s incorporation, it has issued the following Smash Shares:

Date	Number of Shares	Issue Price Per Share	Aggregate Issue Price	Nature of Consideration Received
June 4, 2010	1[1]	$1.00	$1.00	cash
July 26, 2010	1,502,500	$0.001	$1,502	cash

August 10, 2010	400,000[2]	$0.05	$20,000	Property
August 30, 2010	2,410,000	$0.125	$301,250	cash
Sept. 3, 2010	587,500	$0.25	$146,875	cash
Dec. 6, 2010	3,732,500	$0.25	$933,125	cash
April 1, 2011	8,000,000[3]	$0.80	$6,400,000	cash
April 1, 2011	426,700[4]	$0.80	$341,360	services
April 1, 2011	37,500[5]	$0.80	$30,000	services
July 7, 2011	400,000[6]	$1.19	$476,000	Property
August 4, 2011	4,202,500[7]	$1.20	$5,043,000	cash
August 4, 2011	2,577,190[7]	$1.05	$2,706,050	cash
Totals	24,276,390		16,399,162
1.	The one original incorporator’s share was repurchased by the Company for $1.00 on July 26, 2010.
2.

Shares issued pursuant to the Whiskey Property Option Agreement at the deemed price of $0.05 per share, however shown in the Smash Audited Financials at $0.125 per Share in accordance with Canadian GAAP.

3.	Shares issued pursuant to Smash’s IPO by way of prospectus dated March 14, 2011. 640,000 Smash Comp Options exercisable at $0.80 per Smash Share were also issued upon closing of Smash’s IPO.
4.	Shares issued as partial consideration of agent’s commission in connection with Smash’s IPO.
5.	Shares issued as partial consideration of agent’s corporate finance fee in connection with Smash’s IPO.
6.	Shares issued pursuant to the Whiskey Property Option Agreement at the then current price of $1.19 per share.
7.

Private placement of 4,202,500 flow-through shares at $1.20 per share; and 2,577,190 shares at $1.05 per share. 474,578 Smash Comp Options exercisable at $1.20 per Smash Share were also issued upon closing of the private placement.

Price Range and Trading Volume

The following chart sets out the monthly high and low trading prices, closing prices, and volume of Smash Shares traded on the TSXV since its listing on April 4, 2011:

Month	High CDN$	Low CDN$	Close CDN$	Volume
February 1-23, 2012	0.510	0.390	0.460	1,103,114
January 2012	0.430	0.330	0.390	1,492,660
December 2011	0.370	0.300	0.360	2,184,960
November 2011	0.475	0.355	0.355	981,737
October 2011	0.660	0.300	0.400	2,624,504
September 2011	1.160	0.600	0.650	1,574,440
August 2011	1.310	0.810	1.020	2,161,844
July 2011	1.290	1.090	1.220	1,616,647
June 2011	1.350	1.050	1.160	3,554,412
May 2011	1.390	0.920	1.350	2,295,100
April 4-30 2011	1.250	0.900	1.050	2,505,262

Dividends

Subject to statutory or legal requirements, there are no restrictions in Smash’s Articles or By-Laws that would restrict or prevent Smash from paying dividends. However, Smash has not paid any dividends or made any other distributions in respect of its outstanding shares and management of Smash does not anticipate that Smash will pay dividends or make any other distribution in respect of its shares in the near future.

Risk Factors

An investment in Smash Shares is subject to certain risks. Investors should carefully consider the risk factors described under the heading ‘‘Risk Factors’’ in the Smash Prospectus and the risk factors discussed throughout the Smash Incorporated Documents, all of which are incorporated by reference in this Information Circular, as well as the risk factors set forth elsewhere in this Information Circular.

Legal Proceedings

There are no legal proceedings to which Smash is a party or of which its property is the subject matter, nor to the best of the knowledge of management are any legal proceedings contemplated.

Auditor, Transfer Agent and Registrar

The auditors of Smash are KMPG LLP, Chartered Accountants, 777 Dunsmuir Street, Vancouver, British Columbia.

The registrar and transfer agent of the Smash Shares is Equity Financial Trust Company, Suite 1620, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6.

Voting Shares and Principal Holders Thereof

Smash is authorized to issue an unlimited number of common shares without par value. On the Record Date, 24,276,390 common shares without par value were issued and outstanding, each share carrying the right to one vote. At shareholder meetings of Smash, on a show of hands, every shareholder present in person shall have one vote and, on a poll, every shareholder shall have one vote for each share of which he is the holder.

Only shareholders of record on the close of business on the Record Date, who either personally attend the Meeting or who complete and deliver an Instrument of Proxy in the manner and subject to the provisions set out under the heading “Appointment and Revocation of Proxies” will be entitled to have his or her shares voted at the Meeting or any adjournment thereof.

To the knowledge of the directors and senior officers of Smash, the following persons or companies beneficially own, directly or indirectly or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of Smash:

Name	Number of Shares Held	Percentage of Shares Held
CDS & Co. (NCI)[1]	21,054,353	86.73%
1.	The beneficial owners are not known.

The above information was provided by management of Smash and Smash’s registrar and transfer agent as of the Record Date.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Other than as disclosed elsewhere in this Information Circular, to the knowledge of management of Smash, none of the directors or executive officers of Smash, no proposed nominee for election as a director of Smash, none of the persons who have been directors or executive officers of Smash since the commencement of Smash’s last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than the election of directors, those matters pertaining to Smash’s stock option plan, and the Amalgamation.

Interest of Informed Persons in Material Transactions

For the purposes of this Information Circular, “informed person” means:

(a)	a director or executive officer of Smash;

(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of Smash;

(c)

any person or company who beneficially owns, directly or indirectly, voting securities of Smash or who exercises control or direction over voting securities of Smash, or a combination of both, carrying more than 10% of the voting rights attached to all outstanding voting securities of Smash, other than voting securities held by the person or company as underwriter in the course of a distribution; and

(d)	Smash if it has purchased, redeemed or otherwise acquired any of its own securities, for so long as it holds any of its securities.

Except as described in this section, no informed person, no proposed director of Smash and no associate or affiliate of any such informed person or proposed director, has or has had any material interest, direct or indirect, in any transaction undertaken by Smash during its last completed fiscal year or in any proposed transaction, which, in either case, has materially affected or will materially affect Smash or any of its subsidiaries.

During the financial year ended October 31, 2011 Smash paid a total of $258,634 to companies with common directors or officers of Smash or to the directors or officers themselves for various services rendered. The total amount is comprised of salaries of $112,500, consulting fees of $85,134, director fees of $26,000, office rent of $20,000, accounting fees of $12,500, and office and administration fees of $2,500 which were paid to the following directors and officers:

(i)	$112,500 to Adrian Fleming (CEO) ;

(ii)	$49,634 to Adam Kniec (CFO and Corporate Secretary);

(iii)	$82,500 to Darryl Cardey (Director);

(iv)	$7,000 to Greg Fekete (Director); and

(v)	$7,000 to Stephen Swaffield (Director)

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount agreed to by the related parties.

Statement of Executive Compensation

For purposes hereof, “NEO” or “Named Executive Officer” means each of the following individuals:

(a)	a chief executive officer (“CEO”);

(b)	a chief financial officer (“CFO”);

(c)

each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, for that financial year; and

(d)

each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the company, nor acting in a similar capacity, at the end of that financial year.

A.	Compensation Discussion and Analysis

In assessing the compensation of its executive officers, Smash does not have in place any formal objectives, criteria or analysis. Compensation payable is currently determined by its Compensation Committee, subject to ratification by the Board. Smash’s executive compensation program is based on negotiations with the applicable NEO. Both individual and corporate performances are also taken into account. At the present time, compensation paid to Smash’s executive officers is expected to consist solely of management fees and stock options.

Smash does not have cash flow from operations, and relies on raising equity capital for continuing its business objectives. As such, the board’s decision on determining compensation is based on available cash resources.

Smash presently pays management fees of $12,500 per month to Adrian Fleming in his capacities as President and CEO, and consulting fees of $5,000 per month to ArkOrion Enterprises Inc., a company controlled by Adam Kniec, (the CFO and Secretary). Mr. Fleming has also been granted 300,000 stock options; and 125,000 options have been granted to Mr. Kniec, all exercisable at $0.80 per share for a period of 60 months from the date of grant.

The only compensation paid by Smash to the NEOs in the most recently completed financial year consisted of:

1.

Arkorion Enterprises Inc. (a private company controlled by Adam Kniec, CFO and Secretary of Smash) received, prior to April 4, 2011, consulting fees based on actual time spent on Smash matters, plus applicable taxes, which increased to $5,000 per month thereafter, for an aggregate of $49,634 paid during the fiscal year ended October 31, 2011; and

2.

Adrian Fleming (CEO and director) received, prior to April 4, 2011, $5,000 per month for management services, which increased to $12,500 per month thereafter, for an aggregate of $112,500 paid during the fiscal year ended October 31, 2011; and

3.	An aggregate of 425,000 incentive stock options were granted under Smash’s stock option plan to the NEO’s.

B.	Option-based awards

Smash currently has in place a “rolling” stock option plan (the “Smash Stock Option Plan”) for the purpose of attracting and motivating directors, officers, employees and consultants of Smash and advancing the interests of Smash by affording such persons with the opportunity to acquire an equity interest in Smash through rights granted under the Smash Stock Option Plan to purchase shares of Smash.

The Smash Stock Option Plan has been and will be used to provide share purchase options which are granted in consideration of the level of responsibility of the executive as well as his or her impact or contribution to the longer-term operating performance of Smash. In determining the number of options to be granted to each executive officer, the board takes into account the number of options, if any, previously granted to each executive officer, and the exercise price of any outstanding options to ensure that such grants are in accordance with the policies of the TSXV, and closely align the interests of the executive officers with the interests of shareholders.

C.	Summary Compensation Table

Smash has two NEOs: Adrian Fleming, CEO and Adam Kniec, CFO. The following table contains a summary of the compensation paid to the NEOs during the financial periods ended October 31, 2010 and 2011:

Name and Principal Position	Year Ended Oct 31	Salary ($)	Share based awards	Option- based awards[1]	Non-equity incentive plan compensation ($)		Pension value	All other compen- sation	Total compen- sation
					Annual incentive plans	Long- term incentive plans
Adrian Fleming CEO	2011 2010[2]	112,500 25,000	Nil Nil	213,695 Nil	Nil Nil	Nil Nil	Nil Nil	Nil $105,435[3]	326,195 130,435
Adam Kniec CFO & Secretary	2011 2010[2]	49,634 878	Nil Nil	89,040 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	138,674 878

Notes:

1.	Dollar value of the options granted, calculated in accordance with IFRS and valued as of the date of grant.
2.	For the period from incorporation (June 4, 2010) to October 31, 2010.
3.	Pro rata share of stock based compensation expense of $186,310 pertaining to Shares issued at $0.001 per Share.

D.	Incentive Plan Awards

Under the Smash Stock Option Plan, Smash is authorized to grant stock options of up to 10% of its issued and outstanding shares, from time to time. As at the record date, Smash was eligible to grant up to 2,427,639 options under the Smash Stock Option Plan. There are presently 1,905,000 options outstanding under the Smash Stock Option Plan. The TSXV requires listed companies that have “rolling” stock option plans in place to receive shareholder approval to such plan on a yearly basis at Smash’s annual general meeting.

The following is a summary of some of the material terms of the Smash Stock Option Plan:

1.

The term of any options granted under the Smash Stock Option Plan will be fixed by the board of directors at the time such options are granted, provided that options will not be permitted to exceed a term of ten years from the Award Date.

2.

The exercise price of any options granted under the Smash Stock Option Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the closing price of Smash’s common shares on the day preceding the day on which the directors grant such options, less any discount permitted by the TSXV to a minimum of $0.10 per share.

3.	No vesting requirements will apply to options granted thereunder, however a four month hold period will apply to all shares issued under each option, commencing from the date of grant.

4.	All options will be non-assignable and non-transferable.

5.

No more than (i) 5% of the issued shares may be granted to any one individual in any 12 month period; and (ii) no more that 2% of the issued shares may be granted to a consultant, or an employee performing investor relations activities, in any 12 month period.

6.

If the option holder ceases to be a director of Smash or ceases to be employed by Smash (other than by reason of death), as the case may be, then the option granted shall expire on no later than the 90th day following the date that the option holder ceases to be a director or ceases to be employed by Smash, subject to the terms and conditions set out in the Smash Stock Option Plan. However, if the option holder is engaged in investor relations activities the options must expire within 30 days after the option holder ceases to be employed by Smash to provide investor relations activities, in accordance with the policies of the TSXV.

7.

Disinterested shareholder approval must be obtained for (i) any reduction in the exercise price of an outstanding option, if the option holder is an insider; (ii) any grant of options to insiders, within a 12 month period, exceeding 10% of Smash’s issued shares; and (iii) any grant of options to any one individual, within a 12 month period, exceeding 5% of Smash’s issued shares.

8.

For stock options granted to employees, consultants or management company employees, Smash represents that the proposed optionee is a bona fide employee, consultant or management company employee, as the case may be.

9.	Options will be reclassified in the event of any consolidation, subdivision, conversion or exchange of Smash’s common shares.

The Smash Stock Option Plan is subject to receipt of annual TSXV acceptance to its filing. Shareholders will be asked to consider, and if thought fit, to approve a resolution ratifying and approving Smash’s existing Plan. The full text of the Smash Stock Option Plan will be made available at the registered office of Smash, Suite 700, 625 Howe Street, Vancouver, B.C. until the business day immediately preceding the date of the Meeting.

Outstanding Share-Based Awards and Option-Based Awards

The following table discloses the particulars of all awards for each NEO outstanding as at October 31, 2011:

Name	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options	Option exercise price (CDN $)	Option expiration date	Value of unexercised in- the-money options[1]	Number of shares or units of shares that have not vested	Market or payout value of share- based awards that have not vested
Adrian Fleming CEO	300,000	$0.80	April 4, 2016	Nil	N/A	N/A
Adam Kniec CFO	125,000	$0.80	April 4, 2016	Nil	N/A	N/A

1

The value of unexercised “in-the-money options” is based on the difference between the market value of Smash’s common shares on October 31, 2011 and the exercise price of the options. The closing price of Smash’s common shares on the TSXV on October 31, 2011 was $0.40.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table summarizes the value of each incentive plan award vested or earned by each NEO during the financial year ended October 31, 2011:

Name	Option-based awards – Value vested during the year (CDN $)[1]	Share-based awards – Value vested during the year	Non-equity incentive plan compensation – Value earned during the year
Adrian Fleming, CEO	N/A	N/A	N/A
Adam Kniec, CFO	N/A	N/A	N/A
1.

Value vested is calculated as the dollar value that would have been realized had the option been exercised on the date it was vested less the related exercise price multiplied by the number of vesting shares.

E.	Pension Plan Benefits

Smash does not have any pension plans that provide for payments or benefits to any NEO at, following or in connection with their retirement, nor does Smash have any defined contribution plans or deferred compensation plans relating to any NEO.

F.	Termination and Change of Control Benefits

Other than as disclosed herein, Smash does not have any pension or retirement plan which is applicable to present or past NEOs. Smash has not provided compensation, monetary or otherwise, to any person who now or previously has acted as an NEO of Smash, in connection with or related to the retirement, termination or resignation of such person, and Smash has provided no compensation to any such person as a result of a change of control of Smash. Smash is not party to any compensation plan or arrangement with an NEO whereby compensation will be paid as a result of the resignation, retirement or termination of employment of any such person, a change of control of Smash, or a change in the NEO’s responsibilities following a change of control of Smash, save and except that pursuant to Smash’s management agreement with Adrian Fleming (in his roles as President and CEO), Mr. Fleming is entitled to receive an amount equal to 18 months of salary. Mr. Fleming has waived any rights thereto as it pertains to the Amalgamation.

G.	Director Compensation

Smash pays each of its directors a monthly stipend of $1,000 for acting as such. Directors are also entitled to be reimbursed for reasonable expenditures incurred in performing their duties as directors.

Director Compensation Table

Smash has no arrangements, standard or otherwise, pursuant to which directors are compensated by Smash for their services in their capacity as directors, or for committee participation, except for the granting of incentive stock options from time to time in accordance with the terms of Smash’s stock option plan and the policies of the TSXV. The following table summarizes the compensation paid, payable, awarded or granted to each of the directors who was not a NEO during the financial year ended October 31, 2011:

Director Name	Fees Earned	Share-Based Awards	Option- Based Awards[1]	Non-Equity Incentive Plan Compensation	Pension Value	All Other Compensa- tion)	Total
Darryl Cardey	$12,000	Nil	$162,272	Nil	Nil	$70,500[2]	$244,772
Stephen Swaffield	$7,000	Nil	$71,232	Nil	Nil	Nil	$78,232
Gregory Fekete	$7,000	Nil	$71,232	Nil	Nil	Nil	$78,232
1.	Dollar value of incentive stock options granted pursuant to the Smash Stock Option Plan, calculated in accordance with IFRS on the date of grant.
2.	Represents fees paid to related companies for consulting services, office rent, accounting and administrative services.

Smash has a stock option plan for the granting of incentive stock options to the officers, employees and directors. The purpose of granting such options is to assist Smash in compensating, attracting, retaining and motivating its directors and to closely align the personal interests of such persons to that of the shareholders. See “Incentive Plan Awards” above.

Outstanding Share-Based Awards and Option-Based Awards

The following table discloses the particulars of all awards granted to each director who was not a NEO during the financial year ended October 31, 2011:

Name	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options	Option exercise price (CDN $)	Option expiration date	Value of unexercised in- the-money options[1]	Number of shares or units of shares that have not vested	Market or payout value of share- based awards that have not vested
Darryl Cardey	225,000	$0.80	April 4, 2016	Nil	N/A	N/A
Stephen Swaffield	100,000	$0.80	April 4, 2016	Nil	N/A	N/A
Gregory Fekete	100,000	$0.80	April 4, 2016	Nil	N/A	N/A
1.

The value of unexercised “in-the-money options” is based on the difference between the market value of Smash’s Shares on October 31, 2011 and the exercise price of the options. The closing price of Smash’s Shares on the TSXV on October 31, 2011 was $0.40.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table summarizes the value of each incentive plan award vested or earned by each director who is not a NEO during the financial year ended October 31, 2011:

Name	Option-based awards – Value vested during the year (CDN $)[1]	Share-based awards – Value vested during the year	Non-equity incentive plan compensation – Value earned during the year
Darryl Cardey	Nil	N/A	N/A
Stephen Swaffield	Nil	N/A	N/A
Gregory Fekete	Nil	N/A	N/A

1.

Value vested is calculated as the dollar value that would have been realized had the option been exercised on the date it was vested less the related exercise price multiplied by the number of vesting shares.

Securities Authorized For Issuance Under Equity Compensation Plans

As of the financial year ended October 31, 2011, Smash’s stock option plan was the only equity compensation plan under which securities were authorized for issuance. The following table sets forth information with respect to Smash’s stock option plan as at the year ended October 31, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders	1,905,000	$0.85	522,639[1]
Equity compensation plans not approved by securityholders	Nil	N/A	Nil
Total	1,905,000	$0.85	522,639[1]

Notes:

1

This figure is based on the total number of shares authorized for issuance under Smash’s stock option plan, less the number of stock options issued under such plan which were outstanding as at Smash’s financial year ended October 31, 2011. As at October 31, 2011, Smash was authorized to issue options for the purchase of up to a total of 2,427,639 common shares.

Corporate Governance Disclosure

Corporate governance relates to the activities of Smash’s board of directors (the “Board”), the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of Smash. National Instrument 58-201 Corporate Governance Guidelines (“NI 58-201”) establishes corporate governance guidelines that apply to all public companies. These guidelines are not intended to be prescriptive but to be used by issuers in developing their own corporate governance practices. The Board is committed to sound corporate governance practices and feels that Smash’s corporate governance practices are appropriate and effective for Smash given its current size.

Smash’s corporate governance practices are summarized below:

Board of Directors

The Board is currently composed of Adrian Fleming, Darryl Cardey, Stephen Swaffield and Greg Fekete. All of the proposed nominees for election as directors are currently directors of Smash.

National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) suggests that the board of directors of a public company should be constituted with a majority of individuals who qualify as “independent” directors. An “independent” director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the company, other than interests and relationships arising from shareholding. In addition, where a company has a significant shareholder, NI 58-101 suggests that a board of directors should include a number of directors who do not have interests in either the company or the significant shareholder. Of the proposed director nominees, all are considered by the Board to be “independent” within the meaning of NI 58-101 except for Mr. Fleming due to his acting as President and CEO of Smash.

The independent directors meet separately from the non-independent director, as determined necessary from time to time, in order to facilitate open and candid discussion among the independent directors. No separate meetings of the independent directors have been held to date. Adrian Fleming, a non- independent director, acts as the lead director with respect to the conduct of Board meetings. Gregory Fekete acts as the lead director with respect to the independent directors. Given Smash’s relatively small size and start-up nature, the Board is satisfied as to the extent of independence of its members. The Board is satisfied that it is not constrained in its access to information, in its deliberations, or in its ability to satisfy the mandate established by law to supervise the business and affairs of Smash, and that there are sufficient systems and procedures in place to allow the Board to have a reasonable degree of independence from day-to-day management.

Board Mandate

The Board does not presently have a written mandate describing how the Board delineates its role and responsibilities. The size of Smash is such that all of its operations are conducted by a small management team that is also represented on the Board. The Board considers that management is effectively supervised by the independent directors on an informal basis as the independent directors are actively and regularly involved in reviewing and supervising the operations of Smash and have regular and full access to management. Further supervision is performed through Smash’s Audit Committee that is composed of a majority of independent directors who meet with Smash’s auditors without management being in attendance.

Position Descriptions

The Board has not developed written position descriptions for the lead director with respect to the conduct of Board meetings, or for the lead director of any committees. The lead director’s role and responsibilities in each instance include reviewing notices of meetings, setting meeting agendas, conducting and chairing meetings in accordance with good practices, and reviewing minutes of meetings.

The Board has not developed written position descriptions for Smash’s CEO. The CEO’s general roles and responsibilities include overseeing all operations of Smash, and developing and devising the means to implement general strategies for the direction and growth of Smash.

Other Reporting Issuer Experience

The following table sets out the directors of Smash that are currently directors of other reporting issuers in any Canadian or foreign jurisdiction:

Name	Name of Reporting Issuer	Name of Exchange
Adrian Fleming	Goldminex Resources Ltd. Gonzaga Resources Ltd. Entourage Metals Ltd. Tarsis Resources Ltd. Valhalla Resources Ltd.	ASX TSXV TSXV TSXV TSXV
Darryl Cardey	Full Metal Minerals Ltd. Millrock Resources Inc. Minaurum Gold Inc. Highway 50 Gold Corp.	TSXV TSXV TSXV TSXV

Name	Name of Reporting Issuer	Name of Exchange
	Vendetta Mining Corp. Otterburn Resources Corp. Crazy Horse Resources Inc. Castle Peak Mining Ltd. Unique Resources Corp.	TSXV TSXV TSXV TSXV Unlisted
Gregory Fekete	Hinterland Metals Inc.	TSXV

Orientation and Continuing Education

Each new director is given an outline of the nature of Smash’s business, its corporate strategy, and current issues within Smash. New directors are encouraged to review Smash’s public disclosure records as filed on SEDAR; and are also required to meet with management of Smash to discuss and better understand Smash’s business and are given the opportunity to meet with counsel to Smash to discuss their legal obligations as directors of Smash.

In addition, management of Smash takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities policies that may affect the directors, officers and committee members of Smash as a whole. Smash continually reviews the latest securities rules and policies and is on the mailing list of the Exchange to receive updates to any of those policies. Any such changes or new requirements are then brought to the attention of Smash’s directors either by way of director or committee meetings or by direct communications from management to the directors.

Ethical Business Conduct

The Board has established a Corporate Governance Committee (comprising of Gregory Fekete (Chair), Stephen Swaffield and Adrian Fleming). As some of Smash’s directors also serve as directors and officers of other companies engaged in similar business activities, all directors must comply with the conflict of interest provisions of the British Columbia Business Corporations Act, as well as the relevant securities regulatory instruments, to ensure that they exercise independent judgment in considering transactions and agreements in respect of which they may have a material interest. Any interested director must declare the nature and extent of his interest and would not be entitled to vote at meetings of directors that evoke any such conflict.

The Board has established a code of ethical conduct policy pursuant to the requirements of National Policy 58-201. The full text of this policy is available for review under Smash’s profile on SEDAR at www.sedar.com and may be obtained free of charge upon request to Smash by mail to Suite 800 – 789 W. Pender Street, Vancouver, B.C. V6C 1H2 (telephone: 604.638-8063).

Nomination of Directors

The Company’s management is continually in contact with individuals involved with public sector issuers. From these sources management has made numerous contacts and in the event that Smash requires any new directors, such individuals will be brought to the attention of the Board of Directors. The Company conducts due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management or special expertise in an area of strategic interest to Smash, the ability to devote the time required, and a willingness to serve.

Compensation

The Board has formed a Compensation Committee (comprising of Stephen Swaffield (Chair), Gregory Fekete and Darryl Cardey) to monitor and review the salary and benefits of its executive officers, and Smash’s general compensation structure, policies and programs in consideration of industry standards and Smash’s financial situation. The Compensation Committee will also be responsible for determining the compensation of the directors who currently are not compensated in their capacity as directors but do receive stock options.

Other Board Committees

At present, Smash has an Audit Committee, Compensation Committee and a Corporate Governance Committee. Smash has no present intention of creating any other committees, but may do so in the future should its Board of Directors become larger.

Assessments

Neither Smash nor the Board of Directors has determined formal means or methods to regularly assess the Board, its committees or the individual directors with respect to their effectiveness and contributions. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director is informally monitored by the other Board members, having in mind the business strengths of the individual and the purpose of originally nominating the individual to the Board.

Audit Committee Disclosure

Pursuant to the BCBCA, Smash is required to have an audit committee comprised of at least three directors, the majority of whom must not be officers or employees of Smash or an affiliate of Smash. Smash must, pursuant to NI 52-110, have a written charter which sets out the duties and responsibilities of its audit committee. Smash’s audit committee charter is substantially reproduced below.

Audit Committee’s Charter

Mandate

The primary function of the audit committee (the “Committee”) is to assist the Board in fulfilling its financial oversight responsibilities by reviewing (i) the financial reports and other financial information provided by Smash to regulatory authorities and shareholders, (ii) Smash’s systems of internal controls regarding finance and accounting, and (iii) Smash’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, Smash’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor Smash’s financial reporting and internal control systems and review Smash’s financial statements;

  review and appraise the performance of Smash’s external auditors; and

  provide an open avenue of communication among Smash’s auditors, financial and senior management and the Board.

Composition

The Committee shall be comprised of three directors as determined by the Board, the majority of whom shall be free from any relationship that, in the opinion of the Board, would reasonably interfere with the exercise of his or her independent judgment as a member of the Committee. At least one member of the Committee should have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Audit Committee’s Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by Smash’s financial statements. The members of the Committee shall be elected each year by the Board at its first meeting following the annual shareholders’ meeting.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

(a)	Review and update the Audit Committee Charter annually.

(b)

Review Smash’s financial statements, MD&A and any annual and interim press releases regarding the same before Smash publicly discloses this information, and any reports or other financial information (including quarterly financial statements) that are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

(c)	Confirm that adequate procedures are in place for the review of Smash’s public disclosure of financial information extracted or derived from Smash’s financial statements.

External Auditors

(a)	Review annually, the performance of the external auditors who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of Smash.

(b)

Obtain annually, a formal written statement of the external auditors setting forth all relationships between the external auditors and Smash, consistent with the Independence Standards Board Standard 1 (as adopted by the American Institute of Certified Public Accountants).

(c)	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

(d)	Take, or recommend that the full Board of Directors take appropriate action to oversee the independence of the external auditors.

(e)	Recommend to the Board the selection and compensation and, where applicable, the replacement of the external auditors nominated annually for shareholder approval.

(f)

At each meeting, consult with the external auditors, without the presence of management, about the quality of Smash’s accounting principles, internal controls and the completeness and accuracy of Smash's financial statements.

(g)	Review and approve Smash’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of Smash.

(h)	Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

(i)

Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by Smash’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

(i)

the aggregate amount of all such non-audit services provided to Smash constitutes not more than five percent of the total amount of fees paid by Smash to its external auditors during the fiscal year in which the non-audit services are provided;

(ii)	such services were not recognized by Smash at the time of the engagement to be non-audit services; and

(iii)

such services are promptly brought to the attention of the Committee by Smash and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. Provided the pre-approval of the non-audit services is presented to the Committee’s first scheduled meeting following such approval, such authority may be delegated by the Committee to one or more independent members of the Committee.

Financial Reporting Processes

(a)	In consultation with the external auditors, review with management the integrity of Smash’s financial reporting process, both internal and external.

(b)	Consider the external auditors’ judgments about the quality and appropriateness of Smash’s accounting principles as applied in its financial reporting.

(c)	Consider and approve, if appropriate, changes to Smash’s auditing and accounting principles and practices as suggested by the external auditors and management.

(d)	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

(e)

Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(f)	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements.

(g)	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

(h)	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters.

(i)	Review the auditor’s certification process.

(j)	Establish a procedure for the confidential, anonymous submission by employees of Smash of concerns regarding questionable accounting or auditing matters.

Composition of the Audit Committee

The Audit Committee is presently comprised of Darryl Cardey, Gregory Fekete and Stephen Swaffield; Gregory Fekete and Stephen Swaffield are independent directors of Smash within the meaning of NI 52-110. Mr. Cardey is not considered independent as he receives monthly consulting fees. The Chairman of the Audit Committee is Darryl Cardey. As consideration for acting as Chairman of the Audit Committee, Mr. Cardey receives $1,000 per month. All members of the Audit Committee are financially literate. The members of the Audit Committee are elected by the Board at its first meeting following each annual shareholders meeting to serve a one year term and are permitted to serve an unlimited number of consecutive terms.

Relevant Education and Experience

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member is as follows:

Darryl Cardey - Mr. Cardey is a Chartered Accountant. He has been a director or officer (including CFO) of a number of public companies in the natural resource sector and as a director has been responsible for approving financial statements.

Gregory Fekete - Mr. Fekete has been a director or officer of several public companies in the natural resource sector and has been responsible for approving financial statements.

Stephen Swaffield - Mr. Swaffield has been a senior officer of three large companies – Canaccord Capital Inc., Terasen Inc. and RBC Dominion Securities Inc. since 1998 and as such is familiar with financial matters and approving financial statements.

Audit Committee Oversight

At no time has a recommendation of the Committee to nominate or compensate an external auditor not been adopted by the Board.

Reliance on Certain Exemptions

At no time has Smash relied on any of the following exemptions contained in NI 52-101:

(a)	Section 2.4 (De Minimis Non-audit Services);

(b)	Section 3.2 (Initial Public Offerings);

(c)	Section 3.4 (Events Outside Control of Member);

(d)	Section 3.5 (Death, Disability or Resignation of Audit Committee Member);

(e)	Subsection 3.3(2) (Controlled Companies);

(f)	Section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances);

(g)	Section 3.8 (Acquisition of Financial Literacy); or

(h)	the general provisions of Part 8.

Smash is relying upon the exemption in section 6.1 of NI 52-110 that exempts “venture issuers” from the requirements regarding the composition of the audit committee and certain disclosure obligations.

Pre-Approval Policies and Procedures

The Committee has adopted specific policies and procedures for the engagement of non-audit services as described above under the heading “External Auditors”.

External Auditor Service Fees (By Category)

The aggregate fees billed by our external auditors for audit and other fees since the date of incorporation on June 4, 2010 to October 31, 2010 and for the fiscal year ended October 31, 2011 are as follows:

Period Ended	Audit Fees	Audit Related Fees[1]	Tax Fees[2]	All Other Fees[3]
Oct. 31/10[4]	$nil	$nil	$nil	$nil
Oct. 31/11	$15,000	$18,725	$3,050	$nil

Notes:

1.	Fees charged for assurance and related services reasonably related to the performance of an audit, and not included under “Audit Fees”.
2.	Fees charged for tax compliance, tax advice and tax planning services.
3.	Fees for services other than disclosed in any other column.
4.	For the period from incorporation on June 4, 2010 to October 31, 2010.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE SMASH MEETING

In addition to the approval of the Amalgamation, as described under Part I of this Circular, Smash Shareholders will be asked to approve the following:

A.	Election of Directors

Management is nominating four (4) individuals to stand for election at the Smash Meeting.

Each director of Smash is elected annually and holds office until the next Annual General Meeting of the shareholders unless that person ceases to be a director before then. In connection with the Amalgamation, these directors will cease to act as directors of Smash as of the Effective Date, however Messrs. Fleming and Cardey will continue as directors of Amalco. In the absence of instructions to the contrary, the shares represented by Proxy will, on a poll, be voted for the nominees herein listed. Management does not contemplate that any of the nominees will be unable to serve as a director.

The following table sets out the names of the persons to be nominated for election as directors, the positions and offices which they presently hold with Smash, their respective principal occupations, and the number of shares of Smash which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name and Residence of Proposed Directors and Present Offices Held	Date Elected or Appointed a Director	Principal Occupation	Number of Shares[1] Directly & Indirectly
ADRIAN W. FLEMING British Columbia, Canada CEO and Director	June 4, 2010	Business Executive. See “Management Description” below.	1,360,000[2]
DARRYL S. CARDEY British Columbia, Canada Director	June 4, 2010	Chartered Accountant. See “Management Description” below.	618,250[3]
GREGORY A. FEKETE Yukon, Canada Director	June 4, 2010	Lawyer. See “Management Description” below.	202,500
STEPHEN J. SWAFFIELD British Columbia, Canada Director	Nov. 23, 2010	Business Executive. See “Management Description” below.	100,000
Notes:
1.	Information as to voting shares beneficially owned, not being within the knowledge of Smash, has been furnished by the respective nominees individually.
2.	Excludes 149,065 Prosperity Shares that Mr. Fleming has agreed to acquire from EVG, by agreement dated February 15, 2012, which transaction is scheduled to close on or around April 12, 2012.
3.

Excludes 310,551 Prosperity Shares that Mr. Cardey has agreed to acquire (indirectly through Cardey Management Corp. and CDM Capital Corp.) from EVG, by agreements dated February 15, 2012, which transactions are scheduled to close on March 7, 2012 and April 12, 2012.

The term of office for directors and members of committees expires at each annual general meeting. The board of directors after each such meeting appoints our committees for the ensuing year. Smash currently have three board committees, being:

  Audit Committee, that presently consists of Darryl Cardey (Chair), Gregory Fekete and Stephen Swaffield;

  Compensation Committee, that presently consists of Stephen Swaffield (Chair), Darryl Cardey and Gregory Fekete; and

  Corporate Governance Committee, that presently consists of Gregory Fekete (Chair), Adrian Fleming and Stephen Swaffield.

Management Description

ADRIAN WALLACE FLEMING, CEO and Director

Mr. Fleming, age 63, has been CEO and a director of Smash since June 4, 2010.

Mr. Fleming is an Australian geologist with 35 years of diversified experience in the mining industry, including exploration, project development and operations. He received a P.Geo designation from the Australian Institute of Geoscientists in December 2004; and an Aus. I.M.M. designation from the Australian

Institute of Mining and Metallurgy in June 1973. He has been a member of teams that made gold discoveries at Porgera, PNG; Big Bell, W.A.; Gross Rosebel, Suriname; Hope Bay, Nunavut and most recently White Gold, Yukon of Canada. Mr. Fleming established Underworld Resources Inc. in 2006, a TSXV listed company, recently acquired by Kinross Gold. He is a Director of Goldminex Resources Ltd. (ASX), Tarsis Resources Ltd (TSXV), Entourage Metals Ltd. (TSXV), where he is the CEO, and Full Metal Zinc (TSXV). He is also currently CEO of Valhalla Resources Ltd., a TSXV listed company conducting exploration in Romania and Turkey.

DARRYL STEPHEN CARDEY, Director

Mr. Cardey, age 44, has been a director of Smash since June 4, 2010. He was CFO for Smash for the period June 4, 2010 until November 15, 2010 when Adam Kniec was appointed in his place.

Mr. Cardey has been the director and principal of CDM Capital Partners Inc., a private British Columbia company involved in the business of venture capital financing and investments, since April 2011. He is also the President and sole owner of Cardey Management Corp., a private British Columbia company, since October 2000. Mr. Cardey holds a Chartered Accountant’s designation from the Institute of Chartered Accountants, British Columbia, granted in 2003. He obtained a Bachelor of Commerce degree from the University of British Columbia in 1990. Mr. Cardey is a director of Vendetta Mining Corp. (TSXV), Millrock Resources Ltd. (TSXV), Highway 50 Gold Corp. (TSXV), Full Metal Minerals Ltd. (TSXV), Castle Peak Mining Ltd. (TSXV), Otterburn Resources Corp. (TSXV) and Crazy Horse Resources Inc. (TSXV) where he is CFO.

GREGORY ARPAD FEKETE, Director

Mr. Fekete, age 45, has been a director of Smash since June 4, 2010.

Mr. Fekete is a partner of a law firm in the Yukon – Austring, Fendrick, Fairman & Parkkari (since January 2001); and an active member of the Law Society of the Yukon (since July 1, 1996); formerly a member of the Law Society of British Columbia. He obtained his law degree from the University of New Brunswick, Fredericton, New Brunswick on May 23, 1995; and obtained a B.A. (Hons) from Dalhousie University, Halifax, Nova Scotia (May 1, 1991).

Mr. Fekete has previously been a director of True North Gems Inc. (TSXV; March 2002 to July 2009), President of True North Gems Inc. (TSXV; June 2004 to March 2008), and Secretary of True North Gems Inc. (TSXV; June 2007 to July 2009). He is currently a director of Hinterland Metals Inc. (TSXV; since September 2002) and Secretary of Hinterland Metals Inc. (TSXV; since September 2003).

STEPHEN JAMES SWAFFIELD, Director

Mr. Swaffield, age 49, has been a director of Smash since November 23, 2010.

Mr. Swaffield has been the President and sole owner of CarbEx Consulting Inc. (a B.C. private company) since November 2010. He was formerly Managing Director of Canaccord Capital Inc. (April 2007 to April 2010); Senior Vice President of Terasen Inc. (January 2004 to November 2005); and Managing Director of RBC Dominion Securities Inc. (February 1998 to January 2004). He obtained his MBA from INSEAD, Fontainebleau, France (June 2000); and graduated from Oxford University, United Kingdom with a Bachelor of Arts (1986) and Masters degree (1989).

No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company except the directors and executive officers of Smash acting solely in such capacity.

No proposed director is, at the date of this Information Circular, or has been, within 10 years before the date of the Information Circular, a director or executive officer of any company (including Smash) that, while that person was acting in that capacity:

(a)	was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(b)

was the subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days ; or

(c)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(d)

has, within the 10 years before the date of the Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

All of the proposed nominees are ordinarily resident in Canada.

B.	Appointment of Auditor

Shareholders will be asked to vote for the reappointment of KPMG LLP (“KPMG”), Chartered Accountants of Vancouver, British Columbia as auditor of Smash for the ensuing year, until the close of the next Annual General Meeting of the shareholders at a remuneration to be fixed by the directors. KPMG has always acted as auditors for Smash, and KPMG will become the auditors for Amalco.

C.	Ratification of Stock Option Plan

As noted above, Smash presently has in place a “rolling” stock option plan (the “Smash Stock Option Plan”) whereby it is authorized to grant stock options of up to 10% of its issued and outstanding shares, from time to time. The TSXV requires listed companies that have “rolling” stock option plans in place to receive shareholder approval to such plan on a yearly basis at its annual general meeting. As such, Smash Shareholders will be asked to vote for the ratification and approval of the Smash Stock Option Plan.

D.	Presentation of Financial Statements

The audited financial statements for Smash for the year ended October 31, 2011, together with the report of the auditors thereon will be placed before the Smash Meeting. The audited financial statements of Smash are available on SEDAR at www.sedar.com.

E.	Smash Amalgamation Resolution

Smash Shareholders will also be asked to approve the Smash Amalgamation Resolution as set out in Appendix “B” hereto. The Smash Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the Smash Amalgamation Resolution by Smash Shareholders present in person or by proxy at the Smash Meeting.

The persons named in the enclosed form of proxy, if named as proxy, intend to vote on any ballot that may be called for in favour of the foregoing resolutions regarding the stock option plan of Smash.

OTHER MATTERS

Management knows of no other matters to come before the Smash Meeting other than those referred to in the Smash Notice of Meeting. Should any other matters properly come before the Smash Meeting, the shares represented by the Instrument of Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

ADDITIONAL INFORMATION

For financial information for Smash for the fiscal year ended October 31, 2011, please refer to the Smash Audited Financials as available on SEDAR. For complete copies of Smash’s MD&A pertaining to the Smash Audited Financials, please refer to the information incorporated by reference and available on SEDAR.

Additional information relating to Smash is available under Smash’s profile on SEDAR, including an overview of Smash, the results of its operations, management, executive compensation, corporate governance, audit committee charter, an analysis of Smash’s stock based compensation, capital expenditures, financial condition, liquidity, capital resources, related party transactions, selected historical information and risk factors.

Copies of the Smash Incorporated Documents as incorporated by reference in this circular may be obtained from Prosperity by: (i) mail to Suite 860 – 789 West Pender Street, Vancouver, British Columbia, V6C 1H2 or (ii) fax to (604) 648-8105.

PART IV: INFORMATION CONCERNING
THE RESULTING ISSUER (AMALCO)

General

By operation of law, upon completion of the Amalgamation under the BCBCA, all of the operations, assets and liabilities of each of Prosperity and Smash will be assumed by Amalco, and each of Smash and Prosperity will cease to exist. Amalco will continue to carry on the business and exploration activities currently carried on by Prosperity and Smash. Accordingly, Amalco will be subject to the same risk factors associated with the current businesses of Prosperity and Smash. For a discussion of the business, assets and operations of Prosperity, see “Part II: Information Concerning Prosperity Goldfields Corp.” For a discussion of the business, assets and operations of Smash, see “Part III: Information Concerning Smash Minerals Corp.” For a discussion of the risks associated with the Amalgamation and the business of Amalco, see “Risk Factors Relating to the Resulting Issuer’s Business”.

Corporate Structure

Amalco will be incorporated as and will operate under the name “Prosperity Goldfields Corp.”, or such other name as may be approved by the Board of Directors and the regulatory authorities. It will be incorporated under the BCBCA. The head office of Amalco will be at Suite 800 – 789 West Pender Street, Vancouver, British Columbia V6C 1H2; and its registered office will be at Suite 700 – 625 Howe Street, Vancouver, British Columbia V6C 2T6. It is currently anticipated that the Amalgamation will be effective on or around April 12, 2012, and Amalco will have a year-end of October 31.

Intercorporate Relationships

Amalco will not have any subsidiaries.

Narrative Description of the Business of Amalco

Upon completion of the Amalgamation, Amalco’s business will continue to be the same as previously carried on by Prosperity and Smash. Amalco will be engaged in the exploration and development of the Whiskey property in the Yukon, and Kuyik property in Nunavut. See “Part II: Information Concerning Prosperity Goldfields Corp. - General Development of the Business of Prosperity”, and “Part III: Information Concerning Smash Minerals Corp. – General Development of the Business of Smash”,

Description of the Securities

Amalco Shares

The share capital of Amalco will consist of an unlimited number of common shares, of which approximately 58,757,446 Amalco Shares will be issued and outstanding on the Effective Date. The number of Amalco Shares to be issued is, however, subject to reduction to the extent that any Prosperity Shares, or Smash Shares are purchased as a result of dissent proceedings under the BCBCA. See “Part I: The Amalgamation” - Dissenting Shareholders’ Rights”.

The Holders of the Amalco Shares will be entitled to dividends, if, as and when declared by the board of directors of Amalco, to one vote per share at meetings of the shareholders of Amalco and, upon liquidation, to receive such assets of Amalco as are distributable to the Holders of the Amalco Shares. Amalco has no intentions of declaring dividends in the foreseeable future.

Pro Forma Consolidated Capitalization

The following table sets forth the capitalization of Amalco after giving effect to the Amalgamation.

Designation of Security	Amount Authorized or to be	Outstanding After Giving Effect to
	Authorized	the Amalgamation
Amalco Shares	Unlimited	58,757,446

Fully Diluted Share Capital

The following table sets out the diluted share capital of the Resulting Issuer after giving effect to the Proposed Transaction:

	After Giving Effect to the Amalgamation
	Number of	Percentage of
	Securities	Securities[1]
Shares Issued
Amalco Shares issued in exchange for Smash Shares	15,172,743	18.92%
Amalco Shares issued in exchange for Prosperity Shares	43,384,703	54.10%
Amalco Shares issued as finders fees in connection with the completion of the Amalgamation	200,000	0.25%
Total Amalco Shares	58,757,446	73.27%

Securities Reserved for Future Issue:
Amalco Warrants issued in exchange for Smash Comp Options[2]	696,611	0.87%
Amalco Warrants issued in exchange for Prosperity Warrants[3]	14,901,802	18.58%
Subtotal Amalco Warrants	15,598,413	19.45%

Amalco Options issued in exchange for Prosperity Options[4]	3,400,000	4.24%
Amalco Options issued to former Smash Option holders[5]	1,190,625	1.48%
Subtotal Amalco Options	4,590,625	5.72%

Amalco Shares issuable in connection with the Whiskey Property[6]	1,062,500	1.32%
Amalco Shares issuable in connection with the Kiyuk Lake Property[7]	180,000	0.23%
Subtotal Property Payment securities	1,242,500	1.55%

Total Securities Reserved for Future Issuance	21,431,538	26.73%

Total Number of Fully Diluted Securities	80,188,984	100.00%
Notes:

1.	Calculated on a fully diluted basis.
2.

Smash Comp Options will be exchanged for Amalco Smash Comp Options on a 1.6 for 1 basis. The issued Amalco Smash Comp Options will be comprised of (i) 400,000 Amalco Smash Comp Options exercisable at $1.28 per share until April 4, 2013 (formerly 640,000 Smash Comp Options exercisable at $0.80 per share); and (ii) 296,611 Amalco Smash Comp Options exercisable at $1.92 per share until February 4, 2013 (formerly 474,578 Smash Comp Options exercisable at $1.20 per share).

3.

Prosperity Warrants will be exchanged for Amalco Warrants on a one for one basis. The issued Amalco Prosperity Warrants will be comprised of (i) 5,000,000 Amalco Warrants exercisable at $0.25 per share until November 5, 2012; (ii) 7,401,802

Amalco Warrants exercisable at $0.45 per share until April 6, 2013; and (ii) 2,500,000 Amalco Warrants exercisable at $0.85 per share until August 15, 2013.
4.

Prosperity Options will be exchanged for Amalco Options on a one for one basis. The issued Amalco Prosperity Options will be comprised of (i) 1,350,000 Amalco Options exercisable at $0.25 per share until March 4, 2016 and 350,000 Amalco Options exercisable at $0.25 per share until March 22, 2012; (ii) 1,300,000 Amalco Options exercisable at $0.50 per share until July 25, 2016 and 250,000 Amalco Options exercisable at $0.50 per share until March 22, 2012; and (iii) 150,000 Amalco Options exercisable at $0.85 per share until August 12, 2016.

5.

Existing Smash Options will be cancelled on completion of the Amalgamation and new Amalco Options will be issued to the former Smash Option holders. The 1,190,625 Amalco Options to be granted will be exercisable at $0.50 for five years from the date of grant.

6.	Issuable pursuant to the Whiskey Property Option Agreement. See Part III: Information Concerning Smash Minerals Corp. – General Development of the Busines0s of Smash
7.

Issuable pursuant to the Kiyuk Option Agreement This total does not include Prosperity Shares to be issued to EVG pursuant to the Asset Transfer Agreement. See Part II: Information Concerning Prosperity Goldfields Corp. - General Development of the Business of Prosperity.

Available Funds and Principal Purposes

Available Funds

Management of Prosperity and Smash expect that the Resulting Issuer will have a working capital of approximately $7,550,000 as at the Effective Date. Following the Amalgamation, the Resulting Issuer intends to use the available funds as set out in the estimates below:

Item	Approximate Amount
Estimated Costs to Complete the Amalgamation	$250,000 [1]
Exploration and Development of Prosperity’s Kiyuk Property	$3,100,000 [2]
Exploration and Development of Smash’s Whiskey Property	$1,750,000 [3]
Payments to keep properties in good standing over the next 12 months	$160,000
Finders’ Fee Payment	$50,000
General and Administrative Expenses for the next 12 months	$960,000
Severance costs[4]	$282,240
Unallocated Working Capital	$997,760
Total	$7,550,000
Notes:

1.	These costs include legal, audit and accounting fee, shareholder meeting costs and regulatory filing fees.
2.

Represents the minimum amount of work to be done in the next 12 months and consists of a 4,500m Winter 2011/12 work program to be completed between March and May 2012. The Kiyuk Technical Report on Prosperity’s Kiyuk Property recommends a $3,500,000 Summer work program to include 5,500m’s of core drilling. In addition to the Winter 2011/12 program Amalco proposes to undertake a Summer 2012 work program to include up to 10,000m’s of core drilling at a estimated cost of $5,200,000. This work program will be contingent on the results of the Winter 2011/12 work program and the ability of Amalco to raise additional capital to fund this Summer 2012 program and there is no assurance Amalco will be able to raise these additional funds prior thereto to be able to carry out the full program.

3.

Represents the minimum amount of work to be done in the next 12 months, being a single phase of exploration in Summer 2012 to include up to 2,000 m’s of core drilling. Assuming funding and exploration success, Amalco may expand this program in line with the recommendations for a $3,500,000 work program outlined in the Whiskey Technical Report on

Smash’s Whiskey Property. However there is no assurance Amalco will be able to raise additional funds prior thereto to be able to carry out the full program.
4.	Reflects employee severance costs to the CEO ($144,000 plus HST) and CFO ($108,000 plus HST) of Prosperity.

The Resulting Issuer will require additional capital which will need to come from the exercise of outstanding warrants, existing and any new options granted, equity financing and/or joint ventures. There is no assurance that additional capital will be available to the Resulting Issuer. See Risk Factors Relating to the Resulting Issuer’s Business”.

Principal Securityholders

After giving effect to the Amalgamation, to the knowledge of the directors and officers of Prosperity and Smash, no Person will beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding Amalco Shares.

Directors and Officers of Amalco

The names, municipalities of residence, number of voting securities beneficially owned, directly or indirectly, or over which each exercises control or direction, following completion of the Amalgamation, excluding shares issuable upon exercise of Amalco Prosperity Warrants and Amalco Smash Comp Options, and the offices to be held by each in the Resulting Issuer and the principal occupation of the directors, officers and proposed directors of the Resulting Issuer are as follows:

Name, Municipality of		Number of Amalco
Residence, and Proposed Offices	Principal Occupation	Shares[1] and
to be held of Proposed Directors		Percentage[2]
ADRIAN W. FLEMING	Business Executive.	999,0653 / 1.70%
Vancouver, British Columbia	See “Management Description” below.
CEO and Director
DARRYL S. CARDEY	Chartered Accountant.	696,9574 / 1.19%
Vancouver, British Columbia	See “Management Description” below.
Director, Chairman
STEPHEN J. SWAFFIELD	Business Executive.	62,500 / 0.11%
Vancouver, British Columbia	See “Management Description” below.
Director
R. BRUCE DUNCAN	Business Executive.	826,000 / 1.41%
Mississauga, Ontario	See “Management Description” below.
Director
DR. QUINTON HENNIGH	Economic Geologist.	Nil/Nil
Longmont, Colorado, USA	See “Management Description” below.
Director
ADAM R. KNIEC	Chartered Accountant.	Nil / Nil
150 Mile House, British Columbia	See “Management Description” below.
CFO and Secretary
Notes:

1.	Information as to voting shares beneficially owned has been furnished by the respective nominees individually.
2.	Based on 58,757,446 Amalco Shares being outstanding.
3.	Includes 149,065 Prosperity Shares that Mr. Fleming has agreed to acquire from EVG, by agreement dated February 15, 2012, which transaction is scheduled to close on or around April 12, 2012.

4.	Includes 310,551 Prosperity Shares that Mr. Cardey has agreed to acquire (indirectly through Cardey Management Corp. and CDM Capital Corp.) from EVG, by agreements dated February 15, 2012, which transactions are scheduled to close on March 7, 2012 and April 12, 2012.

Management Description

ADRIAN WALLACE FLEMING, CEO and Director

Mr. Fleming, age 63, has been CEO and a director of Smash since June 4, 2010.

Mr. Fleming is an Australian geologist with 35 years diversified experience in the mining industry, including exploration, project development and operations. He received a P.Geo designation from the Australian Institute of Geoscientists in December 2004; and an Aus. I.M.M. designation from the Australian Institute of Mining and Metallurgy in June 1973. He has been a member of teams that made gold discoveries at Porgera, PNG; Big Bell, W.A.; Gross Rosebel, Suriname; Hope Bay, Nunavut and most recently White Gold, Yukon of Canada. Mr. Fleming established Underworld Resources Inc. in 2006, a TSXV listing, recently acquired by Kinross Gold. He is a Director of Goldminex Resources Ltd. (ASX), Tarsis Resources Ltd (TSXV), Entourage Metals Ltd. (TSXV), where he is the CEO, and Full Metal Zinc (TSXV). He is also currently CEO of Valhalla Resources Ltd., a TSXV listed company conducting exploration in Romania and Turkey.

DARRYL STEPHEN CARDEY, Director & Chairman

Mr. Cardey, age 44, has been a director of Smash since June 4, 2010. He was CFO for Smash for the period June 4, 2010 until November 15, 2010 when Adam Kniec was appointed in his place.

Mr. Cardey has been the director and principal of CDM Capital Partners Inc., a private British Columbia company involved in the business of venture capital financing and investments, since April 2011. He is also the President and sole owner of Cardey Management Corp., a private British Columbia company, since October 2000. Mr. Cardey holds a Chartered Accountant’s designation from the Institute of Chartered Accountants, British Columbia, granted in 2003. He obtained a Bachelor of Commerce degree from the University of British Columbia in 1990. Mr. Cardey is a director of Vendetta Mining Corp. (TSXV), Millrock Resources Ltd. (TSXV), Highway 50 Gold Corp. (TSXV), Full Metal Minerals Ltd. (TSXV), Castle Peak Mining Ltd. (TSXV), Otterburn Resources Corp. (TSXV) and Crazy Horse Resources Inc. (TSXV) where he is CFO.

R. BRUCE DUNCAN, Director

Mr. Duncan, age 50, has been the CEO of Prosperity since September 2010.

Mr. Duncan has over 30 years’ experience in the capital market and brokerage industry, including eight years with Gordon Capital Corporation. Mr. Duncan is currently the President of West Oak Capital Partners Inc., which provides strategic advisory services, including identifying and qualifying merger and acquisition candidates and advising in public transactions. Mr. Duncan has extensive experience advising on corporate takeovers, both friendly and hostile, either by designing and executing effective approaches to acquiring assets or by implementing defensive strategies. He is currently the President and CEO of EVG, Bolero Resources Corp. and Canada Coal Inc. Mr. Duncan currently sits on the boards of several private and public companies.

DR. QUINTON HENNIGH, Director

Dr. Hennigh, age 45, has been Chief Geologist for Prosperity since September, 2010.

Dr. Hennigh is an economic geologist with more than 20 years of exploration experience. From 2008 to 2011, he was President and Chief Geologist of Evolving Gold Corp. Currently he is President and CEO of Novo Resources Corporation. Prior to joining Evolving Gold, he was an Exploration Geologist with Newmont Mining Corp., Newcrest Mining, and Homestake Mining, during which time he worked on projects in North America, Europe, Australia, Asia, and South America. More recently, Dr. Hennigh has taken on advisory and board roles with companies including Gold Canyon Resources where he helped build a successful exploration program giving new life to Gold Canyon's Springpole deposit in Ontario. He has also joined NV Gold Corp as a director and technical advisor. He earned a M.Sc. and a Ph.D in geology and geochemistry from the Colorado School of Mines in 1993 and 1996, respectively. Dr. Hennigh is a member of the Society of Economic Geologists, the Mining and Metallurgical Society of America and the Association of Professional Geoscientists of Ontario.

STEPHEN JAMES SWAFFIELD, Director

Mr. Swaffield, age 49, has been a director of Smash since November 23, 2010.

Mr. Swaffield has been the President and sole owner of CarbEx Consulting Inc. (a B.C. private company) since November 2010. He was formerly Managing Director of Canaccord Capital Inc. (April 2007 to April 2010); Senior Vice President of Terasen Inc. (January 2004 to November 2005); and Managing Director of RBC Dominion Securities Inc. (February 1998 to January 2004). He obtained his MBA from INSEAD, Fontainebleau, France (June 2000); and graduated from Oxford University, United Kingdom with a Bachelor of Arts (1986) and Masters degree (1989).

ADAM ROBERT KNIEC, CFO and Secretary

Mr. Kniec, age 42, has been CFO of Smash since November 15, 2010 and Secretary of Smash since December 1, 2010.

Mr. Kniec has been the President and sole owner of Arkorion Enterprises Inc., a private British Columbia company, since August 2007. Mr. Kniec holds a Chartered Accountant’s degree from the Institute of Chartered Accountants, British Columbia (since 2002). He is presently Chief Financial Officer of China Health Labs & Diagnostics Ltd. (TSXV; since October 2010); Otterburn Resources Corp. (TSXV; since May, 2010); and Petro Vista Energy Corp. (TSXV since January 2008). He was formerly Chief Financial Officer of Nortec Ventures Corp. (TSXV; October 2007 to January 2009); Frontier Pacific Mining Corporation (TSXV; October 2007 to July 2008); and Crosshair Exploration & Mining (TSX; NYSE; September 2009 to February 2011). He was a Manager and employee of Staley, Okada & Partners, Chartered Accountants, Vancouver, B.C. from February 1998 to July 2006.

Corporate Cease Trade Orders or Bankruptcies

No proposed director, officer or promoter of the Resulting Issuer, or a securityholder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, within 10 years before the date of this Circular, has been, a director, officer or promoter of any Person that, while that person was acting in that capacity, was the subject of a cease trade or similar order, or an order that denied the other issuer access to any exemptions under applicable securities law, for a period of more than 30 consecutive days, or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except as follows:

Penalties or Sanctions

No proposed director, officer or promoter of the Resulting Issuer, or a securityholder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body including a self-regulatory body that would be likely to be considered important to a reasonable securityholder making a decision about the Amalgamation.

Personal Bankruptcies

No proposed director, officer or promoter of the Resulting Issuer, or a securityholder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, or a personal holding company of any such persons, has, within the 10 years preceding the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the individual.

Conflicts of Interest

There are potential material conflicts of interest to which the proposed directors, officers and promoter(s) of the Resulting Issuer would be subject in connection with the operations of the Resulting Issuer. The proposed directors, officers and promoter(s) have been and would continue to be engaged in other projects and businesses in the resource industry and may have conflicts of interests with other businesses and projects in which they are or become involved and situations might arise where the proposed directors, officers and promoter(s) would be in competition with the Resulting Issuer. Conflicts of interest, if any, would be subject to and governed by the procedures under the BCBCA.

Other Reporting Issuer Experience

The following table sets out the proposed directors, officers and promoters of the Resulting Issuer that are, or have been within the past five years directors, officers or promoters of other reporting issuers (excluding Smash and Prosperity):

Name	Name of Reporting Issuer	Positions	Trading Market	Term
Adrian	Goldminex Resources Ltd.	Director	ASX	11/2007 – present
Fleming	Gonzaga Resources Ltd.	Director	TSXV	11/2010 – present
	Entourage Metals Ltd.	Director, CEO	TSXV	04/2010 – present
	Queensland Minerals Ltd.	Director,	TSXV	10/2010 - present
	Tarsis Resources Ltd.	President	TSXV	04/2006 – 04/2011
	Underworld Resources Inc.	Director	TSXV	06/2010 – present
	Valhalla Resources Ltd.	Director,	TSXV	03/2007 – 04/2010
		CEO		04/2010 – present

R. Bruce	Evolving Gold Corp.	Director,	TSX	05/2010 – present
Duncan		CEO		02/2012 - present
	Bolero Resources Corp.	Director, CEO	TSXV	12/2005 – present

Name	Name of Reporting Issuer	Positions	Trading Market	Term
Darryl Cardey	Underworld Resources Inc.	Director	TSXV	09/2005 – 06/2010
	Full Metal Minerals Ltd.	Director	TSXV	10/2009 – present
	Millrock Resources Inc.	Director	TSXV	05/2007 – present
	Minaurum Gold Inc.	Director, CFO	TSXV	11/2007 – present
	Highway 50 Gold Corp.	Director	TSXV	06/2004 – present
	Vendetta Mining Corp.	Director	TSXV	12/2009 – present
	Otterburn Resources Corp.	Director	TSXV	05/2010 – present
	Crazy Horse Resources Inc.	CFO	TSXV	05/2010 – present
	Castle Peak Mining Ltd.	Director	TSXV	06/2011 – present
	Unique Resources Inc.	Director, CFO	Unlisted	05/2011 - present

Quinton	Evolving Gold Corp.	Director/President	TSX	03/2007 – 11/2011
Hennigh	Simba Gold Corp.	Director	TSXV	07/2010 – 03/2011
	NV Gold Corporation	Director	TSXV	11/2009 – present
	Novo Resources Corp.	Director/Pres & CEO	CNSX	11/ 2011 – present
	Gold Canyon Resources Inc.	Director	TSXV	03/2011 - present

Adam Kniec	China Health Labs & Diagnostics Ltd.	CFO	TSXV	10/2010 – 08/2011
	Otterburn Resources Corp.	CFO	TSXV	05/2010 – present
	Petro Vista Energy Corp.	CFO	TSXV	01/2008 – present
	Nortec Ventures Corp.	CFO	TSXV	10/2007 – 01/2009
	Frontier Pacific Mining Corp.	CFO	TSXV	10/2007 – 07/2008
	Crosshair Exploration & Mining Corp.	CFO	TSXV	09/2009 – 02/2011

Indebtedness of Directors and Officers

None of the proposed directors or senior officers of Amalco or any associates or affiliates of Amalco are or have been indebted to either Prosperity or Smash at any time since the beginning of the last completed financial year of Prosperity or Smash respectively.

Investor Relations Amalgamations

Neither Prosperity nor Smash has entered into any written or oral arrangement or understanding with any person to provide any promotional or investor relations services to the Resulting Issuer.

Material Contracts of the Resulting Issuer

Other than contracts entered into in the ordinary course of business and the contracts disclosed herein, including in “Part II: Information Concerning Prosperity Goldfields Corp. - Material Contracts”, and “Part III: Information Concerning Smash Minerals Corp. - Material Contracts”, the Resulting Issuer will not be a party to any other material contracts upon the completion of the Amalgamation.

Amalco Stock Option Plan and Options to Purchase Securities

Prosperity and Smash currently have their own stock option plans in place pursuant to which options are granted to their respective directors, officers, employees and other eligible individuals. Pursuant to the Amalgamation Agreement (i) all Persons holding Prosperity Options will continue to hold equivalent Amalco Options, and (ii) all Smash Options will be cancelled. As at January 31, 2012, there were 3,400,000 outstanding Prosperity Options and 1,905,000 outstanding Smash Options.

Pursuant to the Amalgamation, Amalco will adopt and continue with the Prosperity Stock Option Plan (thereby becoming the Amalco Stock Option Plan). See Part II: Information Concerning Prosperity Goldfields Corp. – Stock Option Plan for a description of the Prosperity Stock Option Plan, the terms of which will be identical to the Amalco Stock Option Plan.

Amalco may, at the discretion of the board of directors of Amalco, grant Amalco Options following the Effective Date pursuant to the Amalco Stock Option Plan. It is intended that, pursuant to the Amalgamation Agreement, Amalco will grant an aggregate of 1,190,625 new incentive stock options to those directors, officers, employees and consultants of Smash who will continue to be directors, officers, employees and consultants of Amalco, exercisable at $0.50 per Amalco Share for five years from the date of grant.

Escrowed and Pooled Securities

Escrowed Securities

As at the Record Date, Smash had 1,838,063 Smash Shares held in escrow. These shares were originally placed in escrow in accordance with National Policy 46 – 201, Escrow for Initial Public Offerings (“NP 46-201”) in conjunction with Smash’s initial public offering. The Smash Shares remaining in escrow are to be released over time in five equal installments of 367,613 shares each, with the first release on April 4, 2012, and each subsequent release every six months thereafter. Smash is an “emerging issuer” as defined in NP 46-201, and it is anticipated Amalco will initially be classified as an emerging issuer as well. Should Amalco become an “established issuer” as defined in NP 46-201, at any time prior to the release of all of the Smash Shares held in escrow, the release of such escrowed shares will be accelerated such that the same will be released as if retroactively subject to release over 18 months commencing April 4, 2011 (as to 25% on April 4, 2011 and an additional 25% every six months thereafter).

As at the Record Date, Prosperity had 8,943,870 Prosperity Shares and 3,750,000 Prosperity Warrants held in escrow. These securities were originally placed in escrow in accordance with NP 46-201 in conjunction with Prosperity’s initial public offering (by way of dividend distribution) pursuant to its prospectus dated February 2, 2011. The Prosperity Shares and Prosperity Warrants remaining in escrow are to be released over time in five equal installments of 1,788,744 Prosperity Shares and 750,000 Prosperity Warrants each, with the next release on March 4, 2012, and each subsequent release every six months thereafter. Prosperity is an “emerging issuer” as defined in NP 46-201, and it is anticipated Amalco will initially be classified as an emerging issuer as well. Should Amalco become an “established issuer” as defined in NP 46-201, at any time prior to the release of all of the Prosperity Shares held in escrow, the release of such escrowed shares will be accelerated such that the same will be released as if retroactively subject to release over 18 months commencing March 4, 2011 (as to 25% on March 4, 2011 and an additional 25% every six months thereafter).

Risk Factors Relating to Amalco’s Business

The operations of Amalco are speculative due to the high risk nature and the current stage of development of its business, which involves the exploration and development of its mineral properties. The following risk factors will apply to Amalco’s business:

Substantial Capital Requirements

There are no assurances that Amalco will be successful in obtaining financing for the recommended work programs for its properties. The inability to obtain sources of financing could have a Material Adverse Effect on Amalco’s business, financial condition and results of operations. Furthermore, failure to obtain such financing on a timely basis could cause Amalco to forfeit its interest in certain properties, miss certain business opportunities and reduce or terminate its operations. There can be no assurance that debt or equity financing would be available or sufficient to meet these requirements or for other corporate purposes or, if debt or equity financing is available, that it would be on terms acceptable to Amalco.

If additional financing is raised by the issuance of shares from treasury of Amalco, control of Amalco may change and securityholders may suffer additional dilution.

Property Interests

Certain of Amalco’s property interests will be held by way of option only, and as a result if Amalco fails to pay any part of an option payment, it may lose all of its interest in such property, and will not be entitled to a refund of any of its option payments, share issuances or expenditures. There is no guarantee Amalco will be able to raise sufficient funding in the future to make all payments under its property agreements.

Limited Operating History

Neither of the Amalgamating Companies has any history of earnings; and Amalco will have no history of earnings or profitability. All of its properties are in the exploration stage and there are no known commercially mineable mineral deposits on any of the properties.

Title Risks

Although each of the Amalgamating Companies has exercised due diligence with respect to determining title to their respective properties, there is no guarantee that title to such properties will not be challenged or impugned. The mineral property interests may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.

Exploration and Development

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals Amalco discovers may be affected by numerous factors that are beyond its control and that cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, the import and export of minerals and environmental protection, the combination of which factors may result in Amalco not receiving an adequate return of investment capital.

All of the claims in which Amalco has acquired or has a right to acquire an interest are in the exploration stage only and are without a known commercially-mineable ore body. Development of the subject mineral properties would follow only if favourable exploration results are obtained.

There is no assurance that Amalco’s mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of Amalco’s operations will in part be directly related to the costs and success of its exploration programs, which may be affected by a number of factors.

Substantial expenditures are required to establish reserves through drilling and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis.

Uninsurable Risks

Exploration, development and production of mineral properties are subject to certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. It is not always possible to insure fully against such risks and Amalco may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they could have an adverse impact on Amalco’s operations and could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of Amalco.

Environmental Regulations, Permits and Licenses

Amalco’s operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, that would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner that means standards are stricter, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations. Amalco intends to comply fully with all environmental regulations.

Amalco’s current or future operations, including development activities and commencement of production on its properties, require permits from various federal, state or territorial and local governmental authorities, and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under applicable laws by governmental agencies that may require that Amalco obtain permits from various governmental agencies. There can be no assurance, however, that all permits that Amalco may require for its operations and exploration activities will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any mining project which Amalco might undertake.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on Amalco and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Competition

The mining industry is intensely competitive in all its phases, and Amalco competes with other companies that have greater financial and technical resources. Competition could adversely affect its ability to acquire suitable properties or prospects in the future.

Management

Amalco’s success is currently largely dependent on the performance of its directors and officers. There is no assurance it will be able to maintain the services of its directors and officers or other qualified personnel required to operate its business. The loss of the services of these persons could have a material adverse effect on Amalco and its prospects.

Fluctuating Mineral Prices

Factors beyond Amalco’s control may affect the marketability of metals discovered, if any. Metal prices have fluctuated widely, particularly in recent years. The effect of these factors on Amalco’s operations cannot be predicted.

Amalco’s profitability will be linked to the price of metals, including copper and molybdenum, as its revenues, if any, will be derived primarily from mining of metals. Metal prices are affected by numerous factors beyond Amalco’s control, including central bank sales, producer hedging activities, the relative exchange rate of the U.S. dollar with other major currencies, global and regional demand and political and economic conditions. Worldwide metals production levels also affect their respective prices. In addition, the prices of various metals have on occasion been subject to rapid short-term changes due to speculative activities.

Price Volatility of Publicly Traded Securities

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The recent deterioration of the global financial markets has led to a drastic decline in the market prices of each of Prosperity and Smash securities. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any quoted market for the Common Shares will be subject to market trends and conditions generally, notwithstanding any potential success of Amalco in creating revenues, cash flows or earnings. The value of securities distributed hereunder will be affected by market volatility.

Liquidity

Amalco cannot predict at what prices the Amalco Shares will trade upon completion of the Amalgamation, and there can be no assurance that an active trading market in the Amalco Shares will develop or be sustained. Approval of the Exchange has not yet been obtained. There is a significant liquidity risk associated with an investment in the common shares of Amalco.

Conflicts of Interest

Some of Amalco’s directors and officers are engaged and will continue to be engaged in the search for additional business opportunities on behalf of other companies, and situations may arise where these directors and officers will be in direct competition with Amalco. Conflicts will be dealt with in accordance with the relevant provisions of the BCBCA and as disclosed elsewhere in this prospectus. See “Directors and Officers – Conflicts of Interest” and “Interests of Management and Others in Material Transactions”.

Tax Issues

Income tax consequences in relation to the purchase and sale of Amalco’s securities will vary according to circumstances of each investor. Prospective investors should seek independent advice from their own tax and legal advisers prior to subscribing to the Offering.

Amalgamation

The Amalgamation is subject to a number of conditions, including shareholder approval from each of the Shareholders of Prosperity and Smash, and regulatory approval from the TSXV. There is no assurance that the Amalgamation will be approved by the Prosperity and Smash Shareholders and even if approved, that it will be completed.

Auditor, Transfer Agent and Registrar

The auditors of Amalco will be KMPG LLP, Chartered Accountants, 777 Dunsmuir Street, Vancouver, British Columbia.

The registrar and transfer agent of the Amalco Shares will be Equity Financial Trust Company, Suite 1620, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6.

PART V: GENERAL

Responsibility for Information

Prosperity has provided the information contained in this Circular concerning Prosperity’s business, assets and operations, including the information incorporated by reference, its financial information and financial statements, as such exists prior to the Amalgamation. Smash has provided the information contained in this Circular concerning Smash’s business, assets and operations, including the information incorporated by reference, its financial information and financial statements, as such exists prior to the Amalgamation. All pro-forma information in this Circular relating to Amalco following the Amalgamation has been supplied by Prosperity and Smash.

Neither Prosperity, nor Smash assumes any responsibility for the accuracy or completeness of information concerning the other, nor for any omission on the part of the other to disclose facts or events which may affect the accuracy of any such information.

Sponsorship

The TSXV has waived the requirement for Prosperity or Smash to have a sponsor with respect to the proposed Amalgamation.

Opinions

Those professional persons listed herein under the headings “Information Concerning Prosperity Goldfields Corp. – Documents Incorporated by Reference” and “Information Concerning Smash Minerals Corp. -Documents Incorporated by Reference” as having prepared reports, have provided opinions that are either included in or referred to in this Circular:

Fees and Expenses

Costs of the Amalgamation, including expenses incurred by Prosperity and Smash in respect of legal, accounting, professional advisory fees, transfer agent, printing and stock exchange listing fees are estimated to be approximately $250,000 in the aggregate.

Interest of Experts

Except as disclosed herein, no professional person who has provided an opinion or report referenced in this Circular currently holds more than 1% of the Prosperity Shares or the Smash Shares and, upon completion of the Amalgamation, will not hold more than 1% of the outstanding Amalco Shares, and no such professional person is expected to be elected, appointed or employed as a director, officer or employee of the Resulting Issuer or of its Associates or Affiliates.

Pro-Forma Financial Statements

Unaudited pro forma financial statements of the Resulting Issuer are attached to this Circular as Appendix “D”.

Other Material Facts

There are no other material facts relating to Prosperity, Smash, Amalco or the proposed Amalgamation not disclosed elsewhere in this Circular.

Board Approval

The contents and sending of this Circular have been approved by the directors of Prosperity and Smash.Where information contained in this Circular rests particularly within the knowledge of a person other than Prosperity or Smash, Prosperity and Smash have relied upon information furnished by such person.

CONSENTS OF TECHNICAL REPORT WRITERS

I hereby consent to the inclusion of portions of and references to my report entitled “Technical Report on the Whiskey Property, Yukon Territory, Canada, for Smash Minerals Corp.”, dated December 12, 2011.

Dated at Vancouver, British Columbia this 29th day of February, 2012.

(signed) “Dennis Arne”	(signed) “Phil Smerchanski”
Dennis Arne, P.Geo.	Phil Smerchanski P.Geo.

I hereby consent to the inclusion of portions of and references to my report, entitled “Independent Technical Report on the Kiyuk Lake Property, Nunavut Territory, Canada” dated January 22, 2012.

Victoria, British Columbia this 29th day of February, 2012.

(signed) “David Turner”
David Turner, MSc., P.Geo.

CONSENT OF AUDITORS – KPMG LLP

We have read the joint information circular of Prosperity Goldfields Corp. (‘‘Prosperity’’) and Smash Minerals Corp. (‘‘Smash”) dated February 29, 2012 concerning the amalgamation of Prosperity and Smash. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above mentioned joint information circular of our report to the shareholders of Smash on the balance sheets of Smash as at October 31, 2011 and 2010, and the statements of loss, comprehensive loss and deficit and cash flows for the year ended October 31, 2011 and for the period from incorporation on June 4, 2010 to October 31, 2010. Our report is dated January 25, 2012.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Vancouver, Canada

February 29, 2012

CONSENT OF AUDITORS – MCGOVERN, HURLEY, CUNNINGHAM, LLP

We have read the joint information circular of Prosperity Goldfields Corp. (‘‘Prosperity’’) and Smash Minerals Corp. (‘‘Smash”) dated February 29, 2012 concerning the amalgamation of Prosperity and Smash. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above mentioned joint information circular of our report to the shareholders of Prosperity on the balance sheets of Prosperity as at March 31, 2011 and 2010, and the statement of operations, comprehensive loss and deficit and cash flows for the years then ended. Our report is dated June 27, 2011.

/s/ McGovern, Hurley, Cunningham, LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

February 29, 2012

CERTIFICATE OF PROSPERITY GOLDFIELDS CORP.

The foregoing as it relates to Prosperity Goldfields Corp. constitutes full, true and plain disclosure of all material facts relating to the securities of Prosperity Goldfields Corp. assuming completion of the Amalgamation.

DATED: February 29, 2012

(signed) “R. Bruce Duncan”	(signed) “Olga Nikitovic”
R. Bruce Duncan	Olga Nikitovic
President and Chief Executive Officer	CFO

On behalf of the Board of Directors

(signed) “Robert Barker”	(signed) “Thomas A. Fenton”
Robert Barker	Thomas A. Fenton
Director	Director

CERTIFICATE OF SMASH MINERALS CORP.

The foregoing as it relates to Smash Minerals Corp. constitutes full, true and plain disclosure of all material facts relating to the securities of Smash Minerals Corp.

DATED: February 29, 2012.

(signed) “Adrian Fleming”	(signed) “Adam Kniec”
Adrian Fleming	Adam Kniec
Chief Executive Officer	Chief Financial Officer & Secretary

On behalf of the Board of Directors

(signed) “Gregory Fekete”	(signed) “Darryl Cardey”
Gregory Fekete	Darryl Cardey
Director	Director

APPENDIX "A"
PROSPERITY AMALGAMATION RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The amalgamation (the “Amalgamation”), pursuant to the provisions of the Business Corporations Act (British Columbia) of Prosperity Goldfields Corp. (“Prosperity”) and Smash Minerals Corp.(“Smash”), substantially upon the terms and conditions set forth in the amalgamation agreement dated February 1, 2012 (the “Amalgamation Agreement”) entered into between Prosperity and Smash, substantially in the form attached as Appendix C to the joint management information circular of Prosperity and Smash dated February 29, 2012 (the “Information Circular”) is hereby authorized and approved;

2.	The Amalgamation Agreement and the entering into of the Amalgamation Agreement, as the same may be amended in accordance with its terms, are hereby adopted, authorized and approved;

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of Prosperity, the directors of Prosperity may, in their sole discretion and without further approval of, or notice to, the shareholders of Prosperity:

(a)	amend or terminate the Amalgamation Agreement to the extent permitted by law; or

(b)	determine not to proceed with the Amalgamation, at any time prior to the issuance of a certificate of amalgamation giving effect to the Amalgamation;

4.

Any one director or officer of Prosperity is hereby authorized and directed, for and on behalf of and in the name of Prosperity, to execute and deliver to the Registrar of Companies acting under the Business Corporations Act (British Columbia) for filing the articles of amalgamation and such other documents as are necessary or desirable to give effect to or carry out the intent of the foregoing resolutions; and

5.

Any one director or officer of Prosperity is hereby authorized and directed, for and on behalf of and in the name of Prosperity, to do all acts and things and to execute and deliver all such documents and instruments as may be considered necessary or desirable to give effect to or carry out the intent of the foregoing special resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing.

A-1

APPENDIX "B"
SMASH AMALGAMATION RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The amalgamation (the “Amalgamation”), pursuant to the provisions of the Business Corporations Act (British Columbia) of Prosperity Goldfields Corp. (“Prosperity”) and Smash Minerals Corp.(“Smash”), substantially upon the terms and conditions set forth in the amalgamation agreement dated February 1, 2012 (the “Amalgamation Agreement”) entered into between Prosperity and Smash, substantially in the form attached as Appendix C to the joint management information circular of Prosperity and Smash dated February 29, 2012 (the “Information Circular”) is hereby authorized and approved;

2.	The Amalgamation Agreement and the entering into of the Amalgamation Agreement, as the same may be amended in accordance with its terms, are hereby adopted, authorized and approved;

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of Smash, the directors of Smash may, in their sole discretion and without further approval of, or notice to, the shareholders of Smash:

(a)	amend or terminate the Amalgamation Agreement to the extent permitted by law; or

(b)	determine not to proceed with the Amalgamation, at any time prior to the issuance of a certificate of amalgamation giving effect to the Amalgamation;

4.

Any one director or officer of Smash is hereby authorized and directed, for and on behalf of and in the name of Smash, to execute and deliver to the Registrar of Companies acting under the Business Corporations Act (British Columbia) for filing the articles of amalgamation and such other documents as are necessary or desirable to give effect to or carry out the intent of the foregoing resolutions; and

5.

Any one director or officer of Smash is hereby authorized and directed, for and on behalf of and in the name of Smash, to do all acts and things and to execute and deliver all such documents and instruments as may be considered necessary or desirable to give effect to or carry out the intent of the foregoing special resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing.

B-1

APPENDIX "C"
AMALGAMATION AGREEMENT

C-1

PROSPERITY GOLDFIELDS CORP.

- and -

SMASH MINERALS CORP.

AMALGAMATION AGREEMENT

February 1, 2012

Page

ARTICLE 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Interpretation Not Affected by Headings. etc.	7
1.3	Number, etc	7
1.4	Date for Any Action	7
1.5	Currency	7
1.6	Knowledge	7
1.7	Meanings	7
1.8	Schedules	7
ARTICLE 2 AMALGAMATION		7
2.1	Amalgamation	7
2.2	Name	8
2.3	Registered Office	8
2.4	Authorized Capital	8
2.5	Restriction on Share Transfer	8
2.6	Number of Directors	8
2.7	First Directors	8
2.8	First Auditors	8
2.9	Fiscal Year	9
2.10	Restrictions on Business	9
2.11	Effect of Amalgamation On the Effective Date:	9
2.12	Manner of Conversion of Issued Securities	9
2.13	Stated Capital	10
2.14	Fractional Securities	10
2.15	Restrictions on Securities	10
2.16	Certificates	10
2.17	Lost Certificates	11
2.18	Stock Option Plan	11
2.19	Dissent Rights	11
2.20	Withholding Rights	11
ARTICLE 3 COVENANTS		12
3.1	Restrictive Covenants of Smash Minerals	12
3.2	Positive Covenants of Smash Minerals	13

-i-

(continued)

Page

3.3	Restrictive Covenants of Prosperity	14
3.4	Positive Covenants of Prosperity	15
ARTICLE 4 REPRESENTATIONS AND WARRANTIES		17
4.1	Representations and Warranties of Prosperity	17
4.2	Representations and Warranties of Smash Minerals	23
4.3	Survival of Representations and Warrants	29
ARTICLE 5 CONDITIONS PRECEDENT AND OTHER MATTERS		29
5.1	Mutual Conditions Precedent	29
5.2	Conditions to Obligations of Smash Minerals	30
5.3	Conditions to Obligations of Prosperity	31
5.4	Merger of Conditions	32
5.5	Closing Matters	32
ARTICLE 6 FINDERS FEES		32
6.1	Finder’s Fees	32
ARTICLE 7 STANDSTILL AND COMPETING PROPOSALS		32
7.1	Stand Still Agreement	32
7.2	Competing Proposal	33
ARTICLE 8 AMENDMENT AND TERMINATION OF AGREEMENT		33
8.1	Amendment	33
8.2	Rights of Termination	33
8.3	Termination Deadline	34
8.4	Termination Fee	34
8.5	Liquidated Damages	34
8.6	Waiver	35
8.7	Notice of Unfulfilled Conditions	35
ARTICLE 9 NOTICES		35
9.1	Notices	35
ARTICLE 10 GENERAL		36
10.1	Entire Agreement	36
10.2	Binding Effect	36
10.3	Investigation	36
10.4	Waiver and Modification	36

-ii-

(continued)

Page

10.5	No Personal Liability	37
10.6	Third Party Beneficiaries	37
10.7	Assignment	37
10.8	Confidentiality	37
10.9	Public Disclosure	37
10.10	Expenses	37
10.11	Time of Essence	38
10.12	Governing Law	38
10.13	Severability	38
10.14	Further Assurances	38
10.15	Counterparts and Facsimile Copies	38

SCHEDULE "A" AMALGAMATION APPLICATION	A-2
SCHEDULE "B" ARTICLES OF AMALCO	B-1
SCHEDULE "C" FORM OF PROSPERITY CONTINUANCE RESOLUTION	C-1
SCHEDULE "D" FORM OF PROSPERITY SPECIAL RESOLUTION	D-1
SCHEDULE "E" PROSPERITY PROPERTIES	E-1
SCHEDULE "F" FORM OF SMASH MINERALS SPECIAL RESOLUTION	F-1
SCHEDULE "G" SMASH PROPERTIES	G-1

-iii-

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT is made as of the 1st day of February, 2012

BETWEEN:

PROSPERITY GOLDFIELDS CORP.,
a corporation existing under the laws of Canada

(“Prosperity”)

- and -

SMASH MINERALS CORP.,
a corporation existing under the laws of the Province of British Columbia

(“Smash Minerals”)

RECITALS:

A.

The board of directors of each of Prosperity and Smash Minerals have determined that it is in the best interests of each of their respective companies that they shall enter into a transaction pursuant to which the business and assets of Prosperity shall be combined with that of Smash Minerals.

B.	Prosperity and Smash Minerals intend to effect the transaction by way of an Amalgamation (as defined herein) of Prosperity and Smash Minerals pursuant to Section 269 of the BCBCA (as herein defined).

C.	Prior to the completion of the Amalgamation, Prosperity shall be continued into the Province of British Columbia pursuant to the provisions of the BCBCA.

D.	The parties wish to enter into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the proposed amalgamation;

THE PARTIES agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless the context or subject matter provides otherwise, the following terms shall have the meanings set forth below:

“Agreement” means this agreement, the schedules and any amendments hereto as a whole, and includes any agreement or instrument supplementary or ancillary hereto;

“Amalco” means the continuing corporation to be constituted upon completion of the Amalgamation;

“Amalco Compensation Options” means the options to purchase Amalco Common Shares to be issued in connection with the exchange of the Smash Minerals Compensation Options, as provided in Section 2.12;

“Amalco Common Shares” means the common shares in the capital of Amalco;

“Amalco Options” means the options to purchase Amalco Common Shares to be issued in connection with the exchange of the Prosperity Options as provided in Section 2.12, and subsequently pursuant to the Amalco Stock Option Plan;

“Amalco Registrar and Transfer Agent” means Equity Financial Trust Company and any other Person which may be appointed as registrar and transfer agent of Amalco from time to time;

“Amalco Stock Option Plan” means the incentive stock option plan of Amalco to be approved by the Prosperity Shareholders and the Smash Minerals Shareholders at the Prosperity Meeting and the Smash Minerals Meeting, respectively;

“Amalco Warrants” means common share purchase warrants of Amalco to be issued in connection with the exchange of the Prosperity Warrants as provided in Section 2.12;

“Amalgamation” means the amalgamation of Prosperity and Smash Minerals pursuant to Section 269 of the BCBCA provided for herein;

“Amalgamation Application” means the amalgamation application in respect of the Amalgamation (including the Notice of Articles of Amalco), to be substantially in the form and content set out in Schedule "A" attached hereto, to be sent to the Registrar;

“Articles of Amalco” means the articles of Amalco, until repealed, amended or altered, to be substantially in the form and content set out in Schedule "B" attached hereto;

“associate”, “affiliate”, “insider” and “promoter” have the respective meanings ascribed thereto in the Securities Act (British Columbia);

“BCBCA” means the Business Corporations Act (British Columbia), as the same may be amended, from time to time, and includes any regulations thereto;

“Business Day” means any day other than a Saturday or Sunday or statutory holiday in the City of Vancouver, Province of British Columbia;

“Claim” means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including, reasonable legal fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to of any of the foregoing;

“Closing” means the closing of the Amalgamation;

“Closing Date” means the date of the Closing, which shall be within four Business Days following the latest of (i) the date the parties receive conditional approval of the Amalgamation from the TSX-V; (ii) the date of approval of the Prosperity Special Resolution by the Prosperity Shareholders; (iii) the date of approval of the Smash Minerals Special Resolution by the Smash Minerals Shareholders; and (iv) such other date as Prosperity and Smash Minerals may mutually agree, acting reasonably; but in any event not later than the Termination Date;

“Competing Proposal” has the meaning specified in Section 7.2;

“Confidential Information” has the meaning specified in Section 10.8;

“Continuance” means the continuance of Prosperity into British Columbia pursuant to Section 303 of the BCBCA;

“Continuance Application” means the continuation application to be filed by Prosperity to continue into British Columbia to be made under Section 302 of the BCBCA;

“Dissent Rights” has the meaning specified in Section 2.19;

“Dissenting Holder” has the meaning specified in Section 2.19;

“Effective Date” means the effective date of the Amalgamation, which shall be the date of the certificate of amalgamation issued by the Registrar;

“Environmental Laws” means any applicable Laws relating to pollution or occupational health and safety, the environment (including ambient air, surface, water, groundwater, land surface or subsurface strata) or wildlife, including Laws relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or Hazardous Materials;

“EVG” means Evolving Gold Corp.;

“EVG Agreements” means the share purchase agreements executed by EVG and each of (i) Richmond Partners Master Limited dated January 17, 2012, (ii) Pinetree Capital Limited dated January 17, 2012, (iii) Novo Resources Corp. dated January 17, 2012;

“Governmental Authority” means any government, parliament, legislature, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, court or other law, rule or regulation-making entity having jurisdiction or exercising executive, legislative, judicial, regulatory or administrative powers on behalf of any federation or nation, or any province, territory, state or other subdivision thereof or any municipality, district or other subdivision thereof;

“Hazardous Materials” includes chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products;

“Joint Management Information Circular” means the joint management information circular of Prosperity and Smash Minerals prepared in accordance with applicable securities Laws, to be forwarded by Prosperity to the Prosperity Shareholders and by Smash Minerals to the Smash Minerals Shareholders, in connection with the Prosperity Meeting and the Smash Minerals Meeting, respectively;

“Kiyuk Technical Report” means the independent technical report dated December 22, 2012, entitled “Independent Technical Report on the Kiyuk Lake Property, Nunavut Territory, Canada” prepared by David Turner, M. Sc., P. Geo., in accordance with NI 43-101;

“Laws” means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions, judgments or other requirements of any Governmental Authority;

“NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects, of the Canadian Securities Administrators;

“Notice of Articles of Amalco” means the form notice of articles set out in Amalgamation Application to be sent to the Registrar;

“Offer” has the meaning specified in Section 7.2;

“Person” means a natural person, firm, corporation, trust, partnership, joint venture, governmental body or agency or association;

“Prosperity Continuance Resolution” means the special resolution of the Prosperity Shareholders approving the Continuance, as set out in Schedule "C" attached hereto;

“Prosperity Disclosure Letter” means that certain letter from Prosperity addressed to Smash Minerals dated the date hereof providing certain exceptions to the representations and warranties of Prosperity contained herein;

“Prosperity Disclosure Record” has the meaning specified in Section 4.1(n);

“Prosperity Escrow Agreement” means the escrow agreement dated as of February 2, 2011 made among Prosperity, Computershare Investor Services Inc. and certain securityholders of Prosperity;

“Prosperity Escrowed Shares” means the 8,943,870 Prosperity Shares and 3,750,000 Prosperity Warrants currently held subject to the Prosperity Escrow Agreement;

“Prosperity Financial Statements” means, collectively, (i) the audited financial statements of Prosperity for the year ended March 31, 2011; (ii) the interim unaudited financial statements for the six month period ended September 30, 2011; and (iii) such additional financial statements as may be required to be prepared and included in the Joint Management Information Circular;

“Prosperity Letter of Transmittal” means the letter of transmittal to be used by Prosperity Shareholders for the purpose of surrendering certificates representing outstanding Prosperity Shares and exchanging them for certificates representing Amalco Common Shares;

“Prosperity Lock-Up Agreements” means those lock-up agreements between Prosperity and (i) EVG dated January 9, 2012 (ii) Sheldon Inwentash dated January 10, 2012 (iii) Richmond Capital LLP (on behalf of Richmond Partners Master Limited) dated January 9, 2012 and (iv) R. Bruce Duncan and Olga Nikitovic dated January 9, 2012;

“Prosperity Meeting” means the special meeting of Prosperity Shareholders to approve the Prosperity Special Resolution and certain other matters;

“Prosperity Options” means collectively,

(i)	the options to purchase 1,700,000 Prosperity Shares at a price of $0.25 per share until March 4, 2016, in accordance with their terms;

(ii)	the options to purchase 1,550,000 Prosperity Shares at a price of $0.50 per share until July 25, 2016, in accordance with their terms; and

(iii)	the options to purchase 150,000 Prosperity Shares at a price of $0.85 per share until August 12, 2016, in accordance with their terms;

“Prosperity Properties” means the mining properties, claims, concessions, options, licenses, license applications, leases or other conventional property or proprietary interests or rights of Prosperity, including those specified in Schedule "E" attached hereto;

“Prosperity Registrar and Transfer Agent” means Computershare Investor Services Inc., and any other Person which may be appointed as registrar and transfer agent of Prosperity from time to time;

“Prosperity Shareholder” means a holder of outstanding Prosperity Shares;

“Prosperity Shares” means the common shares in the capital of Prosperity;

“Prosperity Special Resolution” means the special resolution of the Prosperity Shareholders approving the Amalgamation, as set out in Schedule "D" attached hereto;

“Prosperity Stock Option Plan” means the current incentive stock option plan of Prosperity;

“Prosperity Warrants” means collectively:

(iv)

the 5,000,000 common share purchase warrants of Prosperity, with each warrant entitling the holder to purchase one Prosperity Share at a price of $0.25 per share until November 5, 2012, in accordance with their terms;

(v)

the 7,401,802 common share purchase warrants of Prosperity, with each warrant entitling the holder to purchase one Prosperity Share at a price of $0.45 per share until April 6, 2013, in accordance with their terms; and

(vi)

the 2,500,000 common share purchase warrants of Prosperity, with each warrant entitling the holder to purchase one Prosperity Share at a price of $0.85 per share until August 15, 2013, in accordance with their terms;

“Recipient” has the meaning specified in Section 7.2;

“Registrar” means the Registrar of Companies under the BCBCA;

“Smash Minerals” means Smash Minerals Corp.;

“Smash Minerals Disclosure Letter” means that certain letter from Smash Minerals addressed to Prosperity dated the date hereof providing certain exceptions to the representations and warranties of Smash Minerals contained herein;

“Smash Minerals Compensation Options” means collectively,

(vii)	the compensation options to purchase 474,578 Smash Mineral Shares at a price of $1.20 per share until February 4, 2013, in accordance with their terms; and

(viii)	the compensation options to purchase 640,000 Smash Mineral Shares at a price of $0.80 per share until April 4, 2013, in accordance with their terms;

“Smash Minerals Disclosure Record” has the meaning specified in Section 4.2(n);

“Smash Minerals Escrow Agreement” means the escrow agreement dated as of December 15, 2010, made among Smash Minerals, Equity Financial Trust Company and certain securityholders of Smash Minerals;

“Smash Minerals Escrowed Shares” means the 1,838,063 Smash Minerals Shares currently held subject to the Smash Minerals Escrow Agreement;

“Smash Minerals Financial Statements” means, collectively, (i) the audited financial statements of Smash Minerals for the year ended October 31, 2011; and (ii) such additional financial statements as may be required to be prepared and included in the Joint Management Information Circular;

“Smash Minerals Letter of Transmittal” means the letter of transmittal to be used by Smash Minerals Shareholders for the purpose of surrendering certificates representing outstanding Smash Minerals Shares and exchanging them for certificates representing Amalco Common Shares;

“Smash Minerals Lock-Up Agreements” means those lock-up agreements between Smash and each of the persons described in the Smash Minerals Disclosure Letter;

“Smash Minerals Meeting” means the special meeting of the Smash Minerals Shareholders to approve the Smash Minerals Special Resolution and certain other matters;

“Smash Minerals Options” means collectively,

(ix)	the options to purchase 1,400,000 Smash Mineral Shares at a price of $0.80 per share until April 4, 2016, in accordance with their terms; and

(x)	the options to purchase 505,000 Smash Mineral Shares at a price of $1.00 per share until September 12, 2016, in accordance with their terms;

“Smash Minerals Properties” means the mining properties, claims, concessions, options, licenses, license applications, leases or other conventional property or proprietary interests or rights of Smash Minerals, including those specified in Schedule "G" attached hereto;

“Smash Minerals Shares” means the common shares in the capital of Smash Minerals Corp.;

“Smash Minerals Shareholder” means a holder of outstanding Smash Minerals Shares;

“Smash Minerals Special Resolution” means the special resolution of the Smash Minerals Shareholders to be approved at the Smash Minerals Meeting approving the Amalgamation, as set out in Schedule "F" attached hereto;

“Smash Minerals Stock Option Plan” means the current incentive stock option plan of Smash Minerals;

“Superior Proposal” has the meaning specified in Section 7.2;

“Tax Returns” means all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes;

“Taxes” means all taxes, duties, assessments, imposts and levies however denominated, including any interest, penalties, fines, successor liabilities or other additions that may become payable in respect thereof, imposed by any Governmental Authority in Canada, including those levied on, measured by, or referred to as, income, capital, gross receipts, profits (including, but not limited to, federal income taxes and provincial income taxes), payroll and employee withholding, unemployment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which a party is required to pay, withhold, remit or collect;

“Tax Act” means the Income Tax Act (Canada), as the same may be amended from time to time, and includes any regulations thereto;

“Termination Date” has the meaning specified in Section 8.3; “Time of Closing” has the meaning specified in Section 5.5; “TSX-V” means the TSX Venture Exchange Inc.;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

“U.S. Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Whiskey Technical Report” means the independent technical report dated December 12, 2011 entitled “Technical Report on the Whiskey Property, Yukon Territory, Canada for Smash Minerals Corp.” prepared by Phil Smerchanski, P. Geo., and Dennis Arne, P. Geo., of Revelation Geoscience Ltd., in accordance with NI 43-101.

1.2	Interpretation Not Affected by Headings. etc.

The division of this Agreement into articles, sections and subsections is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3	Number, etc.

This Agreement shall be read with such changes to number and gender as the context requires.

1.4	Date for Any Action

If any action required to be taken hereunder by any party is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding Business Day in such place.

1.5	Currency

Unless otherwise indicated, all sums of money which are referred to in this Agreement are expressed in the currency of Canada.

1.6	Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Prosperity or Smash Minerals, as applicable, it shall be deemed to refer to the knowledge, information or belief, at the relevant time, of any of the party’s directors or officers.

1.7	Meanings

Unless otherwise specifically indicated or the context otherwise requires “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

1.8	Schedules

The following schedules are annexed to and form part of this Agreement:

Schedule "A"	-	Amalgamation Application
Schedule "B"	-	Articles of Amalco
Schedule "C"	-	Form of Prosperity Continuance Resolution
Schedule "D"	-	Form of Prosperity Special Resolution
Schedule "E"	-	Prosperity Properties
Schedule "F"	-	Form of Smash Minerals Special Resolution
Schedule "G"	-	Smash Properties

ARTICLE 2
AMALGAMATION

2.1	Amalgamation

(a)

On or before the Closing Date, subject to the terms and conditions of this Agreement, Prosperity and Smash Minerals shall take all steps required to complete the Amalgamation (excluding the filing of the Amalgamation Application and Notice of Articles) and, without limitation, use all reasonable efforts to apply for and to obtain the approval of their respective shareholders and all other consents, orders or approvals as are necessary or desirable for the implementation of the Amalgamation and the filing of the Amalgamation Application and Notice of Articles with the Registrar.

(b)

On or before the Closing, subject to the terms and conditions of this Agreement, Prosperity shall file the Continuance Application with the Registrar to continue as a British Columbia corporation in accordance with the BCBCA.

(c)

On Closing, subject to the terms and conditions of this Agreement, Prosperity and Smash Minerals shall take all steps required to complete the Amalgamation by the filing of the Amalgamation Application and Notice of Articles with the Registrar in accordance with the BCBCA.

2.2	Name

The name of Amalco shall be “Prosperity Goldfields Corp.”

2.3	Registered Office

The registered office of Amalco shall be 625 Howe Street, Suite 700, Vancouver B.C., V6C 2T6.

2.4	Authorized Capital

Amalco shall be authorized to issue an unlimited number of Amalco Common Shares which shall have the rights, privileges, restrictions and conditions set forth in the Articles of Amalgamation.

2.5	Restriction on Share Transfer

The transfer of shares of Amalco shall not be subject to any restrictions.

2.6	Number of Directors

The minimum number of directors of Amalco shall be 3 and the maximum number of directors of Amalco shall be ten.

2.7	First Directors

The number of first directors of Amalco shall be five. The first directors of Amalco shall be:

Name	Address for Service	Resident Canadian
Adrian Fleming	800 – 789 W Pender Street, Vancouver, BC	No
Darryl Cardey	800 – 789 W Pender Street, Vancouver, BC	Yes
Steve Swaffield	800 – 789 W Pender Street, Vancouver, BC	Yes
R. Bruce Duncan	5213 Durie Rd., Mississauga, ON L5M 2C6	Yes
Dr. Quinton Hennigh	901 E 9th Ave., Longmont, Colorado 80504	No

The first directors shall hold office until the completion of the first annual meeting of the shareholders of Amalco, or until their successors are duly appointed or elected. The subsequent directors shall be elected each year thereafter as provided for in the BCBCA and in the Articles of Amalco. The management and operation of the business and affairs of Amalco shall be under the control of the board of directors of Amalco as it is constituted from time to time.

2.8	First Auditors

The first auditors of Amalco shall be KPMG LLP. The first auditors of Amalco shall hold office until the completion of the first annual meeting of shareholders of Amalco following the Amalgamation or until their successor is appointed. The remuneration of the Auditors shall be determined by the board of directors of Amalco as it is constituted from time to time.

2.9	Fiscal Year

The fiscal year end of Amalco shall be October 31, 2012, or such other date as the parties may agree, and is subject to receipt of all necessary regulatory approvals.

2.10	Restrictions on Business

There shall be no restrictions on the business that Amalco may carry on.

2.11	Effect of Amalgamation on the Effective Date:

On the Effective Date:

(a)	the amalgamation of Prosperity and Smash Minerals and their continuance as one corporation shall become effective;

(b)	the property of each of Prosperity and Smash Minerals shall continue to be the property of Amalco;

(c)	Amalco shall continue to be liable for the obligations of each of Prosperity and Smash Minerals;

(d)	any existing cause of action, Claim or liability to prosecution of either Prosperity or Smash Minerals shall be unaffected;

(e)	any civil, criminal or administrative action or proceeding pending by or against either Prosperity or Smash Minerals may be continued to be prosecuted by or against Amalco; and

(f)	a conviction against, or ruling, order or judgment in favour of or against, either Prosperity or Smash Minerals may be enforced by or against Amalco.

2.12	Manner of Conversion of Issued Securities

On the Effective Date:

(a)	each one outstanding Smash Minerals Share shall be exchanged for 0.625 of a fully-paid and non- assessable Amalco Common Share;

(b)

each Smash Minerals Option shall be cancelled prior to the Closing Date, and the directors of Amalco will grant new Amalco Options to replace the Smash Minerals Options, on the basis of 0.625 of an Amalco Option for each former Smash Minerals Option, exercisable at $0.50 per Amalco Share (and accordingly, the 1,905,000 existing Smash Options shall be replaced by 1,190,625 new Amalco Options having an exercise prioce of $0.50 per Amalco Option);

(c)

each one Smash Minerals Compensation Option shall be exchanged and replaced by 0.625 of an Amalco Compensation Option having the same terms and conditions as the respective Smash Compensation Option (and accordingly, the 640,000 existing Smash Minerals Compenstion Options having an exercise price of $0.80 per Smash Minerals Compensation Option will be replaced with 400,000 Amalco Compnesation Options having an exercise price of $1.28 per Amalco Compensation Option and the 474,578 existing Smash Minerals Compenstion Options having an exercise price of $1.20 per Smash Minerals Compensation Option will be replaced with 296,611 Amalco Compnesation Options having an exercise price of $1.92 per Amalco Compensation Option);

(d)	each one outstanding Prosperity Share shall be exchanged for one fully-paid and non-assessable Amalco Common Share;

(e)	each one Prosperity Warrant shall be exchanged and replaced with one Amalco Warrant having the same terms and conditions as the respective Prosperity Warrant; and

(f)	each one Prosperity Option shall be exchanged and replaced with one Amalco Option having the same terms and conditions as the respective Prosperity Option.

2.13	Stated Capital

The aggregate stated capital of Amalco Common Shares issued pursuant to Section 2.12 shall be an amount equal to the aggregate paid-up capital for purposes of the Tax Act of the Prosperity Shares and the Smash Minerals Shares immediately prior to the Amalgamation, and such stated capital shall be allocated on an equal basis to each Amalco Common Share issued on the Amalgamation.

2.14	Fractional Securities

No fractional securities will be issued by Amalco and no cash will be paid in lieu thereof. Any fraction resulting from the conversion of securities pursuant to Section 2.12, will be rounded down to the nearest whole number.

2.15	Restrictions on Securities

The Amalco Common Shares and other Amalco securities issuable pursuant to Section 2.12 will be subject to compliance with resale restrictions pursuant to applicable securities Laws.

2.16	Certificates

On the Effective Date:

(a)

the holders of Smash Minerals Shares shall cease to be holders of Smash Minerals Shares and shall be deemed to be the holders of the Amalco Common Shares to which they are entitled in accordance with Section 2.12, and the holders of certificates representing Smash Minerals Shares may surrender such certificates to the Amalco Registrar and Transfer Agent, together with a completed Smash Minerals Letter of Transmittal and, upon such surrender, shall be entitled to receive certificates representing the number of Amalco Common Shares to which they are entitled in accordance with Section 2.12 as soon as practicable, but in any event no later than ten Business Days following (i) the Effective Date; or (ii) the date of surrender of the certificate representing Smash Minerals Shares;

(b)

the holders of Prosperity Shares shall cease to be holders of Prosperity Shares and shall be deemed to be the holders of the Amalco Common Shares to which they are entitled in accordance with Section 2.12, and the holders of certificates representing Prosperity Shares may surrender such certificates to the Amalco Registrar and Transfer Agent, together with a completed Prosperity Letter of Transmittal and, upon such surrender, shall be entitled to receive certificates representing the number of Amalco Common Shares to which they are entitled in accordance with Section 2.12 as soon as practicable, but in any event no later than ten Business Days following the later of (i) the Effective Date; or (ii) the date of surrender of the certificate representing Prosperity Shares;

(c)	the holders of the Smash Minerals Options will have agreed to the cancellation of their Smash Minerals Options;

(d)	the holders of the Smash Minerals Compensation Options shall cease to be holders of such securities and shall be deemed to be the registered holders of the Amalco Compensation Options to which they are entitled in accordance with Section 2.12, and shall receive executed agreements or certificates, as applicable, evidencing such securities of Amalco; and

(e)

the holders of the Prosperity Options and Prosperity Warrants shall cease to be holders of such securities and shall be deemed to be the registered holders of the Amalco Options or the Amalco Warrants, respectively, to which they are entitled in accordance with Section 2.12, and shall receive executed agreements or certificates, as applicable, evidencing such securities of Amalco.

2.17	Lost Certificates

If any certificate which immediately prior to the Effective Date represented one or more outstanding Prosperity Shares, Prosperity Options, Prosperity Warrants, Smash Minerals Shares, Smash Minerals Options or Smash Minerals Compensation Options shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, as applicable, claiming such certificate to be lost, stolen or destroyed, the Amalco Registrar and Transfer Agent or Amalco, as applicable, will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Amalco Common Shares, Amalco Options, Amalco Warrants or Amalco Compensation Options, in each case deliverable pursuant to Section 2.12. When authorizing such replacement certificate in exchange for any lost, stolen, destroyed certificate, the holder to whom certificates representing such securities are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Amalco Registrar and Transfer Agent and/or Amalco in such sum as Amalco may direct or otherwise indemnify the Amalco Registrar and Transfer Agent and Amalco in a manner satisfactory to the Amalco Registrar and Transfer Agent and Amalco against any claim that may be made against Amalco with respect to the certificate alleged to have been lost, stolen or destroyed.

2.18	Stock Option Plan

The stock option plan of Amalco shall be the Amalco Stock Option Plan, which stock option plan is to be approved by the Prosperity Shareholders at the Prosperity Meeting, the Smash Minerals Shareholders at the Smash Minerals Meeting, and the TSX-V, and will be attached as a schedule to the Joint Management Information Circular.

2.19	Dissent Rights

(a)

A registered holder of Smash Minerals Shares or Prosperity Shares (a “Dissenting Holder”) may exercise rights of dissent with respect to such Smash Minerals Shares or Prosperity Shares, as the case may be, pursuant to and in the manner set forth in Sections 237 to 247 of the BCBCA (the “Dissent Rights”) in connection with the Amalgamation. A Dissenting Holder who duly exercises such Dissent Rights (including the sending of a notice of dissent to Smash Minerals or Prosperity, as applicable) ceases to have any rights as a holder of Smash Minerals Shares or Prosperity Shares, as the case may be, other than the right to be paid the fair value of such Dissenting Holder’s Smash Minerals Shares or Prosperity Shares, as the case may be, pursuant to Section 245 of the BCBCA except in certain circumstances, including those events set out in Section 246 of the BCBCA.

(b)

If a Dissenting Shareholder is ultimately determined not to be entitled, for any reason, to be paid fair value for its Smash Minerals Shares or Prosperity Shares, as the case may be, a holder of Smash Minerals Shares or Prosperity Shares, as the case may be, shall be deemed to have participated in the Amalgamation, as of the Effective Time, on the same basis as a non-Dissenting Shareholder.

2.20	Withholding Rights

Smash Minerals, Prosperity, the Prosperity Registrar and Transfer Agent, Smash Minerals Registrar and Transfer Agent and the Amalco Registrar and Transfer Agent shall be entitled to deduct and withhold from any amount payable to any holder of a Smash Minerals Share, Smash Mineral Option, Smash Mineral Compensation Option, Prosperity Share, Prosperity Option, Prosperity Warrant, Amalco Common Share, Amalco Warrant, Amalco Option

or Amalco Compensation Option such amounts as Smash Minerals, Prosperity, the Prosperity Registrar and Transfer Agent, Smash Minerals Registrar and Transfer Agent, Amalco or the Amalco Registrar and Transfer Agent is required to deduct and withhold with respect to such payment under the Tax Act or any provision of federal, provincial, territorial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Smash Minerals, Prosperity, the Prosperity Registrar and Transfer Agent, Smash Minerals Registrar and Transfer Agent, Amalco or the Amalco Registrar and Transfer Agent shall sell or otherwise dispose of such portion of the amount as is necessary to provide sufficient funds to Smash Minerals, Prosperity, the Prosperity Registrar and Transfer Agent, Smash Minerals Registrar and Transfer Agent, Amalco or the Amalco Registrar and Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement, and Smash Minerals, Prosperity, the Prosperity Registrar and Transfer Agent, Smash Minerals Registrar and Transfer Agent, Amalco or the Amalco Registrar and Transfer Agent, as the case may be, shall notify the holder thereof and remit any unapplied balance of the next proceeds of such sale.

ARTICLE 3
COVENANTS

3.1	Restrictive Covenants of Smash Minerals

Smash Minerals covenants and agrees that it will not, from the date hereof to and including the Effective Date, except as contemplated by this Agreement or with the prior written consent of Prosperity (such consent not to be unreasonably withheld):

(a)

initiate, propose, assist or participate in any activities or solicitations in opposition to or in competition with the Amalgamation, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid” for securities of Smash Minerals, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Amalgamation and not to take actions of any kind which may reduce the likelihood of success of the Amalgamation, except as required by statutory obligations;

(b)	enter into any transaction or material contract, except in its ordinary course of business or as reasonably necessary to give effect to the matters contemplated herein;

(c)	alter or amend the Smash Minerals articles or by-laws in any manner except as required to give effect to the matters contemplated herein;

(d)	declare, pay or set aside any dividends or provide for any distribution of its properties or assets, or make any payment by way of return of capital, to its shareholders;

(e)	split, combine or reclassify any outstanding Smash Minerals Shares;

(f)	redeem, purchase or offer to purchase any of its shares or other securities;

(g)	incur or commit to incur any indebtedness for borrowed money or issue any debt securities;

(h)

issue or commit to issue any shares, rights, warrants or options to purchase such shares, or any securities convertible into such shares, warrants or options, except pursuant to the issuance of securities issuable pursuant to the terms of securities outstanding on the date hereof,

(i)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets;

(j)	enter into any transaction with or make payments to a party with which it does not deal at arm’s length, other than in the ordinary course of business consistent with past practice;

(k)

grant any director, officer or employee who has a policy-making function any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment or consulting agreement with any such director, officer or employee, or hire or promote any such person; or

(l)

perform any act or enter into any transaction or negotiation which might materially adversely interfere or be materially inconsistent with the consummation of the transactions contemplated under this Agreement.

3.2	Positive Covenants of Smash Minerals

Smash Minerals covenants and agrees that it will:

(a)

use all commercially reasonable efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

(b)

provide Prosperity, on a timely basis, with all relevant information concerning it and its business, property, operations and financial statements for inclusion in the Joint Management Information Circular;

(c)

promptly notify Prosperity if at any time before the Effective Time it becomes aware that the Joint Management Information Circular (with respect to information provided by or in relation to Smash Minerals) or a filing or an application described in subsection 3.2(k) contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Joint Management Information Circular or such filing or application; and in any such event, shall cooperate in the preparation of a supplement or amendment to the Joint Management Information Circular or such other document, as required and as the case may be;

(d)

subject to Prosperity complying with subsection 3.4(b), ensure that the Joint Management Information Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Joint Management Information Circular does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to or provided by Prosperity). Without limiting the generality of the foregoing, Smash Minerals shall ensure that the Joint Management Information Circular complies with all applicable Laws as they relate to Smash Minerals and shall ensure that the Joint Management Information Circular provides the Smash Minerals Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Smash Minerals Meeting;

(e)	on or before the Closing Date, use all commercially reasonable efforts to convene the Smash Minerals Meeting for the purpose of approving the Smash Minerals Special Resolution;

(f)	recommend to the Smash Minerals Shareholders the approval of the Smash Minerals Special Resolution;

(g)

mail to the Smash Minerals Shareholders the Joint Management Information Circular and other documentation required in connection with the Smash Minerals Meeting in accordance with applicable Laws as soon as reasonably practicable;

(h)	solicit from the Smash Minerals Shareholders proxies in favour of approval of the Smash Minerals Special Resolution;

(i)

not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Smash Minerals Meeting without Prosperity’s prior written consent except as required by applicable Laws or, in the case of adjournment, as may be required by the Smash Minerals Shareholders as expressed by majority resolution;

(j)

except for proxies and non-substantive communications with securityholders, furnish promptly to Prosperity a copy of each notice, report, schedule or other document delivered, filed or received by it in connection with: (i) the Amalgamation; (ii) any filings under applicable Laws; and (iii) any dealings with regulatory agencies in connection with the transactions contemplated herein;

(k)

make other necessary filings and applications under applicable federal and provincial laws and regulations required on its part in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such laws and regulations;

(l)

use all commercially reasonable efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct on and as of the Closing Date and the Effective Date as if made on the Closing Date or the Effective Date, respectively, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(m)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 5.1 and 5.2 to be complied with;

(n)

use all reasonable efforts to cause any securities to be issued to United States holders of Smash Minerals Shares in connection with the Amalgamation be issued in reliance on the exemption from registration requirements of the U.S. Securities provided by Rule 802 thereunder;

(o)

subject to the satisfaction of the conditions in Sections 5.1 and 5.2, thereafter together with Prosperity file with the Registrar the Amalgamation Application and Notice of Articles and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date; and

(p)	notify Prosperity immediately upon becoming aware that any of its representations and warranties contained herein are no longer true and correct in any material respect.

3.3	Restrictive Covenants of Prosperity

Prosperity covenants and agrees that it will not from the date hereof to and including the Effective Date, except as contemplated by this Agreement or with the prior written consent of Smash Minerals, such consent not to be unreasonably withheld:

(a)	initiate, propose, assist or participate in any activities or solicitations in opposition to or in competition with the Amalgamation, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid” for securities of Prosperity, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Amalgamation and not to take actions of any kind which may reduce the likelihood of success of the Amalgamation, except as required by statutory obligations;

(b)	enter into any transaction or material contract, except in its ordinary course of business or as reasonably necessary to give effect to the matters contemplated herein;

(c)	alter or amend the Prosperity articles or by-laws in any manner except as required to give effect to the matters contemplated herein;

(d)	declare, pay or set aside any dividends or provide for any distribution of its properties or assets, or make any payment by way of return of capital, to its shareholders;

(e)	split, combine or reclassify any outstanding Prosperity Shares;

(f)	redeem, purchase or offer to purchase any of its shares or other securities;

(g)	incur or commit to incur any indebtedness for borrowed money or issue any debt securities;

(h)

issue or commit to issue any shares, rights, warrants or options to purchase such shares, or any securities convertible into such shares, warrants or options, except pursuant to the issuance of securities issuable pursuant to the terms of securities outstanding on the date hereof;

(i)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets;

(j)	enter into any transaction with or make payments to a party with which it does not deal at arm’s length, other than in the ordinary course of business consistent with past practice;

(k)

grant any director, officer or employee who has a policy-making function any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment or consulting agreement with any such director, officer or employee, or hire or promote any such person; or

(l)

perform any act or enter into any transaction or negotiation which might materially adversely interfere or be materially inconsistent with the consummation of the transactions contemplated under this Agreement.

3.4	Positive Covenants of Prosperity

Prosperity covenants and agrees that it will:

(a)

use all commercially reasonable efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

(b)

provide Smash Minerals, on a timely basis, with all relevant information concerning it and its business, property, operations and financial statements for inclusion in the Joint Management Information Circular;

(c)

promptly notify Smash Minerals if at any time before the Effective Time it becomes aware that the Joint Management Information Circular (with respect to information provided by or in relation to Prosperity) or a filing or an application described in subsection 3.4(l) contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Joint Management Information Circular or such filing or application; and in any such event, shall cooperate in the preparation of a supplement or amendment to the Joint Management Information Circular or such other document, as required and as the case may be;

(d)

subject to Smash Minerals complying with subsection 3.2(b), ensure that the Joint Management Information Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Joint Management Information Circular does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to or provided by Smash Minerals). Without limiting the generality of the foregoing, Prosperity shall ensure that the Joint Management Information Circular complies with all applicable Laws as they relate to Prosperity, and provides the Prosperity Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Prosperity Meeting;

(e)	on or before the Closing Date, use all commercially reasonable efforts to convene the Prosperity Meeting for the purpose of approving the Prosperity Special Resolution;

(f)	recommend to Prosperity Shareholders the approval of the Prosperity Special Resolution and the Prosperity Continuance Resolution;

(g)

mail to Prosperity Shareholders the Joint Management Information Circular and other documentation required in connection with the Prosperity Meeting in accordance with applicable Laws as soon as reasonably practicable;

(h)	solicit from Prosperity Shareholders proxies in favour of approval of the Prosperity Special Resolution and the Prosperity Continuance Resolution;

(i)

not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Prosperity Meeting without Smash Minerals’s prior written consent except as required by applicable Laws or, in the case of adjournment, as may be required by Prosperity Shareholders as expressed by majority resolution;

(j)

on or before Closing it will enter into a severance and termination agreement with each of the chief executive officer, the chief financial officer and each director of of Prosperity, such agreements providing for:

(i)	a cash payment to each officer equal to twelve (12) months of consulting fees being in aggregate $144,000 plus HST for the chief executive officer and $108,000 plus HST for the chief financial officer;

(ii)	a standard form release and waiver in favour of Prosperity; and

(iii)	the preservation of Prosperity Options (and the Amalco Options to be issued to them in connection with the Amalgamation) held by each director, the chief executive officer and the chief financial officer, for the remainder of their option term;

(k)

except for proxies and other non-substantive communications with securityholders, furnish promptly to Smash Minerals a copy of each notice, report, schedule or other document delivered, filed or received by Prosperity in connection with: (i) the Amalgamation; (ii) the Continuance; (iii) any filings under applicable Laws; and (iv) any dealings with regulatory agencies in connection with the transactions contemplated herein;

(l)	file the Continuance Application with the Registrar on or prior to the Closing Date;

(m)

make other necessary filings and applications under applicable federal and provincial laws and regulations required on its part of connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such laws and regulations;

(n)

use all commercially reasonable efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct on and as of the Closing Date and the Effective Date as if made on the Closing Date or the Effective Date, respectively, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(o)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 5.1 and 5.3 to be complied with;

(p)

use all reasonable efforts to cause any securities to be issued to United States holders of Prosperity Shares in connection with the Amalgamation be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder;

(q)

subject to satisfaction of the conditions in Sections 5.1 and 5.3, thereafter together with Smash Minerals file with the Registrar the Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date; and

(r)	notify Smash Minerals immediately upon becoming aware that any of its representations and warranties it contained herein are no longer true and correct in any material respect.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Prosperity

Prosperity represents and warrants to and in favour of Smash Minerals (and acknowledges that Smash Minerals is relying upon such representations and warranties) as follows:

(a)

it is a corporation duly incorporated, organized and validly subsisting and in good standing under the laws of the Canada, and has all the requisite corporate power, capacity and authority to enter into this Agreement and to perform its obligations hereunder and to carry on its business and to own, lease and operate its assets;

(b)

it is a reporting issuer in all the provinces and territories of Canada and is in compliance in all material respects with all of its obligations under the applicable securities Laws of such provinces and territories of Canada. Since February 2, 2011, Prosperity has not been the subject of any investigation by any stock exchange or any other securities regulatory authority or body, is current with all filings required to be made by it under applicable securities and corporate legislation and is not aware of any material deficiencies in the filing of any documents or reports with any stock exchange or securities regulatory authority or body;

(c)

the Prosperity Shares are currently listed and approved for trading on the TSX-V under the symbol “PPG”, and on no other stock exchange, and no order halting, ceasing or suspending trading in securities of Prosperity or the issuance or distribution of any securities of the Prosperity has been issued and no proceedings for such purpose are pending or, to the knowledge of the Prosperity, threatened;

(d)	it is in compliance in all material respects with all of the rules, policies and requirements of the TSX-V;

(e)	the entering into and performance of this Agreement and the transactions contemplated herein by Prosperity will not violate:

(i)	its constating documents or by-laws;

(ii)	any agreement to which it is a party and will not give any Person any right to terminate or cancel any agreement or any right enjoyed by it because of such agreement, and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against it or its assets; or

(iii)	any statute, regulation, by-law, order, judgment or decree by which it is bound;

(f)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been approved by the board of directors of Prosperity and this Agreement constitutes a valid and binding obligation of Prosperity enforceable against it in accordance with its terms, subject, however, to the approval of the Amalgamation and the Continuance by the Prosperity Shareholders and the TSX-V and the limitations imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance or injunction are granted at the discretion of a court of competent jurisdiction;

(g)	the authorized capital of Prosperity consists of an unlimited number of Prosperity Shares, of which 43,384,703 Prosperity Shares are issued and outstanding as of the date hereof;

(h)

other than the Prosperity Options, the Prosperity Warrants and the EVG Agreements (or any other agreements similar in form and substance to the EVG Agreements), or pursuant to this Agreement, no Person has any agreement, option or right to acquire or capable of becoming an agreement for the purchase or acquisition of any of the unissued Prosperity Shares or any other securities of Prosperity, and there are no other outstanding securities or instruments which are convertible into or exchangeable for Prosperity Shares;

(i)

the information concerning Prosperity to be provided by and contained in the Joint Management Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in light of the circumstances in which it will be made;

(j)

there is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review in progress or, to the knowledge of Prosperity, pending or threatened against or relating to Prosperity or affecting its properties or business which if determined adversely to Prosperity might materially and adversely affect its properties, business, future prospects or the financial condition of Prosperity, taken as a whole; or the right of Prosperity to use, produce or sell its property or assets in whole or in part; and there is not presently outstanding against Prosperity any judgment, injunction, rule or order of any court, Governmental Authority, commission, agency or arbitrator;

(k)

it is not in arrears or in default in respect of the payment of any Taxes or the filing of any required Tax Returns; and (i) all Taxes due and payable or collectible from Prosperity shall have been paid or collected prior to the Effective Date, (ii) no claim for additional Taxes due and payable or collectible from Prosperity has been made which has not been collected, and (iii) to the best of the knowledge of Prosperity, no such return contains any misstatement or conceals any statement that should have been included therein;

(l)

no notices, reports or other filings are required to be made by Prosperity with, nor are any consents, approvals, registrations, permits, orders or authorizations required to be obtained by Prosperity from any third party or Governmental Authority in connection with the execution and delivery of this Agreement by Prosperity, the performance of its obligations hereunder or the consummation by Prosperity of the transactions contemplated hereby other than: (i) the approval of the Prosperity Special Resolution and the Prosperity Continuance Resolution by the Prosperity Shareholders; (ii) the approval of the Amalgamation by the TSX-V; (iii) such registrations and other actions required under applicable securities Laws as are contemplated by this Agreement and registrations and applications required as a result of the formation of a new corporation on the Amalgamation; (iv) any filings with the Registrar; and (v) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Prosperity or prevent or materially impair Prosperity’s ability to perform its obligations hereunder;

(m)

no notices, reports or other filings are required to be made by Prosperity with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Prosperity from, any Governmental Authority, other than TSX-V and the usual filings under applicable Canadian securities Laws, in connection with the execution and delivery of this Agreement by Prosperity and the consummation of the transactions contemplated herein by it, the failure to make or obtain any or all of which is reasonably likely to have a material adverse effect on the financial condition of Prosperity or could prevent, materially delay or materially burden the transactions contemplated by this Agreement;

(n)

since February 2, 2011, it has filed all required forms, reports and other documents (collectively, the “Prosperity Disclosure Record”) with the applicable Canadian securities regulatory authorities having jurisdiction; and none of the publically available material filed by Prosperity with the applicable Canadian securities regulatory authorities having jurisdiction, at the time filed or as subsequently amended, contained any misrepresentation or any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(o)

other than as disclosed in the prospectus of Prosperity dated February 2, 2011, to the knowledge of Prosperity, none of the directors, officers or principal Prosperity Shareholders is or has been, in the previous ten years, subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere;

(p)

Prosperity is duly licensed, registered and qualified, in all material respects, and possesses all material certificates, authorizations, permits or licences issued by the appropriate regulatory authorities in the jurisdictions necessary to enable its business to be carried on as now conducted and to enable its property and assets to be owned, leased and operated as they are now, and all such licences, registrations and qualifications are in good standing, in all material respects;

(q)	it has not experienced nor is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on its affairs or financial condition;

(r)	except as disclosed in Section 4.1(r) of the Prosperity Disclosure Letter, as of the date hereof:

(i)	no party has any rights of first refusal, back-in rights or other rights in respect of the Prosperity Properties;

(ii)	there are no other outstanding agreements or options to acquire or purchase the properties comprising the Prosperity Properties or any part thereof or interest therein, and no individual, corporation or other entity has any royalty or other interest whatsoever in production or profits from the properties comprising the Prosperity Properties or any part thereof;

(iii)	all exploration permits, leases, licenses and mining claims, payments, rentals, taxes, assessments, renewal fees and other governmental charges, owing in respect of the Prosperity Properties or any part of the Prosperity Properties, have been paid in full;

(iv)	there is no adverse claim against, or challenge to, the ownership of or title to, the Prosperity Properties;

(v)	all exploration activities on or in respect of the development of the Prosperity Properties are in compliance with all applicable Laws and licenses;

(vi)	no Claims have been made by any First Nations group for any interest in the Prosperity Properties, any production therefrom, or for payments from Prosperity.

(s)	except as disclosed in Section 4.1(s) of the Prosperity Disclosure Letter,

(i)	Prosperity is not in any violation of any applicable Environmental Laws;

(ii)	Prosperity has all permits, authorizations and approvals required under any applicable

Environmental Laws and is in material compliance with their requirements;

(iii)	to the knowledge of Prosperity, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against Prosperity or claim involving a demand for damages or other potential liability with respect to violations of applicable Environmental Laws; and

(iv)	to the knowledge of Prosperity, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Prosperity relating to Hazardous Materials or any Environmental Laws;

(t)

Prosperity holds either freehold title, mining leases, mining concessions, mining claims, options or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Prosperity Properties are located under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit Prosperity to explore for the minerals relating thereto;

(u)

all property, options, agreements, leases, concessions or claims in which Prosperity has an interest or right have been validly located and recorded in accordance in all material respects with all applicable Laws and are valid and subsisting;

(v)

the Prosperity Properties represent all of the material mineral property rights owned or held by Prosperity whether freehold title, mining leases, concessions, options or participating interests or other property or proprietary interests or rights;

(w)

Section 4.1(w) of the Prosperity Disclosure Letter contains a list of all options, leases, agreements, concessions or claims pursuant to which Prosperity holds the Prosperity Properties or assets or by which it is entitled to the use of the Prosperity Properties or assets. All such agreements (and all amendments thereto) relating to the Prosperity Properties, are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms and Prosperity is not in material default of any of the provisions of any such agreements nor has any such default been alleged to have occurred, nor are there any disputes with respect thereto, and all applications, claims, options, leases, licenses, and concessions pursuant to which Prosperity derives its interests in such material assets are in good standing in all material respects and there has been no default under any such applications, leases, claims, licenses, options or concessions and all Taxes, work fees and other amounts required to have been paid with respect to such properties and assets to the date hereof have been paid;

(x)

none of the Prosperity Properties or any of the agreements referred to in Section 4.1(w) above, have been surrendered, waived, released, amended, assigned, encumbered or discounted by Prosperity and Prosperity has not granted any subleases, licenses, options or other rights of occupation in respect of any of the Prosperity Properties;

(y)

it is in material compliance with NI 43-101 in connection with its Prosperity Properties and has prepared, filed and certified all technical reports required by applicable securities Laws in accordance with NI 43-101, and the knowledge of Prosperity, each of the technical reports of Prosperity filed under applicable securities Laws, including, but not limited to the Kiyuk Technical Report, accurately and completely sets forth all material facts relating to the Prosperity Prosperity Properties that are subject thereto. Since the date of the preparation of each of the technical reports of Prosperity, there has been no Material Change of which Prosperity is aware that would disaffirm any aspect of such technical reports in any material respect;

(z)

all exploration and development operations conducted by Prosperity have been conducted in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace Laws have been duly complied with;

(aa)

Prosperity maintains insurance policies with reputable insurers against risks of loss of or damage to its properties, assets and business of such types as are customary in the case of entities engaged in the same or similar businesses. Section 4.1(aa) of the Prosperity Disclosure Letter contains a list of all insurance policies maintained by Prosperity;

(bb)

except as set out in this Agreement, it has not incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees or other similar fees in respect of the transactions contemplated herein;

(cc)

the Prosperity Financial Statements and the notes thereto, have been prepared in accordance with Canadian generally accepted accounting principles or international financial reporting standards, as applicable, are true and correct and present fairly, in all material respects, the financial position of Prosperity as at such dates and the results of its operations and changes in financial position for the period indicated in the said statements;

(dd)

except as disclosed in Section 4.1(dd) of the Prosperity Disclosure Letter, since September 30, 2011, there has not been any material adverse change in its condition or operation or in its assets, liabilities or financial condition;

(ee)	it has no material liabilities, contingent or otherwise, except those set out in the Prosperity Financial Statements or as disclosed in Section 4.1(ee) of the Prosperity Disclosure Letter;

(ff)	except as disclosed in the Prosperity Financial Statements, Prosperity is not indebted to:

(i)	any director, officer, employee or shareholder or any other Person not dealing at arm’s length with Prosperity;

(ii)	any individual related to any of the foregoing by blood, marriage or adoption; or

(iii)	any corporation controlled, directly or indirectly, by any one or more of those Persons referred to in subsections 4.1(ff)(i) or 4.1(ff)(ii);

(gg)	none of the Persons referred to in Section 4.1(ff) is indebted to Prosperity;

(hh)

except as disclosed in Section 4.1(hh) of the Prosperity Disclosure Letter, no Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase, exchange, transfer or other disposition from Prosperity of any of its assets;

(ii)

Section 4.1(ii) of the Prosperity Disclosure Letter sets forth a complete list of the employees of Prosperity (“Prosperity Employees”), together with their titles, job description, service dates and material terms of employment, including current wages, salaries or hourly rate of pay, benefit or pension plans, vacation entitlement, commissions and bonus (whether monetary or otherwise) or other material compensation paid during preceding 12 month Period;

(jj)

except as set forth in Section 4.1(ii) of the Prosperity Disclosure Letter, none of the Prosperity Employees is on short-term or long-term disability leave, parental leave, extended absence or receiving benefits pursuant to applicable workers compensation legislation;

(kk)

except as set forth in Section 4.1(ii) of the Prosperity Disclosure Letter, Prosperity does not have any Claims (including Claims for severance, notice of termination, breach of contract, constructive dismissal or damages in connection therewith) relating to the employment of any of the Prosperity Employees;

(ll)	except as set forth in Section 4.1(ii) of the Prosperity Disclosure Letter, Prosperity is not:

(i)	a party to or bound by or subject to any agreement or arrangement with respect to employee benefits to any Prosperity Employee; or

(ii)	a party to or bound by or subject to any agreement or arrangement with any labour union or employee association and, to the knowledge of Prosperity, has made no commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement with the said employees;

(mm)

except as set forth in 4.1(mm) of the Prosperity Disclosure Letter, Prosperity is not a party to any contract with any of the Prosperity Employees which is not terminable on the giving of reasonable notice in accordance with applicable Laws, nor are there any management agreements, retention bonuses or similar agreements providing for cash or other compensation or benefits upon the consummation of the transactions contemplated by this Agreement;

(nn)

Prosperity has withheld and remitted to the appropriate Government Authorities or benefit provider all liabilities and costs in respect of the Prosperity Employees including all taxes, premiums for employment insurance, Canada Pension Plan, employer health tax, applicable statutory hospitalization insurance, workers’ compensation assessments, accrued wages, salaries and commissions, vacation pay, employee benefit plan payments and employee bonus and incentive payments on a timely basis in accordance with applicable Laws;

(oo)

except as disclosed in Section 4.1(oo) of the Prosperity Disclosure Letter, Prosperity has not established or caused to be established any pension, retirement, bonus, profit-sharing, deferred compensation, hospitalization insurance, medical insurance or similar plan or practice, formal or informal, in effect with respect to any Prosperity Employees. True, correct and complete copies of all written benefit plans and related documentation or descriptions thereof have been provided to Smash Minerals;

(pp)

the information concerning the Amalgamation to be provided by Prosperity to the Prosperity Shareholders in the Joint Management Information Circular will comply with applicable Laws and will disclose all material facts relating to the particular matters concerning the Amalgamation and Prosperity to be acted upon by the Prosperity Shareholders (as required to be disclosed under applicable Laws);

(qq)

Section 4.1(qq) of the Prosperity Disclosure Letter contains a list of all material contracts, agreements and commitments (whether written or oral) to which Prosperity is a party, and all of such material contracts, agreements and commitments, are in full force and effect and Prosperity is not in default under any of such contracts, agreements or commitments, save and except for any breach or default which is not material or which has been waived by the other party to such contract, agreement or commitment;

(rr)

there does not exist any state of facts which after notice or lapse of time, or both, will constitute a material default or breach on the part of Prosperity under any of the provisions contained in any of the material contracts, commitments or agreements of Prosperity referred to in subsection 4.1(qq); and

(ss)

the corporate records and minute books of Prosperity contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders since its date of incorporation, together with the full text of all resolutions of directors and shareholders passed in lieu of such meetings, duly signed.

4.2	Representations and Warranties of Smash Minerals

Smash Minerals represents and warrants to and in favour of Prosperity (and acknowledges that Prosperity is relying upon such representations and warranties) as follows:

(a)

it is a corporation duly incorporated, organized and validly subsisting and in good standing under the laws of the Province of British Columbia, and has all the requisite corporate power, capacity and authority to enter into this Agreement and to perform its obligations hereunder and to carry on its business and to own, lease and operate its assets;

(b)

it is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon and is in compliance in all material respects with all of its obligations under the applicable securities Laws of British Columbia, Alberta, Ontario and the Yukon. Since March 14, 2011, Smash Minerals has not been the subject of any investigation by any stock exchange or any other securities regulatory authority or body, is current with all filings required to be made by it under applicable securities and corporate legislation and is not aware of any material deficiencies in the filing of any documents or reports with any stock exchange or securities regulatory authority or body;

(c)

the Smash Minerals Shares are currently listed and approved for trading on the TSX-V under the symbol “SSH”, and on no other stock exchange, and no order halting, ceasing or suspending trading in securities of Smash Minerals or the issuance or distribution of any securities of the Smash Minerals has been issued and no proceedings for such purpose are pending or, to the knowledge of the Smash Minerals, threatened;

(d)	it is in compliance in all material respects with all of the rules, policies and requirements of the TSX-V;

(e)	the entering into and performance of this Agreement and the transactions contemplated herein by Smash Minerals will not violate:

(i)	its constating documents or by-laws;

(ii)	any agreement to which it is a party and will not give any Person any right to terminate or cancel any agreement or any right enjoyed by it because of such agreement, and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against it or its assets; or

(iii)	any statute, regulation, by-law, order, judgment or decree by which it is bound;

(f)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been approved by the board of directors of Smash Minerals and this Agreement constitutes a valid and binding obligation of Smash Minerals enforceable against it in accordance with its terms, subject, however, to the approval of the Amalgamation by the Smash Minerals Shareholders and the TSX-V and the limitations imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance or injunction are granted at the discretion of a court of competent jurisdiction;

(g)	the authorized capital of Smash Minerals consists of an unlimited number of Smash Minerals Shares, of which, as of the date hereof there are 24,276,390 Smash Minerals Shares, issued and outstanding;

(h)

other than the Smash Minerals Options and the Smash Minerals Compensation Options, or pursuant to this Agreement, no Person has any agreement, option or right to acquire or capable of becoming an agreement for the purchase or acquisition of any of the unissued Smash Minerals Shares or any other securities of Smash Minerals, and there are no other outstanding securities or instruments which are convertible into or exchangeable for Smash Minerals Shares;

(i)

the information concerning Smash Minerals to be provided by and contained in the Joint Management Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in light of the circumstances in which it will be made;

(j)

there is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review in progress or, to the knowledge of Smash Minerals, pending or threatened against or relating to Smash Minerals or affecting its properties or business which if determined adversely to Smash Minerals might materially and adversely affect the properties, business, future prospects or the financial condition of Smash Minerals, taken as a whole, or the right of Smash Minerals to use, produce or sell its property or assets in whole or in part; and there is not presently outstanding against Smash Minerals any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, agency or arbitrator;

(k)

it is not in arrears or in default in respect of the payment of any Taxes or the filing of any required Tax Returns; and (i) all Taxes due and payable or collectible from Smash Minerals shall have been paid or collected prior to the Effective Date, (ii) no claim for additional Taxes due and payable or collectible from Smash Minerals has been made which has not been collected, and (iii) to the best of the knowledge of Smash Minerals, no such return contains any misstatement or conceals any statement that should have been included therein;

(l)

no notices, reports or other filings are required to be made by Smash Minerals with, nor are any consents, approvals, registrations, permits, orders or authorizations required to be obtained by Smash Minerals from any third party or Governmental Authority in connection with the execution and delivery of this Agreement by Smash Minerals, the performance of its obligations hereunder or the consummation by Smash Minerals of the transactions contemplated hereby other than: (i) the approval of the Smash Minerals Special Resolution by the Smash Minerals Shareholders; (ii) the approval of the Amalgamation by the TSX-V; (iii) such registrations and other actions required under applicable securities Laws as are contemplated by this Agreement and registrations and applications required as a result of the formation of a new corporation on the Amalgamation; (iv) any filings with the Registrar; and (v) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Smash Minerals or prevent or materially impair Smash Minerals’s ability to perform its obligations hereunder;

(m)

no notices, reports or other filings are required to be made by Smash Minerals with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Smash Minerals from, any Governmental Authority, other than TSX-V and the usual filings under applicable Canadian securities Laws, in connection with the execution and delivery of this Agreement by Smash Minerals and the consummation of the transactions contemplated herein by it, the failure to make or obtain any or all of which is reasonably likely to have a material adverse effect on the financial condition of Smash Minerals or could prevent, materially delay or materially burden the transactions contemplated by this Agreement;

(n)

since March 14, 2011, it has filed all required forms, reports and other documents (collectively, the “Smash Minerals Disclosure Record”) with the applicable Canadian securities regulatory authorities having jurisdiction; and none of the publically available material filed by Smash Minerals with the applicable Canadian securities regulatory authorities having jurisdiction, at the time filed or as subsequently amended, contained any misrepresentation or any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(o)

other than as disclosed in the prospectus of Smash Minerals dated March 14, 2011, to the knowledge of Smash Minerals, none of the directors, officers or principal Smash Minerals Shareholders is or has been, in the previous ten years, subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere;

(p)

Smash Minerals is duly licensed, registered and qualified, in all material respects, and possesses all material certificates, authorizations, permits or licences issued by the appropriate regulatory authorities in the jurisdictions necessary to enable its business to be carried on as now conducted and to enable its property and assets to be owned, leased and operated as they are now, and all such licences, registrations and qualifications are in good standing, in all material respects;

(q)	it has not experienced nor is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on its affairs or financial condition;

(r)	except as disclosed in Section 4.2(r) of the Smash Minerals Disclosure Letter, as of the date hereof:

(i)	no party has any rights of first refusal, back-in rights or other rights in respect of the Smash Minerals Properties;

(ii)	there are no other outstanding agreements or options to acquire or purchase the properties comprising the Smash Minerals Properties or any part thereof or interest therein, and no individual, corporation or other entity has any royalty or other interest whatsoever in production or profits from the properties comprising the Smash Minerals Properties or any part thereof;

(iii)	all exploration permits, leases, licenses and mining claims, payments, rentals, taxes, assessments, renewal fees and other governmental charges, owing in respect of the Smash Minerals Properties or any part of the Smash Minerals Properties, have been paid in full;

(iv)	there is no adverse claim against, or challenge to, the ownership of or title to, the Smash Minerals Properties;

(v)	all exploration activities on or in respect of the development of the Smash Minerals Properties are in compliance with all applicable Laws and licenses;

(vi)	no Claims have been made by any First Nations group for any interest in the Smash Minerals Properties, any production therefrom, or for payments from Smash Minerals.

(s)	except as disclosed in Section 4.2(s) of the Smash Minerals Disclosure Letter,

(i)	Smash Minerals is not in any violation of any applicable Environmental Laws;

(ii)	Smash Minerals has all permits, authorizations and approvals required under any applicable Environmental Laws and is in material compliance with their requirements;

(iii)	to the knowledge of Smash Minerals, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against Smash Minerals or claim involving a demand for damages or other potential liability with respect to violations of applicable Environmental Laws; and

(iv)	to the knowledge of Smash Minerals, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Smash Minerals relating to Hazardous Materials or any Environmental Laws;

(t)

Smash Minerals holds either freehold title, mining leases, mining concessions, mining claims, options or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Smash Minerals Properties are located under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit Smash Minerals to explore for the minerals relating thereto;

(u)

all property, options, agreements, leases, concessions or claims in which Smash Minerals has an interest or right have been validly located and recorded in accordance in all material respects with all applicable Laws and are valid and subsisting;

(v)

the Smash Minerals Properties represent all of the material mineral property rights owned or held by Smash Minerals whether freehold title, mining leases, concessions, options or participating interests or other property or proprietary interests or rights;

(w)

Section 4.2(w) of the Smash Minerals Disclosure Letter contains a list of all options, leases, agreements, concessions or claims pursuant to which Smash Minerals holds the Smash Minerals Properties or assets or by which it is entitled to the use of the Smash Minerals Properties or assets. All such agreements (and all amendments thereto) relating to the Smash Minerals Properties, are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms and Smash Minerals is not in material default of any of the provisions of any such agreements nor has any such default been alleged to have occurred, nor are there any disputes with respect thereto, and all applications, claims, options, leases, licenses, and concessions pursuant to which Smash Minerals derives its interests in such material assets are in good standing in all material respects and there has been no default under any such applications, leases, claims, licenses, options or concessions and all Taxes, work fees and other amounts required to have been paid with respect to such properties and assets to the date hereof have been paid;

(x)

none of the Smash Minerals Properties or any of the agreements referred to in Section 4.2(w) above, have been surrendered, waived, released, amended, assigned, encumbered or discounted by Smash Minerals and Smash Minerals has not granted any subleases, licenses, options or other rights of occupation in respect of any of the Smash Minerals Properties;

(y)

it is in material compliance with NI 43-101 in connection with the Smash Minerals Properties and has prepared, filed and certified all technical reports required by applicable securities Laws in accordance with NI 43-101, and the knowledge of Smash Minerals, each of the technical reports of Smash Minerals filed under applicable securities Laws, including, but not limited to the Whisky Technical Report, accurately and completely sets forth all material facts relating to the Smash Minerals Properties that are subject thereto. Since the date of the preparation of each of the technical reports of Smash Minerals, there has been no Material Change of which Smash Minerals is aware that would disaffirm any aspect of such technical reports in any material respect;

(z)

all exploration and development operations conducted by Smash Minerals have been conducted in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace Laws have been duly complied with;

(aa)

Smash Minerals maintains insurance policies with reputable insurers against risks of loss of or damage to its properties, assets and business of such types as are customary in the case of entities engaged in the same or similar businesses. Section 4.2(aa) of the Smash Minerals Disclosure Letter contains a list of all insurance policies maintained by Smash Minerals;

(bb)

except as set out in this Agreement, it has not incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees or other similar fees in respect of the transactions contemplated herein;

(cc)

the Smash Minerals Financial Statements and the notes thereto, have been prepared in accordance with Canadian generally accepted accounting principles or international financial reporting standards, as applicable, are true and correct and present fairly, in all material respects, the financial position of Smash Minerals as at such dates and the results of its operations and changes in financial position for the period indicated in the said statements;

(dd)

except as disclosed in Section 4.2(dd) of the Smash Minerals Disclosure Letter, since July 30, 2011, there has not been any material adverse change in its condition or operation or in its assets, liabilities or financial condition;

(ee)	it has no material liabilities, contingent or otherwise, except those set out in the Smash Minerals Financial Statements or as disclosed in Section 4.2(ee) of the Smash Minerals Disclosure Letter;

(ff)	except as disclosed in the Smash Minerals Financial Statements, Smash Minerals is not indebted to:

(i)	any director, officer, employee or shareholder or any other Person not dealing at arm’s length with Smash Minerals;

(ii)	any individual related to any of the foregoing by blood, marriage or adoption; or

(iii)	any corporation controlled, directly or indirectly, by any one or more of those Persons referred to in subsections 4.2(ff)(i) and (ii);

(gg)	none of the Persons referred to in Section 4.2(ff) is indebted to Smash Minerals;

(hh)

except as disclosed in Section 4.2(hh) of the Smash Minerals Disclosure Letter, no Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase, exchange, transfer or other disposition from Smash Minerals of any of its assets;

(ii)

Section 4.2(ii) of the Smash Minerals Disclosure Letter sets forth a complete list of the employees of Smash Minerals (“Smash Employees”), together with their titles, job description, service dates and material terms of employment, including current wages, salaries or hourly rate of pay, benefit or pension plans, vacation entitlement, commissions and bonus (whether monetary or otherwise) or other material compensation paid during preceding 12 month Period;

(jj)

except as set forth in Section 4.2(ii) of the Smash Minerals Disclosure Letter, none of the Smash Employees is on short-term or long-term disability leave, parental leave, extended absence or receiving benefits pursuant to applicable workers compensation legislation;

(kk)

except as set forth in Section 4.2(ii) of the Smash Minerals Disclosure Letter, Smash does not have any Claims (including Claims for severance, notice of termination, breach of contract, constructive dismissal or damages in connection therewith) relating to the employment of any of the Smash Employees;

(ll)	except as set forth in Section 4.2(ii) of the Smash Minerals Disclosure Letter, Smash Minerals is not:

(i)	a party to or bound by or subject to any agreement or arrangement with respect to employee benefits to any Smash Employee; or

(ii)	a party to or bound by or subject to any agreement or arrangement with any labour union or employee association and, to the knowledge of Smash Minerals, has made no commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement with the said employees;

(mm)

except as set forth in Section 4.2(mm) of the Smash Minerals Disclosure Letter, Smash Minerals is not a party to any contract with any of the Smash Employees which is not terminable on the giving of reasonable notice in accordance with applicable Laws, nor are there any management agreements, retention bonuses or similar agreements providing for cash or other compensation or benefits upon the consummation of the transactions contemplated by this Agreement;

(nn)

Smash Minerals has withheld and remitted to the appropriate Government Authorities or benefit provider all liabilities and costs in respect of the Smash Employees including all taxes, premiums for employment insurance, Canada Pension Plan, employer health tax, applicable statutory hospitalization insurance, workers’ compensation assessments, accrued wages, salaries and commissions, vacation pay, employee benefit plan payments and employee bonus and incentive payments on a timely basis in accordance with applicable Laws;

(oo)

except as disclosed in Section 4.2(oo) of the Smash Minerals Disclosure Letter, Smash Minerals has not established or caused to be established any pension, retirement, bonus, profit-sharing, deferred compensation, hospitalization insurance, medical insurance or similar plan or practice, formal or informal, in effect with respect to any Smash Employees. True, correct and complete copies of all written benefit plans and related documentation or descriptions thereof have been provided to Prosperity;

(pp)

the information concerning the Amalgamation to be provided by Smash Minerals to the Smash Minerals Shareholders in the Joint Management Information Circular will comply with applicable Laws and will disclose all material facts relating to the particular matters concerning the Amalgamation and Smash Minerals to be acted upon by the Smash Minerals Shareholders (as required to be disclosed under applicable Laws);

(qq)

Section 4.2(qq) of the Smash Minerals Disclosure Letter contains a list of all material contracts, agreements and commitments (whether written or oral) to which Smash Minerals is a party, and all of such material contracts, agreements and commitments, are in full force and effect and Smash Minerals is not in default under any of such contracts, agreements or commitments, save and except for any breach or default which is not material or which has been waived by the other party to such contract, agreement or commitment;

(rr)

there does not exist any state of facts which after notice or lapse of time, or both, will constitute a material default or breach on the part of Smash Minerals under any of the provisions contained in any of the material contracts, commitments or agreements of Smash Minerals referred to in subsection 4.2(qq); and

(ss)

the corporate records and minute books of Smash Minerals contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders since its date of incorporation, together with the full text of all resolutions of directors and shareholders passed in lieu of such meetings, duly signed.

4.3	Survival of Representations and Warrants

The representations and warranties contained in this Agreement shall be true on the Closing Date as though they were made on the Closing Date and they shall survive the completion of the transactions contemplated under this Agreement in full force and effect for a period of two years. No party shall be under liability in respect of any claim for a breach of a representation and warranty if the facts or circumstances giving rise thereto are known to the other party at the date of this Agreement.

ARTICLE 5
CONDITIONS PRECEDENT AND OTHER MATTERS

5.1	Mutual Conditions Precedent

The respective obligations of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions any of which may be waived by the mutual consent of the parties without prejudice to their rights to rely on any other of such conditions:

(a)	there shall not exist any prohibition at law against the completion of the Amalgamation;

(b)

Amalco, upon completion of the Amalgamation, shall meet listing requirements of the TSX-V and the TSX-V shall have, prior to the Effective Date, issued its conditional approval of the transactions contemplated herein including:

(i)	the Amalgamation;

(ii)	the listing on the TSX-V prior to the Effective Date of the Amalco Common Shares: (i) to be issued pursuant to the Amalgamation as of the Effective Date; (ii) issuable upon exercise of the Amalco Options granted under the Amalco Stock Option Plan; and (iii) issuable upon exercise of the Amalco Compensation Options and the Amalco Warrants;

(iii)	the issuance by Amalco of the Amalco Options on the terms and conditions of the Amalco Stock Option Plan;

(c)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation the Amalgamation;

(d)	Dissenting Shareholders will exercise Dissent Rights to not more than 2% of the number of outstanding Smash Minerals Shares and Prosperity Shares collectively;

(e)

all consents, orders and approvals, including, without limitation, regulatory approvals, required or necessary or desirable for the completion of the transactions provided for in this Agreement shall have been obtained or received from the Person having jurisdiction in the circumstances, all on terms satisfactory to each of the parties hereto, acting reasonably; and

(f)	this Agreement shall not have been terminated in accordance with Section 8.2.

5.2	Conditions to Obligations of Smash Minerals

The obligation of Smash Minerals to consummate the transactions contemplated herein is subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)	each of the acts and undertakings of Prosperity to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by Prosperity;

(b)	the Smash Minerals Special Resolution shall have been approved by the Smash Minerals Shareholders in accordance with the provisions of the BCBCA;

(c)	no material adverse change in the business, affairs, assets, financial condition or operations of Prosperity shall have occurred between the date hereof and the Closing Date;

(d)

satisfactory completion of due diligence by Smash Minerals, its counsel or representatives on the business, assets, financial condition, and corporate records of Prosperity on or before February 1, 2012;

(e)

the Prosperity Lock-Up Agreements (which, in aggregate, shall represent at least 50.1% of the Prosperity Shares) shall not have been terminated unless terminated pursuant to the specific provisions of the Prosperity Lock-Up Agreements;

(f)

there being no inquiry or investigation (whether formal or informal) in relation to Prosperity or its directors or officers commenced or threatened by any relevant securities commission or similar regulatory body having jurisdiction, where the outcome of such inquiry or investigation could have a material adverse effect on Prosperity after giving effect to the Amalgamation;

(g)

except as affected by the transactions contemplated herein, the representations and warranties of Prosperity contained in Section 4.1 shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such date and Smash Minerals shall have received a certificate to that effect, dated the Closing Date, from a senior officer of Prosperity acceptable to Smash Minerals, to the best of his knowledge, having made reasonable inquiry;

(h)

the covenants of Prosperity contained in Sections 3.3 and 3.4 shall have been complied with and Smash Minerals shall have received a certificate to such effect, dated the Closing Date, of a senior officer of Prosperity;

(i)	Prosperity shall have furnished Smash Minerals with:

(i)	certified copies of the resolutions passed by the board of directors of Prosperity approving this Agreement and the consummation of the transactions contemplated herein;

(ii)

certified copies of the Prosperity Special Resolution, the Prosperity Continuance Resolution and the resolution approving the Amalco Stock Option Plan as passed by the Prosperity Shareholders at the Prosperity Meeting;

(iii)	bring down certificates of an officer of Prosperity as referred to in sections 5.2(g) and (h);

(iv)	a certificate of the Prosperity Registrar and Transfer Agent stating the number of issued and outstanding Prosperity Shares;

(v)	a favourable legal opinion of Aird & Berlis LLP, counsel to Prosperity, addressed to Smash Minerals and its counsel in form and substance acceptable to counsel to Smash Minerals, acting reasonably,

(j)

since the date of this Agreement, no action, suit or proceeding shall have been taken before or by any Person against Prosperity (whether or not purportedly on behalf of Prosperity) that would, if successful, have a material adverse effect on Prosperity, in the sole discretion of Smash Minerals, acting reasonably; and

(k)	all other necessary corporate action shall have been taken by Prosperity to permit the consummation of the Amalgamation and the transactions contemplated herein.

The conditions described above are for the exclusive benefit of Smash Minerals and may be asserted by Smash Minerals regardless of the circumstances, or may be waived by Smash Minerals in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Smash Minerals may have hereunder or at law.

5.3	Conditions to Obligations of Prosperity

The obligation of Prosperity to consummate the transactions contemplated herein is subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)	each of the acts and undertakings of Smash Minerals to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by Smash Minerals;

(b)	the Prosperity Special Resolution and the Prosperity Continuance Resolution shall have been approved by the Prosperity Shareholders in accordance with the provisions of the BCBCA;

(c)	no material adverse change in the business, affairs, assets, financial condition or operations of Smash Minerals shall have occurred between the date hereof and the Closing Date;

(d)

satisfactory completion of due diligence by Prosperity, its counsel or representatives on the business, assets, financial condition, and corporate records of Smash Minerals on or before February 1, 2012;

(e)

the Smash Lock-Up Agreements (which, in aggregate, shall represent at least 50.1% of the Smash Minerals Shares) shall not have been terminated unless terminated pursuant to the specific provisions of the Smash Lock-Up Agreements;

(f)

there being no inquiry or investigation (whether formal or informal) in relation to Smash Minerals or its directors or officers commenced or threatened by any relevant securities commission or similar regulatory body having jurisdiction, where the outcome of such inquiry or investigation could have a material adverse effect on Smash Minerals after giving effect to the Amalgamation;

(g)

except as affected by the transactions contemplated herein, the representations and warranties of Smash Minerals contained in Section 4.2 shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, and Prosperity shall have received a certificate to such effect, dated the Closing Date, from a senior officer of Smash Minerals, acceptable to Prosperity, to the best of his knowledge having made reasonable inquiry;

(h)

the covenants of Smash Minerals contained in Sections 3.1 and 3.2 shall have been complied with, and Prosperity shall have received a certificate to such effect, dated the Closing Date, of a senior officer of Smash Minerals;

(i)	Smash Minerals shall have furnished Prosperity with:

(i)	certified copies of the resolutions passed by the board of directors of Smash Minerals approving this Agreement and the consummation of the transactions contemplated herein;

(ii)	a certified copy of the Smash Minerals Special Resolution and the resolution approving the Amalco Stock Option Plan as passed by the Smash Minerals Shareholders;

(iii)	bring down certificates of an officer of Smash Minerals as referred to in sections 5.3(g) and (h);

(iv)	a certificate of the Smash Minerals Registrar and Transfer Agent stating the number of issued and outstanding Smash Minerals Shares;

(v)	a favourable legal opinion of Maitland and Company LLP, counsel to Smash Minerals, addressed to Prosperity and its counsel in form and substance acceptable to counsel Prosperity, acting reasonably;

(j)

since the date of this Agreement, no action, suit or proceeding shall have been taken before or by any Person against Smash Minerals (whether or not purportedly on behalf of Smash Minerals) that would, if successful, have a material adverse effect on Smash Minerals, in the sole discretion of Prosperity, acting reasonably; and

(k)	all other necessary corporate action shall have been taken by Smash Minerals to permit the consummation of the Amalgamation and the transactions contemplated herein.

The conditions described above are for the exclusive benefit of Prosperity and may be asserted by Prosperity regardless of the circumstances, or may be waived by Prosperity in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Prosperity may have hereunder or at law.

5.4	Merger of Conditions

The conditions set out in Sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released on the filing of Articles of Amalgamation with the Registrar and such other documents as are required to be filed under the BCBCA for acceptance by the Registrar to give effect to the Amalgamation, and the issuance by the Registrar of a Certificate of Amalgamation.

5.5	Closing Matters

The completion of the transactions contemplated under this Agreement shall be closed at the offices of Maitland & Company, at 10:00 a.m. (Vancouver Time) (“Time of Closing”) on the Closing Date.

ARTICLE 6
FINDERS FEES

6.1	Finder’s Fees

The Parties acknowledge that on Closing, and subject to regulatory approval, Amalco will issue 100,000 Amalco Shares to each of Eric Coffin and David Coffin, or as they may direct, and pay a finder’s fee of USD$50,000 to Quinton Hennigh, in connection with their respective assistance in connection with the transactions contemplated hereby.

ARTICLE 7
STANDSTILL AND COMPETING PROPOSALS

7.1	Stand Still Agreement

As long as this Agreement is in effect and except as contemplated herein, neither Prosperity nor Smash Minerals (including their respective directors, officers and agents) will solicit any discussions, expressions of interest, proposals or accept any offers from any Person relating to a possible merger, amalgamation, arrangement or relating to the sale of substantially all of the shares or assets, or any controlling equity interest of Prosperity or Smash Minerals (other than as contemplated under this Agreement), as applicable; provided however, that the board of directors of Prosperity and Smash Minerals, as applicable, may take action or refrain from taking action as is appropriate to satisfy applicable fiduciary duties and further provided that Prosperity and Smash Minerals (including their directors, officers and agents) may solicit and accept offers if the Articles of Amalgamation are not filed with the Registrar on or before the Termination Date.

7.2	Competing Proposal

In the event either party (the “Recipient”) receives a bona fide an unsolicited proposal, offer or expression of interest in connection with to a possible merger, amalgamation, arrangement or relating to the sale of substantially all of the shares or assets, or any controlling equity interest of such party (“Competing Proposal”) on or before the Termination Date, which contains terms which the directors of the Recipient reasonably believes may be superior to the terms of this Agreement, (in which case the Competing Proposal shall constitute a “Superior Proposal”), the Recipient shall immediately, but in any event within two Business Days of receiving such proposal, provide written notice to the other party of such Competing Proposal including the terms of the proposal and the identity of the enquirer or offeror. Thereafter the other party will have not less than five Business Days to deliver an offer to the Recipient to amend the terms of this Agreement (“Offer”), which Offer shall contain terms that are no less favorable than those contained in the Competing Proposal. Thereafter the Recipient shall have five Business Days to either accept the Offer or to terminate this Agreement in accordance with Article 78 hereof.

ARTICLE 8
AMENDMENT AND TERMINATION OF AGREEMENT

8.1	Amendment

This Agreement may, at any time and from time to time before or after the holding of the Prosperity Meeting and the Smash Minerals Meeting, be amended by written agreement of the parties hereto without, subject to applicable Law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties hereto;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto; or

(d)	waive compliance with or modify any other conditions precedent contained herein;

provided that no such amendment shall change the provisions hereof regarding the consideration to be received by securityholders of Prosperity and securityholders of Smash Minerals without approval by such securityholders of Prosperity and Smash Minerals given in the same manner as required for the approval of the Amalgamation.

8.2	Rights of Termination

This Agreement may be terminated at any time prior to the Effective Date:

(a)	by the mutual written consent and agreement of Prosperity and Smash Minerals;

(b)	by either party in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section 7.2 hereof;

(c)	by Prosperity if the conditions set forth in Sections 5.1 or 5.3 are not satisfied on or before the Effective Date;

(d)	by Smash Minerals if the conditions set forth in Sections 5.1 or 5.2 are not satisfied on or before the Effective Date;

(e)

by Prosperity if there is a material breach by Smash Minerals or any of its respective directors, officers, agents or any other representative thereof of any of the covenants provided in Sections 3.1 or 3.2 prior to the Effective Date; and

(f)

by Smash Minerals if there is a material breach by Prosperity or any of its respective directors, officers, agents or any other representative thereof of any of the covenants provided in Sections 3.3 or 3.4 prior to the Effective Date.

8.3	Termination Deadline

Subject to Section 8.4 and Section 10.8, if the Closing does not occur on or before April 13, 2012 (the “Termination Date”), this Agreement will terminate.

8.4	Termination Fee

(a)

If this Agreement is terminated pursuant to Section 8.2(b) hereof, the Recipient shall make a cash payment to the other party of $500,000 (the “Termination Fee”) within three Business Days following the date on which the Recipient enters into an agreement in respect of the Superior Proposal.

(b)

If this Agreement is terminated in circumstances where the action or failure to act of one party has been a principal cause of or resulted in the failure of the Effective Date to occur on or before the Termination Date, then such action or failure to act will constitute a breach of this Agreement, and such party shall make a cash payment to the other party in an amount equal to the Termination Fee within three Business Days following the Termination Date.

(c)	Notwithstanding the provisions of Section 8.3, this Section 8.4 will survive the termination of this Agreement.

8.5	Liquidated Damages

(a)

The Parties hereby acknowledge that the Termination Fee set out in Section 8.4 is a payment of liquidated damages which are a genuine pre-estimate of the damages which the other party will suffer or incur as a result of the event giving rise to such damages and the resultant non- completion of the Amalgamation and is not a penalty, and each party hereby irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive.

(b)

Where a payment is made by a party pursuant to this Section 8.4, the party receiving the Termination Fee shall be precluded from any other remedy against such party at law or in equity or otherwise and shall not obtain any recovery, injunction, judgment or damages of any kind against such party, or any of its directors, officers, employees, partners, managers, members, shareholders or affiliates or its representatives in connection with this Agreement or the Amalgamation, provided that nothing in this section 8.4 shall relieve or have the effect of relieving any party in any way from liability for damages incurred or suffered by the other party as a result of an intentional or wilful breach of this Agreement.

8.6	Waiver

At any time prior to the Effective Date, any party may, by written instrument:

(a)	extend the time for the performance of any of the obligations or other acts of the other party; or

(b)

waive compliance with any of the covenants or agreements of the other party or with any conditions to its own obligations, but in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

8.7	Notice of Unfulfilled Conditions

If Prosperity or Smash Minerals shall determine at any time prior to the Effective Date that it intends to refuse to consummate the Amalgamation or any of the other transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement on the part of the other of them to be fulfilled or performed, Prosperity or Smash Minerals, as the case may be, shall so notify the other of them forthwith upon making such determination in order that such other of them shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than the Termination Date.

ARTICLE 9
NOTICES

9.1	Notices

All notices, requests and demands hereunder, which may or are required to be given pursuant to any provision of this Agreement, shall be given or made in writing and shall be delivered by courier, mailed by first-class mail, registered or certified mail, return receipt requested, postage prepaid or transmitted by fax or by email as follows:

(a)	to Prosperity, addressed to:

Smash Minerals Corp.
Suite 800, 789 West Pender St.
Vancouver, BC
V6C 2T5

Attention:	Adrian Fleming
Fax:	(604) 648-8105
Email:	adrian.fleming@me.com

with a copy (which shall not constitute notice to Prosperity) to:

Maitland & Company
Suite 700, 625 Howe St.
Vancouver, BC
V6C 2T6

Attention:	Jeff Lightfoot
Fax:	(604) 681-3896
Email:	jeff@maitland.com

(b)	to Prosperity, addressed to:

Prosperity Goldfields Corp.

5213 Durie Road
Mississauga, Ontario
L5M 2C6

Attention:	R. Bruce Duncan
Fax:	(905) 813-1985
Email:	rbduncan@sympatico.ca

with a copy (which shall not constitute notice to Prosperity) to:

Aird & Berlis LLP
BCE Place,
Suite 1800 181 Bay Street
Toronto, Ontario
M5J 2T9

Attention:	Thomas A. Fenton
Fax:	(416) 863-1515
Email:	tdenton@airdberlis.com

or to such other addresses and fax numbers as the parties may, from time to time, advise to the other parties hereto by notice in writing. All notices, requests and demands hereunder shall be deemed to have been received, if delivered by courier or mail on the date of delivery and if sent by fax, on the next Business Day after the telecopy was sent.

ARTICLE 10
GENERAL

10.1	Entire Agreement

The terms and provisions herein contained and the schedules hereto constitute the entire agreement between the parties and shall supersede all previous oral or written communications including, without limitation, the letter agreement between the parties dated January 4, 2012.

10.2	Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.3	Investigation

Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of the other party of this Agreement.

10.4	Waiver and Modification

Smash Minerals and Prosperity may waive or consent to the modification of, in whole or in part, any inaccuracy or any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

10.5	No Personal Liability

(a)

No director, officer, employee or agent of Prosperity shall have any personal liability whatsoever to Smash Minerals under this Agreement or any other document delivered in connection with the Amalgamation on behalf of Prosperity.

(b)

No director, officer, employee or agent of Smash Minerals shall have any personal liability whatsoever to Prosperity under this Agreement or any other document delivered in connection with the Amalgamation on behalf of Smash Minerals.

10.6	Third Party Beneficiaries

Nothing in this Agreement, express or implied, shall be construed to create any third party beneficiaries.

10.7	Assignment

No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

10.8	Confidentiality

Each of Smash Minerals and Prosperity will provide such information as to its financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party. Such information which:

(a)	has not become generally available to the public; or

(b)	was not available to a party or its representatives on a non-confidential basis before the date of this letter; or

(c)

does not become available to a party or its representatives on a non-confidential basis from a person who is not, to the knowledge of the party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the party or its representatives;

will be kept confidential by each party and shall constitute confidential information (the “Confidential Information”). No Confidential Information may be released to third parties without the consent of the provider thereof, except that the parties hereto agree that they will not unreasonably withhold such consent to the extent that such Confidential Information is compelled to be released by legal process or must be released to regulatory bodies and/or included in public documents. Notwithstanding the provisions of Section 8.3, this Section 10.8 will survive the termination of this Agreement.

10.9	Public Disclosure

No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein or therein will be made by any party hereto without the prior agreement of the other party as to timing, content and method, hereto, provided that the obligations herein will not prevent any party from making, after consultation with the other party, such disclosure as its counsel advises is required by applicable Laws or the rules and policies of the TSX-V.

10.10	Expenses

Whether or not the Amalgamation is completed, Prosperity and Smash Minerals shall each pay for their respective costs and expenses, including legal and account costs, incurred in connection with the Amalgamation.

10.11	Time of Essence

Time shall be of the essence of this Agreement.

10.12	Governing Law

The laws of the Province of British Columbia and the federal laws of Canada applicable therein will govern all maters arising under this Agreement, and the parties hereto irrevocably atom to the jurisdiction of the courts of the Province of British Columbia.

10.13	Severability

If any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall to the extent permitted by law be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

10.14	English Language

The Parties hereby consent and request that all documentation relating to this Agreement, be prepared and forwarded in the English language only. Le soussigné consent et demande par les présentes à ce que la documentation relative au la convention soit rédigée et soumise en langue anglaise seulement.

10.14	Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.15	Counterparts and Facsimile Copies

This Agreement may be executed in separate counterparts, and all such counterparts when taken together shall constitute one agreement. The parties shall be entitled to rely on delivery of a facsimile copy of the executed Agreement and such facsimile copy shall be legally effective to create a valid and binding Agreement.

[The Remainder of this page has been left intentionally blank]

THE PARTIES HAVE EXECUTED this Agreement as of the date first above written.

PROSPERITY GOLDFIELDS CORP.

Per:	______________________________
R. Bruce Duncan
President & Chief Executive Officer

SMASH MINERALS CORP.

Per:	______________________________
Adrian Fleming
President & Chief Executive Officer

SCHEDULE "A"
AMALGAMATION APPLICATION

1.1 Ministry of	2.0	AMALGAMATION APPLICATION
Finance
	3.0	FORM 13 – BC COMPANY
Corporate and Personal
Property Registries		Section 275 Business Corporations Act
www.fin.gov.bc.ca/registries

	3.1.1.1.1.1.1.1.1.	Free
Telephone: 250 356 – 8626	dom of Information and Protection of Privacy Act
(FIPPA)
The personal information requested on this form is made available to the public under the authority of the Business Corporations Act.
Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

A.	NAME OF COMPANY – Choose one of the following:

[ X ]	The name Prosperity Goldfields Corp. is the name reserved for the amalgamated company. The name reservation number is: NR•, OR

[ ]	The company is to be amalgamated with a name created by adding “B.C. Ltd.” after the incorporation number, OR

The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

[ ]	The name of the amalgamating company being adopted is:

The incorporation number of that company is:

Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.

B.	AMALGAMATION STATEMENT – Please indicate the statement applicable to the amalgamation.

[ ]

With Court Approval:
This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

[ X ]

Without Court Approval:
This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company’s records office.

C.	AMALGAMATION EFFECTIVE DATE – Choose one of the following:

[ ]	The amalgamation is to take effect at the time that this application is filed with the registrar.

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005
Adapted and reprinted with permission of the Province of British Columbia – © 2004

[ X ]	The amalgamation is to take effect at 12:01 a.m. Pacific Time on April Ï, 2012 being a date that is not more than ten days after the date of the filing of this application.

[ ]	The amalgamation is to take effect at ¨ a.m. or ¨ p.m. Pacific Time on being a date and time that is not more than ten days after the date of the filing of this application.

D.	AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation’s jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company’s registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION		BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION’S JURISDICTION
1.	Smash Minerals Corp.	BC0882797

2.	Prosperity Goldfields Corp.	BC0Ï

E.	FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation’s jurisdiction to be filed.

[ ]	This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.

F.	CERTIFIED CORRECT – I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item D.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION		SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED
(YYYY / MM / DD)

1.	Adrian Fleming	X “Adrian Fleming”	2012/04/•

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION		SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED
(YYYY / MM / DD)

2.	Bruce Duncan	X “Bruce Duncan”	2012/04/•

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005
Adapted and reprinted with permission of the Province of British Columbia – © 2004

NOTICE OF ARTICLES

A.	NAME OF COMPANY

Set out the name of the company as set out in Item A of the Amalgamation Application.

PROSPERITY GOLDFIELDS CORP.

B.	TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

NONE

C.	DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9:00 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual’s residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	DELIVERY ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE	MAILING ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE
MIDDLE NAME
Fleming, Adrian		800 – 789 West Pender Street	800 – 789 West Pender Street
		Vancouver, B.C. V6C 1H2	Vancouver, B.C. V6C 1H2
Cardey, Darryl		800 – 789 West Pender Street	800 – 789 West Pender Street
		Vancouver, B.C. V6C 1H2	Vancouver, B.C. V6C 1H2
Duncan, Bruce

D.	REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)
700 – 625 Howe Street, Vancouver, B.C. V6C 2T6

MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)
700 – 625 Howe Street, Vancouver, B.C. V6C 2T6

E.	RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)
700 – 625 Howe Street, Vancouver, B.C. V6C 2T6

MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)
700 – 625 Howe Street, Vancouver, B.C. V6C 2T6

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005
Adapted and reprinted with permission of the Province of British Columbia – © 2004

F.	AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Common Shares	No Maximum Number	without par value	n/a	No

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005
Adapted and reprinted with permission of the Province of British Columbia – © 2004

SCHEDULE "B"
ARTICLES OF AMALCO

INDEX TO THE ARTICLES
OF
PROSPERITY GOLDFIELDS CORP.
Incorporation Number: BCO•
(the "Company")

PART	ARTICLE	SUBJECT

1.	INTERPRETATION

	1.1	Definitions
	1.2	Business Corporations Act and Interpretation Act Definitions Applicable

2.	SHARES AND SHARE CERTIFICATES

	2.1	Authorized Share Structure
	2.2	Form of Share Certificate
	2.3	Shareholder Entitled to Certificate or Acknowledgment
	2,4	Delivery by Mail
	2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement
	2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment
	2.7	Splitting Share Certificates
	2.8	Certificate Fee
	2.9	Recognition of Trusts

3.	ISSUE OF SHARES

	3.1	Directors Authorized
	3.2	Commissions and Discounts
	3.3	Brokerage
	3,4	Conditions of Issue
	3.5	Share Purchase Warrants and Rights

4.	SHARE REGISTERS

	4.1	Central Securities Register
	4.2	Closing Register

5.	SHARE TRANSFERS

	5.1	Registering Transfers
	5.2	Form of Instrument of Transfer
	5.3	Transfer or Remains Shareholder
	5,4	Signing of Instrument of Transfer
	5.5	Enquiry as to Title Not Required
	5.6	Transfer Fee

6.	TRANSMISSION OF SHARES

	6.1	Legal Personal Representative Recognized on Death
	6.2	Rights of Legal Personal Representative

7.	PURCHASE OF SHARES

	7.1	Company Authorized to Purchase Shares
	7.2	Purchase When Insolvent
	7.3	Sale and Voting of Purchased Shares

8.	BORROWING POWERS

	8.1	Company Authorized to Borrow

9.	ALTERATIONS

	9.1	Alteration of Authorized Share Structure
	9.2	Special Rights and Restrictions
	9.3	Change of Name
	9.4	Other Alterations

10.	MEETINGS OF SHAREHOLDERS

	10.1	Annual General Meetings
	10.2	Resolution Instead of Annual General Meeting
	10.3	Calling of Meetings of Shareholders
	10.4	Meetings by Telephone or other Electronic Means
	10.5	Notice for Meetings of Shareholders
	10.6	Record Date for Notice
	10.7	Record Date for Voting
	10.8	Failure to Give Notice and Waiver of Notice
	10.9	Notice of Special Business at Meetings of Shareholders

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

	11.1	Special Business
	11.2	Special Majority
	11.3	Quorum
	11.4	One Shareholder May Constitute Quorum
	11.5	Other Persons May Attend
	11.6	Requirement of Quorum
	11.7	Lack of Quorum
	11.8	Lack of Quorum at Succeeding Meeting
	11.9	Chair
	11.10	Selection of Alternate Chair
	11.11	Adjournments
	11.12	Notice of Adjourned Meeting
	11.13	Decisions by Show of Hands or Poll
	11.14	Declaration of Result
	11.15	Motion Need Not be Seconded
	11.16	Casting Vote
	11.17	Manner of Taking Poll
	11.18	Demand for Poll on Adjournment
	11.19	Chair Must Resolve Dispute
	11.20	Casting of Votes
	11.21	Demand for Poll
	11.22	Demand for Poll Not to Prevent Continuance of Meeting
	11.23	Retention of Ballots and Proxies

12.	VOTES OF SHAREHOLDERS

	12.1	Number of Votes by Shareholder or by Shares
	12.2	Votes of Persons in Representative Capacity
	12.3	Votes by Joint Holders
	12.4	Legal Personal Representatives as Joint Shareholders
	12.5	Representative of a Corporate Shareholder
	12.6	Proxy Provisions Do Not Apply to All Companies
	12.7	Appointment of Proxy Holders
	12.8	Alternate Proxy Holders
	12.9	Proxy Holder Need Not Be Shareholder
	12.10	Deposit of Proxy
	12.11	Validity of Proxy Vote
	12.12	Form of Proxy
	12.13	Revocation of Proxy
	12.14	Revocation of Proxy Must Be Signed
	12.15	Production of Evidence of Authority to Vote

13.	DIRECTORS

	13.1	First Directors; Number of Directors
	13.2	Change in Number of Directors
	13.3	Directors' Acts Valid Despite Vacancy
	13.4	Qualifications of Directors
	13.5	Remuneration of Directors
	13.6	Reimbursement of Expenses of Directors
	13.7	Special Remuneration for Directors
	13.8	Gratuity, Pension or Allowance on Retirement of Director

14.	ELECTION AND REMOVAL OF DIRECTORS

	14.1	Election at Annual General Meeting
	14.2	Consent to be a Director
	14.3	Failure to Elect or Appoint Directors
	14.4	Places of Retiring Directors Not Filled
	14.5	Directors May Fill Casual Vacancies
	14.6	Remaining Directors Power to Act
	14.7	Shareholders May Fill Vacancies
	14.8	Additional Directors
	14.9	Ceasing to be a Director
	14.10	Removal of Director by Shareholders
	14.11	Removal of Director by Directors

15.	ALTERNATE DIRECTORS

	15.1	Appointment of Alternate Director
	15.2	Notice of Meetings
	15.3	Alternate for More Than One Director Attending Meetings
	15.4	Consent Resolutions
	15.5	Alternate Director Not an Agent
	15.6	Revocation of Appointment of Alternate Director
	15.7	Ceasing to be an Alternate Director
	15.8	Remuneration and Expenses of Alternate Director

16.	POWERS AND DUTIES OF DIRECTORS

	16.1	Powers of Management
	16.2	Appointment of Attorney of Company

17.	DISCLOSURE OF INTEREST OF DIRECTORS

	17.1	Obligation to Account for Profits
	17.2	Restrictions on Voting by Reason of Interest
	17.3	Interested Director Counted in Quorum
	17.4	Disclosure of Conflict of Interest or Property
	17.5	Director Holding Other Office in the Company
	17.6	No Disqualification
	17.7	Professional Services by Director or Officer
	17.8	Director or Officer in Other Corporations

18.	PROCEEDINGS OF DIRECTORS

	18.1	Meetings of Directors
	18.2	Voting at Meetings
	18.3	Chair of Meetings
	18.4	Meetings by Telephone or Other Communications Medium
	18.5	Calling of Meetings
	18.6	Notice of Meetings
	18.7	When Notice Not Required
	18.8	Meeting Valid Despite Failure to Give Notice
	18.9	Waiver of Notice of Meetings
	18.10	Quorum
	18.11	Validity of Acts Where Appointment Defective
	18.12	Consent Resolutions in Writing

19.	EXECUTIVE AND OTHER COMMITTEES

	19.1	Appointment and Powers of Executive Committee
	19.2	Appointment and Powers of Other Committees
	19.3	Obligations of Committees
	19.4	Powers of Board
	19.5	Committee Meetings

20.	OFFICERS

	20.1	Directors May Appoint Officers
	20.2	Functions, Duties and Powers of Officers
	20.3	Qualifications
	20.4	Remuneration and Terms of Appointment

21.	INDEMNIFICATION

	21.1	Definitions
	21.2	Mandatory Indemnification of Directors and Former Directors
	21.3	Indemnification of Other Persons
	21.4	Non-Compliance with Business Corporations Act
	21.5	Company May Purchase Insurance

22.	DIVIDENDS

	22.1	Payment of Dividends Subject to Special Rights
	22.2	Declaration of Dividends
	22.3	No Notice Required
	22.4	Record Date
	22.5	Manner of Paying Dividend
	22.6	Settlement of Difficulties
	22.7	When Dividend Payable
	22.8	Dividends to be Paid in Accordance with Number of Shares
	22.9	Receipt by Joint Shareholders
	22.10	Dividend Bears No Interest
	22.11	Fractional Dividends
	22.12	Payment of Dividends
	22.13	Capitalization of Surplus

23.	DOCUMENTS, RECORDS AND REPORTS

	23.1	Recording of Financial Affairs
	23.2	Inspection of Accounting Records

24.	NOTICES

	24.1	Method of Giving Notice
	24.2	Deemed Receipt of Mailing
	24.3	Certificate of Sending
	24.4	Notice to Joint Shareholders
	24.5	Notice to Trustees

25.	SEAL

	25.1	Who May Attest Seal
	25.2	Sealing Copies
	25.3	Mechanical Reproduction of Seal

v

ARTICLES
OF
PROSPERITY GOLDFIELDS CORP.
Incorporation Number: BCO•
(the "Company")

PART 1- INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	"board of directors", "directors" and "board" mean the directors or sole director of the Company for the time being;

(2)

"Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	"legal personal representative" means the personal or other legal representative of the shareholder;

(4)	"Notice of Articles" means the notice of articles for the Company contained in the Company's incorporation application, as amended from time to time;

(5)	"registered address" of a shareholder means the shareholder's address as recorded in the central securities register;

(6)	"seal" means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the interpretation Act (British Columbia), with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a defmition in the Business Corporations Act and a defmition or rule in the interpretation Act (British Columbia) relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2 - SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company as the same may be amended from time to time.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the

Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(1)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount determined by the directors, if any, which must not exceed the amount prescribed under the Business Corporations Act.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3 - ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share, if any.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of (i) past services performed for the Company; (ii) property; or (iii) money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4 - SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

PART 5 - SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)

if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6 - TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

PART 7 - PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

PART 8 - BORROWING POWERS

8.1	Company Authorized to Borrow

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9 - ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2, the Business Corporations Act, and any regulatory or stock exchange requirements applicable to the Company, the Company may by directors' resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act and any regulatory or stock exchange requirements applicable to the Company, the Company may by directors' resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by directors' resolution authorize an alteration of its Notice of Articles in order to change its name subject to any other regulatory or stock exchange requirements applicable to the Company.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by directors' resolution alter these Articles subject to any other regulatory or stock exchange requirements applicable to the Company.

PART 10 - MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Meetings by Telephone or Other Electronic Means

A meeting of the Company's shareholders may be held entirely or in part by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if approved by directors' resolution prior to the meeting and subject to the Business Corporations Act. Any person participating in a meeting by such means is deemed to be present at the meeting.

10.5	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 11- PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds (2/3) of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the chief executive officer (if any), the president (if any), the chief financial officer (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half-hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number or the Company's solicitor to be chair of the meeting failing which the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfmished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

PART 12 - VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions (as defined in section 1(1) of the Business Corporations Act) as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	Proxy Holder Need Not Be Shareholder

A person appointed as a proxy holder need not be a shareholder.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

Prosperity Goldfields Corp. (the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]
[Signature of shareholder]

[Name of shareholder-printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13 - DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. There is no requirement for the directors or shareholders to fix or set the number of directors from time to time. If the Company is a public company, the Company shall have at least three directors. If the Company is not a public company, the Company shall have at least one director.

13.2	Change in Number of Directors

If the number of directors is at any time fixed or set hereunder:

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14 - ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If (i) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or (ii) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors, then each director then in office continues to hold office until the earlier of:

(1)	the date on which his or her successor is elected or appointed; and

(2)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1 (1), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or legal counsel for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if:

(1)	such director is convicted of an indictable offence;

(2)	such director ceases to be qualified to act as a director of a company and does not promptly resign; or

(3)

if there are at least three directors on the board, then if all other directors pass a resolution to remove such director; and the remaining directors may in any such event appoint a director to fill the resulting vacancy.

PART 15 - ALTERNATE DIRECTORS

15.1	Appointment of Alternate Director

Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointor revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

PART 16 - POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 17 - DISCLOSURE OF INTEREST OF DIRECTORS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2	Restrictions on Voting by Reason ofInterest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict ofInterest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 18 - PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors or, if the directors wish, the Company's solicitor, if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 19 - EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

19.3	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 20 - OFFICERS

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 21- INDEMNIFICATION

21.1	Definitions

In this Article 21 :

(1)	"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

"eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	"expenses" has the meaning set out in the Business Corporations Act.

21.2	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indenmify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indenmity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that ofa director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

PART 22 - DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of cash or of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, anyone of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

PART 23 - DOCUMENTS, RECORDS AND REPORTS

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the fmancial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

PART 24 - NOTICES

24.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder's registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder's registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

24.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3	Certificate of Sending

A certificate or other document signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 25 - SEAL

25.1	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

25.2	Sealing Copies

For the purpose of certifying under seal a certifIcate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

"Adrian Fleming"
Adrian Fleming, Director

DATED the 1st day of February, 2012.

11983907.1

SCHEDULE "C"
FORM OF PROSPERITY CONTINUANCE RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The application of the Corporation to the Director under the Canada Business Corporations Act (through an authorized service provider) for an application to continue (the “Continuance”) the Corporation to the jurisdiction of British Columbia is hereby authorized and approved;

2.

The application of the Corporation to the Registrar of Companies under the Business Corporations Act (British Columbia) (the “Act”) for an instrument of continuance continuing the Corporation under the Act, and the adoption by the Corporation of the articles of continuance in substitution for the existing articles of the Corporation is hereby authorized and approved;

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of Prosperity, the directors of Prosperity may, in their sole discretion and without further approval of, or notice to, the shareholders of Prosperity determine not to proceed with the Continuance, at any time prior to the issuance of a certificate of continuance giving effect to the Continuance;

4.

Any one director or officer of Prosperity is hereby authorized and directed, for and on behalf of and in the name of Prosperity, to execute and deliver all such certificates or dcouments as are necessary or desirable to give effect to or carry out the intent of the foregoing resolutions; and

5.

Any one director or officer of Prosperity is hereby authorized and directed, for and on behalf of and in the name of Prosperity, to do all acts and things and to execute and deliver all such documents and instruments as may be considered necessary or desirable to give effect to or carry out the intent of the foregoing special resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing.

C-1

SCHEDULE "D"
FORM OF PROSPERITY SPECIAL RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The amalgamation (the “Amalgamation”), pursuant to the provisions of the Business Corporations Act (British Columbia) of Prosperity Goldfields Corp. (“Prosperity”) and Smash Minerals Corp.(“Smash”), substantially upon the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) entered into among Prosperity and Smash, substantially in the form attached as Schedule <*> to the joint management information circular of Prosperity and Smash dated February <*>, 2012 (the “Information Circular”) is hereby authorized and approved;

2.	The Amalgamation Agreement and the entering into of the Amalgamation Agreement, as the same may be amended in accordance with its terms, are hereby adopted, authorized and approved;

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of Prosperity, the directors of Prosperity may, in their sole discretion and without further approval of, or notice to, the shareholders of Prosperity:

(a)	amend or terminate the Amalgamation Agreement to the extent permitted by law; or

(b)	determine not to proceed with the Amalgamation, at any time prior to the issuance of a certificate of amalgamation giving effect to the Amalgamation;

4.

Any one director or officer of Prosperity is hereby authorized and directed, for and on behalf of and in the name of Prosperity, to execute and deliver to the Registrar of Companies acting under the Business Corporations Act (British Columbia) for filing the articles of amalgamation and such other documents as are necessary or desirable to give effect to or carry out the intent of the foregoing resolutions; and

5.

Any one director or officer of Prosperity is hereby authorized and directed, for and on behalf of and in the name of Prosperity, to do all acts and things and to execute and deliver all such documents and instruments as may be considered necessary or desirable to give effect to or carry out the intent of the foregoing special resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing.

D-1

SCHEDULE "E"
PROSPERITY PROPERTIES

Tag No.	Claim Name	Acres	Claim Sheet	Recording Date
F65194	KIY 1	1084.70	65C08	May 12, 2003
F65195	KIY 2	1549.60	65C08	May 12, 2003
F65196	KIY 3	1033.00	65C08	May 12, 2003
F97771	MAR 1	2480.00	65C08 & 65C09	July 147, 2006
F97772	MAR 2	2480.00	65C08 & 65C09	July 14, 2006
F97773	MAR 3	2194.00	65C08	July 14, 2006
F97774	MAR 4	847.00	65C08	July 14, 2006
F97775	MAR 5	827.00	65C08	July 14, 2006
F97776	MAR 6	2351.00	65C08	July 14, 2006
F97777	MAR 7	2034.00	65C08	July 14, 2006
F97778	MAR 8	2531.00	65C08	July 14, 2006
F97779	MAR 9	2523.00	65C08	July 14, 2006
F97780	MAR 10	2564.00	65C08	July 14, 2006
F97781	MAR 11	2480.00	65C07 & 65C08	July 14, 2006
F97782	MAR 12	1873.00	65C08	July 14, 2006
F95846	MAR 13	2480.00	65C08	July 14, 2006
F95847	MAR 14	2531.00	65C08	July 14, 2006
F95848	MAR 15	2577.00	65C07 & 65C08	July 14, 2006
F95849	MAR 16	2531.00	65C08	July 14, 2006
F95850	MAR 17	2066.00	65C08	July 14, 2006
F95851	MAR 18	1550.00	65C08	July 14, 2006
F95852	MAR 19	2531.00	65C07 & 65C08	July 14, 2006
F95853	MAR 20	2531.00	65C08	July 14, 2006
F95854	MAR 21	2480.00	65C08	July 14, 2006
F95855	MAR 22	1550.00	65C08	July 14, 2006
K10715	KYK 15	2530.85	65C09	June 20, 2008
K10716	KYK 16	2530.85	65C09	June 20, 2008
K10717	KYK 17	2530.85	65C09	June 20, 2008
K10723	KYK 23	1807.75	65C07 & 65C10	June 20, 2008
K10724	KYK 24	2066.00	65C08 & 65C09	June 20, 2008
K10725	KYK 25	929.70	65C08 & 65C09	June 20, 2008
K10727	KYK 27	2530.85	65C07	June 20, 2008
K10728	KYK 28	2530.85	65C07	June 20, 2008
K10729	KYK 29	2066.00	65C08	June 20, 2008
K10731	KYK 31	2530.85	65C07	June 20, 2008
K10732	KYK 32	2530.85	65C07	June 20, 2008
K10733	KYK 33	2530.85	65C07	June 20, 2008
K10734	KYK 34	619.80	65C08	June 20, 2008
K10737	KYK 37	2169.30	65C07	June 20, 2008
K10738	KYK 38	2479.2	65C07	June 20, 2008
K10741	KYK 41	2530.85	65C07	June 20, 2008
K10742	KYK 42	2530.85	65C07	June 20, 2008
K10745	KYK 45	2530.85	65C07	June 20, 2008
K10746	KYK 46	2530.85	65C07	June 20, 2008
K10691	KYK 51	1549.50	65C08	June 20, 2008
K10692	KYK 52	1549.50	65C08	June 20, 2008
K10696	KYK 56	2066.00	65C08	June 20, 2008
K10697	KYK 57	2530.85	65C08	June 20, 2008
K10698	KYK 58	2530.85	65C08	June 20, 2008
K10699	KYK 59	1549.50	65C08	June 20, 2008

E-1

SCHEDULE "F"
FORM OF SMASH MINERALS SPECIAL RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The amalgamation (the “Amalgamation”), pursuant to the provisions of the Business Corporations Act (British Columbia), of Smash Minerals Corp.(“Smash”) and Prosperity Goldfields Corp.(“Prosperity”), substantially upon the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) entered into between Smash and Prosperity, substantially in the form attached as Schedule <*> to the joint management information circular of Smash and Prosperity dated February <*>, 2012 (the “Information Circular”) is hereby authorized and approved;

2.	The Amalgamation Agreement and the entering into of the Amalgamation Agreement, as the same may be amended in accordance with its terms, are hereby adopted, authorized and approved;

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of Smash, the directors of Smash may, in their sole discretion and without further approval of, or notice to, the shareholders of Smash:

(a)	amend or terminate the Amalgamation Agreement to the extent permitted by law; or

(b)	determine not to proceed with the Amalgamation, at any time prior to the issuance of a certificate of amalgamation giving effect to the Amalgamation;

4.

Any one director or officer of Smash is hereby authorized and directed, for and on behalf of and in the name of Smash, to execute and deliver to the Registrar of Companies acting under the Business Corporations Act (British Columbia) for filing the articles of amalgamation and such other documents as are necessary or desirable to give effect to or carry out the intent of the foregoing resolutions; and

Any one director or officer of Smash is hereby authorized and directed, for and on behalf of and in the name of Smash, to do all acts and things and to execute and deliver all such documents and instruments as may be considered necessary or desirable to give effect to or carry out the intent of the foregoing special resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing.

F-1

SCHEDULE "G"
SMASH PROPERTIES

Claim Name	Grant Number (prefix YD)	No. Of Claims	Expiration Date
Angel 631-654	50407-50430	24	11/12/2016
Angel 219-388	50431-50600	170	11/21/2016
Angel 389-488	46401-46500	100	11/21/2016
Angel 489-630	47801-47942	142	11/21/2016
Angel 001-084	43845-43928	84	11/21/2016
Angel 085-152	44423-44490	68	11/21/2016
Angel 153-242	49701-49790	90	11/21/2016
Rico 001-218	48283-48500	218	2/9/2017
Rico 219-240	44401-44422	22	2/9/2017
Rico 241-336	48187-48282	95	2/9/2017
Rico 337-799	46501-46963	463	2/9/2017
Rev 001-432	44501-44932	432	11/21/2016
Rev 433-828	44933-45328	396	11/21/2016
Cooper 001-096	43749-43844	96	2/9/2017
Cooper 097-236	46261-46400	140	2/9/2017
Cooper 237-536	45901-46200	300	2/9/2017
Cooper 537-562	45329-45354	26	2/9/2017
Bev 001-304	45401-45704	304	2/9/2017
Bev 305-500	45705-45900	196	2/9/2017
Bev 501-560	46201-46260	60	2/9/2017
Bev 561-740	15301-15480	180	2/9/2017
Peat 001-060	97501-97560	60	10/20/2016
Peat 077-138	97577-97638	62	10/20/2016
Peat 153-218	97653-97718	68	10/20/2016
Peat 229-288	97729-97788	60	10/20/2016
Peat 293-614	97793-98114	321	10/20/2016
	Total Number of Claims	4177

11744766.4

G-1

APPENDIX “D”
UNAUDITED AMALCO PRO FORMA FINANCIAL STATEMENTS

D-1

APPENDIX D

UNAUDITED AMALCO PRO FORMA FINANCIAL STATEMENTS

PROSPERITY GOLDFIELDS CORP.

PRO-FORMA
FINANCIAL STATEMENTS

December 31, 2011

Unaudited – Prepared by Management

Canadian Dollars

1

Prosperity Goldfields Corp.
Pro-Forma Statement of Financial Position
As at December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

	Prosperity	Smash
	Goldfields Corp.	Minerals Corp.
	December 31,	October 31,		Pro-Forma
ASSETS	2011	2011		Adjustments (Note 2)	Pro-Forma
Current
Cash and cash equivalents	$2,896,954	$215,004		$-	$3,111,958
Short term investments	-	5,405,725		-	5,405,725
Accounts receivable	148,818	465,043		-	613,861
Prepaid expenses	11,291	151,410		-	162,701
	3,057,063	6,237,182		-	9,294,245
Property, plant and equipment	665,058	8,191		-	673,249
Mineral property interests	5,675,041	1,314,575	b(i)	7,172,686	10,498,410
			d	(3,663,892)
	$9,397,162	$7,559,948		$3,508,794	$20,465,904
LIABILITIES
Current
Accounts payable and accrued liabilities	$102,910	$533,341	e	$447,000	$1,188,251
			c(iv)	105,000
Flow through shares liabilities	-	-	a(i)	321,300	321,300
	102,910	533,341		873,300	1,509,551
Restoration, rehabilitation and environmental obligations	153,607	-		-	153,607
	256,517	533,341		873,300	1,663,158
SHAREHOLDERS’ EQUITY
Share capital (Note 3)	8,212,928	14,768,876	a(i)	(785,000)	17,744,029
			c(i)	9,407,101
			c(iv)	124,000
			d	(13,983,876)
Reserves	2,558,608	1,873,726	c(iii)	499,000	3,136,608
			c(ii)	79,000
			d	(1,873,726)
Deficit	(1,630,891)	(9,615,995)	a(i)	463,700	(2,077,891)
			b(i)	7,172,686
			d	1,979,609
			e	(447,000)
	9,140,645	7,026,607		2,635,494	18,802,746
	$9,397,162	$7,559,948		$3,508,794	$20,465,904

- See Accompanying Notes –

2

Prosperity Goldfields Corp.
Pro-Forma Statement of Loss and Comprehensive Loss
For the Nine Months Ended December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

	Prosperity	Smash		Pro-Forma
	Goldfields Corp.	Minerals Corp.		Adjustments (Note 2)	Pro-Forma
Expenses
Amortization	$-	$585		$-	$585
Consulting	15,000	124,365		-	139,365
Directors fees	-	26,000		-	26,000
Investor relations	-	198,069		-	198,069
Management fees	132,000	-		-	132,000
Mineral exploration costs	-	6,439,961	b(ii)	(6,439,961)	-
Office and administration	30,147	74,663		-	104,810
Professional fees	33,533	90,534		-	124,067
Salaries and benefits	-	86,692		-	86,692
Shareholder communication and promotion	50,765	173,431		-	224,196
Stock based compensation	548,145	1,284,944		-	1,833,089
Transfer agent and filing fees	31,051	17,452		-	48,503
Travel and accommodation	14,854	90,285		-	105,139

Loss Before Other Items	855,495	8,606,981		(6,439,961)	3,022,515

Other Items
Foreign exchange loss	389	-		-	389
Accretion expense	349	-		-	349
Interest income	(28,584)	(20,377)		-	(48,961)
Other income	-	-	a(ii)	(308,700)	(308,700)
	(27,846)	(20,377)		(308,700)	(356,923)

Loss and Comprehensive Loss for the Period	$827,649	$8,586,604		$(6,748,661)	$2,665,592

Loss per share, basic and diluted	$0.02	$0.49			$0.05

Weighted average number of shares outstanding for the period (Note 3 e)	41,517,777	17,498,781			56,890,520

- See Accompanying Notes –

3

Prosperity Goldfields Corp.
Pro-Forma Statement of Loss and Comprehensive Loss
For the Year Ended March 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

	Prosperity	Smash		Pro-Forma
	Goldfields Corp.	Minerals Corp.		Adjustments (Note 2)	Pro-Forma
Expenses
Amalgamation costs	$-	$-	e	$447,000	$447,000
Amortization	4,215	-		-	4,215
Consulting	30,498	49,147		-	79,645
Management fees	21,000	-		-	21,000
Mineral exploration costs	-	732,725	b(iii)	(732,725)	-
Office and administration	17,059	6,243		-	23,302
Professional fees	162,028	20,192		-	182,222
Salaries and benefits	-	24,000		-	24,000
Shareholder communication and promotion	32,333	-		-	32,333
Stock based compensation	453,435	186,310		-	639,745
Transfer agent and filing fees	77,595	-		-	77,595
Travel and accommodation	4,737	10,774		-	15,511

Loss Before Other Items	802,900	1,029,391		(285,725)	1,546,566

Other Items
Foreign exchange loss	353	-		-	353
Accretion expense	-	-		-	-
Interest income	(11)	-		-	(11)
Other income	-	-	a(iii)	(155,000)	(155,000)
	342	-		(155,000)	(154,658)
Loss and Comprehensive Loss for the Period	$803,242	$1,029,391		$(440,725)	$1,391,908

Loss per share, basic and diluted	$0.05	$0.24			$0.04

Weighted average number of shares outstanding for the period (Note 3 e)	16,721,608	4,240,073			32,094,351

- See Accompanying Notes –

4

Prosperity Goldfields Corp.
Notes to Pro-Forma Financial Statements
December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma statement of financial position as at December 31, 2011 and the unaudited pro forma statements of loss and comprehensive loss for the nine months ended December 31, 2011 and for the year ended March 31, 2011 have been prepared by management after giving effect to the proposed amalgamation of Prosperity Goldfields Corp. (“Prosperity”) with Smash Mineral Corp. (“Smash”), together referred to as Amalco.

For accounting purposes, the proposed amalgamation has been accounted for in these pro forma financial statements as an asset acquisition effected through the issuance of shares, with Prosperity identified as an acquirer for accounting purposes.

The pro forma statement of financial position as at December 31, 2011 has been derived from Prosperity’s unaudited statement of financial position as of December 31, 2011 and Smash’s audited statement of financial position as of October 31, 2011.

The pro-forma statement of loss and comprehensive loss for the 9 months ended December 31, 2011 has been derived from Prosperity’s unaudited interim financial statements for the 9 months ended December 31, 2011 and Smash’s unaudited interim financial statements for the 9 months ended October 31, 2011.

The pro-forma statement of loss and comprehensive loss for the year ended March 31, 2011 has been derived from Prosperity’s audited financial statements for the year ended March 31, 2011 and Smash’s unaudited interim financial statements for the period from incorporation on June 4, 2010 to January 31, 2011.

The pro-forma statement of financial position and pro-forma statements of loss and comprehensive loss incorporate the assumptions and adjustments described in Note 2. The unaudited pro forma statement of financial position as at December 31, 2011 has been prepared as if the amalgamation had occurred on December 31, 2011. The unaudited pro forma statement of loss and comprehensive loss for the nine months ended December 31, 2011 and the unaudited pro forma statement of loss and comprehensive loss for the year ended March 31, 2011 have been prepared as if the amalgamation had occurred on April 1, 2010, being the beginning of Prosperity’s last full financial year.

These pro forma financial statements have been prepared based on International Financial Reporting Standards (“IFRS”), using accounting policies and practices consistent with those used in the preparation of Prosperity’s recent interim financial statements prepared under IFRS. Certain significant estimates have been made by management in the preparation of these pro forma financial statements, in particular, the determination of the fair value of Smash’s assets and liabilities acquired and the fair value of the share consideration and share based compensation given by Prosperity, as well as the fair value of amalgamation costs. The unaudited pro forma statement of financial position and pro forma statements of loss and comprehensive loss should be read in conjunction with the Prosperity’s unaudited interim financial statements for the nine months ended December 31, 2011 and audited financial statements for the year ended March 31, 2011, and Smash’s audited financial statements for the year ended October 31, 2011 and period from incorporation on June 4, 2010 to October 31, 2010.

The accompanying unaudited pro forma statement of financial position and pro forma statements of loss and comprehensive loss have been prepared for illustrative purposes only and may not be indicative of the financial position and results of operations that would have occurred if the proposed amalgamation had taken place on the dates indicated or of the financial position and results of operations which may be obtained in future periods.

5

Prosperity Goldfields Corp.
Notes to Pro-Forma Financial Statements
December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma statement of financial position and pro forma statement of loss and comprehensive loss incorporate the following pro forma assumptions and adjustments:

a.	IFRS adjustments to Smash’s financial statements.

Smash’s financial statements used in preparation of these pro-forma financial statements were prepared using Canadian Generally Accepted Accounting Principles (“CGAAP”), Prosperity’s financial statements used in preparation of these pro-forma financial statements are IFRS compliant. Smash’s financial statements prepared under CGAAP need to be adjusted for the difference in the way flow-through shares are accounted for under IFRS.

Smash provides certain share subscribers with a flow-through component for tax incentives available on qualifying Canadian exploration expenditures, which are renounced by Smash. Under IFRS, on issuance of flow-through shares, the Company separates the flow-through share into (1) a flow-through share premium, equal to the estimated premium, if any, investors pay for the flow-through feature, which is recognized as a liability and; (2) share capital. As of October 31, 2011, Smash has raised a total of $5,671,125 from the issuance of flow-through shares, and the flow-through share premium associated with these issuances is $785,000, which was reflected as a flow-through share liability on the statement of financial position. When mineral property expenditures are incurred, Smash derecognizes the flow-through share liability and recognizes other income for the amount of tax reduction renounced to the shareholders. The following is a summary of the IFRS adjustment related to the flow-through shares effecting these pro-forma financial statements:

(i)

Statement of financial position as of October 31, 2011 is adjusted for the increase in the flow-through share liability of $321,300, share capital is decreased by $785,000, and deficit is decreased by $463,700;

(ii)	Interim statement of loss and comprehensive loss for the 9 months ended October 31, 2011 is adjusted for the increase in other income in the amount of $308,700; and

(iii)	Interim statement of loss and comprehensive loss for the period from incorporation on June 4, 2010 to January 31, 2011 is adjusted for the increase in other income in the amount of $155,000.

There are no other IFRS adjustments impacting Smash’s financial position or results of operations for the periods presented

b.	Capitalization of Smash’s expensed mineral exploration costs.

Prosperity and Smash have different accounting policies with respect to mineral exploration costs. Prosperity capitalizes exploration costs on the statement of financial position, whereas Smash expenses them on the statement of loss and comprehensive loss. The following pro-forma adjustments are made to align Smash’s accounting policy with Prosperity’s accounting treatment:

(i)	Statement of financial position as of October 31, 2011 is adjusted by increasing mineral property interest and decreasing deficit by $7,172,686;

(ii)	Interim statement of loss and comprehensive loss for the 9 months ended October 31, 2011 is adjusted by decreasing mineral exploration costs by $6,439,961; and

(iii)	Interim statement of loss and comprehensive loss for the period from incorporation on June 4, 2010 to January 31, 2011 is adjusted by decreasing mineral exploration costs by $732,725.

6

Prosperity Goldfields Corp.
Notes to Pro-Forma Financial Statements
December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS - Continued

c.	Purchase Price

Prosperity and Smash have agreed to amalgamate whereby Prosperity will be the continuing or surviving entity, continuing under the name “Prosperity Goldfields Corp”. Pursuant to the Amalgamation:

1. all Prosperity Shares, Prosperity Options and Prosperity Warrants will be exchanged on a one-for-one basis with Amalco Shares, Amalco Prosperity Options and Amalco Prosperity Warrants, respectively, with no effective changes to the terms thereof;

2. each one Smash Share issued and outstanding on the date of Amalgamation will be converted into 0.625 of an Amalco Share. Smash has 24,276,390 shares which will be replaced with 15,172,743 Amalco Shares;

3. each one Smash Compensation Option issued and outstanding on the date of Amalgamation will be converted into 0.625 of an Amalco Smash Compensation Option, and the exercise price will be adjusted accordingly. Smash has (1) 640,000 Compensation Options exercisable at $0.80 per option, which will be replaced with 400,000 Amalco Smash Compensation Options exercisable at $1.28 per option, and (2) 474,578 Compensation Options exercisable at $1.20 per option, which will be replaced with 296,611 Amalco Smash Compensation Option exercisable at $1.92 per option; and

4. all existing Smash Options will be terminated, and an equivalent number of new Amalco Options will be granted to those officers, directors, employees and consultants of Smash who will continue to be officers, directors, employees or consultants of Amalco, exercisable at $0.50 per Amalco Share for five years. Smash has 1,905,000 options which will be replaced with 1,190,625 Amalco Options at the conversion rate of 0.625.

The purchase price to be paid by Prosperity for acquisition of Smash consists of:

(i)

fair value of 15,172,743 Amalco Shares to be valued on the date of Amalgamation. For the pro-forma financial statements purposes, each share is being valued at $0.62 using Prosperity’s closing share price on February 24, 2012, being the date of preparation of the pro-forma financial statements, for the total value of $9,407,101.

(ii)

fair value of Amalco Smash Compensation Options issued to replace the existing Smash Compensation Options, calculated on the date of Amalgamation. The fair value of Amalco Smash Compensation Options of $79,000 was calculated using the Black- Scholes option pricing model using the following weighted average assumptions as of February 24, 2012, being the date of preparation of the pro-forma financial statements:

Amalco Smash
Compensation
Options
Stock price on the date of Amalgamation	$0.62
Risk-free interest rate	1.09%
Expected volatility	109.87%
Expected life of options	0.98 years
Expected dividend yield	0%

7

Prosperity Goldfields Corp.
Notes to Pro-Forma Financial Statements
December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS – Continued

c.	Purchase Price – Continued

(iii)

fair value of Amalco Options issued to replace the existing Smash Options, calculated on the date of Amalgamation. The fair value of Amalco Options of $499,000 was calculated using the Black-Scholes option pricing model using the following weighted average assumptions as of February 24, 2012, being the date of preparation of the pro-forma financial statements:

Amalco Options
Stock price on the date of Amalgamation	$0.62
Risk-free interest rate	1.13%
Expected volatility	107.08%
Expected life of Amalco Options	2.83 years
Expected dividend yield	0%

(iv)	Acquisition Costs.

The following acquisition costs are expected to be incurred and included in the purchase price of Smash:

Legal fees	$30,000
Filing fees	25,000
Finders’ fees – shares *	124,000
Finders’ fees – cash	50,000
$229,000

* 200,000 Amalco finder’s shares will be valued using fair value of Amalco shares on the date of Amalgamation. For the pro-forma financial statements purposes, each share is being valued at $0.62 using Prosperity’s closing share price on February 24, 2012, being the date of preparation of the pro-forma financial statements, for the total value of $124,000.

The following table summarizes the allocation of the purchase price of $10,214,101 to the identifiable assets and liabilities of Smash if the amalgamation took place on December 31, 2011:

Cash and cash equivalents	$215,004
Short-term investments	5,405,725
Accounts receivable	465,043
Prepaid expenses	151,410
Property, plant and equipment	8,191
Mineral property interest	4,823,369
Accounts payable and accrued liabilities	(533,341)
Flow-through share liability	(321,300)
Total consideration paid for acquisition of Smash	$10,214,101

8

Prosperity Goldfields Corp.
Notes to Pro-Forma Financial Statements
December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS – Continued

d.	Elimination of Smash’s Equity on the Date of Amalgamation

As of December 31, 2011, pro-forma date of amalgamation, the following equity balances of Smash are being eliminated. Carrying value of mineral property interests is reduced by the difference between Smash’s net assets acquired and purchase price paid by Prosperity.

Share capital	$13,983,876
Reserves	1,873,726
Deficit	(1,979,609)
Book value of net assets acquired	13,877,993
Purchase price paid	(10,214,101)
Reduction of mineral property interests (impairment)	$3,663,892

e.	Transaction Costs

The following costs of amalgamation are expected to be incurred, which will be expensed on the statement of loss and comprehensive loss as incurred because these costs are not directly related to the acquisition of Smash.

Legal fees	$105,000
Accounting	40,000
Filing fees	10,000
Travel	15,000
Severance fees	252,000
Other	25,000
Total	$447,000

3.	EQUITY

a.	Authorized – Unlimited number of common shares
b.	Share capital continuity

	Number of
	shares	Share capital
Prosperity balance as at December 31, 2011	43,384,703	$8,212,928
Issuance of Amalco acquisition shares	15,172,743	9,407,101
Issuance of Amalco finders’ fee shares	200,000	124,000
Pro Forma Balance	58,757,446	$17,744,029

9

Prosperity Goldfields Corp.
Notes to Pro-Forma Financial Statements
December 31, 2011
In Canadian Dollars
Unaudited – Prepared by Management

c.	Pro forma stock options schedule

Number	Exercise price	Expiry date
350,000	$0.25	March 22, 2012*
250,000	0.50	March 22, 2012*
296,611	1.92	February 4, 2013
400,000	1.28	April 4, 2013
1,350,000	0.25	March 4, 2016
1,300,000	0.50	July 25, 2016
150,000	0.85	August 12, 2016
1,190,625	0.50	February 24, 2017**
5,287,236	$0.57

* As a result of recent resignation of one of Prosperity’s directors, 350,000 and 250,000 of Prosperity options will expire on March 22, 2012.

** 1,190,625 Amalco Options will be issued with an expiry date of five years from the date of amalgamation. For the purposes of the pro forma stock options schedule, the expiry date is assumed to be five years from February 24, 2012, being the date of preparation of these pro forma financial statements.

d.	Pro forma warrants schedule

Number	Exercise price	Expiry date
5,000,000	$0.25	November 5, 2012
7,401,802	0.45	April 6, 2013
2,500,000	0.85	August 15, 2013
14,901,802	$0.45

e.	Pro forma weighted average number of shares outstanding

	For the Nine
	Months Ended
	December 31,	Year Ended
	2011	March 31, 2011
Prosperity weighted average number of shares outstanding for the period	41,517,777	16,721,608
Issuance of Amalco acquisition shares	15,172,743	15,172,743
Issuance of Amalco finders’ fee shares	200,000	200,000
	56,890,520	32,094,351

10

APPENDIX "E"
PROSPERITY CONTINUANCE RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The application of the Corporation to the Director under the Canada Business Corporations Act (through an authorized service provider) for an application to continue (the “Continuance”) the Corporation to the jurisdiction of British Columbia is hereby authorized and approved;

2.

The application of the Corporation to the Registrar of Companies under the Business Corporations Act (British Columbia) (the “Act”) for an instrument of continuance continuing the Corporation under the Act, and the adoption by the Corporation of the articles of continuance in substitution for the existing articles of the Corporation is hereby authorized and approved;

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of Prosperity, the directors of Prosperity may, in their sole discretion and without further approval of, or notice to, the shareholders of Prosperity determine not to proceed with the Continuance, at any time prior to the issuance of a certificate of continuance giving effect to the Continuance;

4.

Any one director or officer of Prosperity is hereby authorized and directed, for and on behalf of and in the name of Prosperity, to do all acts and things and to execute and deliver all such documents and instruments as may be considered necessary or desirable to give effect to or carry out the intent of the foregoing special resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing.

E-2

APPENDIX "F"
DISSENTING RIGHTS

SECTIONS 237 TO 247 OF THE BUSINESS CORPORATIONS ACT (British Columbia) Dissent Proceedings

Definitions and application

237	(1)	In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)

in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c)

in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238	(1)	A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

...

(2)	A shareholder wishing to dissent must

	(a)	prepare a separate notice of dissent under section 242 for

		(i)	the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239	(1)	A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

	(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)

any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240	(1)

If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)

If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3)

If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4)	Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241

If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

Notice of dissent

242	(1)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)

if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

(5)

The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243	(1)	A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)	A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244	(1)

A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)	The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)	After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)

Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)

Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245	(1)	A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)

determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)

pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)

the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)

if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

Loss of right to dissent

246

The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247	If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)

the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

APPENDIX "G"
DISSENTING RIGHTS

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

Right to dissent

190. (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going-private transaction or a squeeze-out transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a) the shareholder’s name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

SMASH MINERALS CORP.

INSTRUMENT OF PROXY

FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MARCH 30, 2012

The undersigned, being a shareholder of Smash Minerals Corp. (the “Company”) hereby appoints ADRIAN W. FLEMING, CEO and a director of the Company, or failing him, DARRYL S. CARDEY, a director of the Company, or instead of either of them, ______________________________as proxyholder for and on behalf of the undersigned, with full power of substitution, to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Annual and Special Meeting of the shareholders of the Company to be held at 10:00 in the forenoon (Pacific time) on Friday, March 30, 2012 (the “Meeting”) and at any adjournment(s) thereof, to the extent and with the same power as if the undersigned were personally present at the Meeting or such adjournment(s) thereof. The undersigned hereby directs the proxyholder to vote the securities of the Company recorded in the name of the undersigned as specified herein.

If any amendments or variations to the matters referred to below or to any other matters identified in the Notice of Meeting are proposed at the Meeting or any adjournment(s) thereof, or if any other matters which are not now known to management should properly come before the Meeting or any adjournment(s) thereof, this Proxy confers discretionary authority on the person voting the Proxy to vote on such amendment(s), variation(s) or such other matters in accordance with the best judgment of such person.

To be valid, this Proxy must be received by the Company’s transfer agent, Equity Financial Trust Company, 200 University Avenue, Suite 400, Toronto, ON M5H 4H1 (fax: (416) 595-9593) not later than 48 hours, excluding Saturdays, Sundays and holidays, prior to the Meeting or any adjournment thereof. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy. This proxy revokes and supersedes all proxies of earlier date. All capitalized terms below will have the same meanings ascribed in the Company’s accompanying Joint Information Circular dated February 29, 2012.

1.	FOR	[ ]	To receive the financial statements for the Company for the year ended October 31, 2011 and the report of the auditors thereon;
	WITHHOLD	[ ]

2.	FOR	[ ]	To approve the appointment of KPMG LLP, Chartered Accountants, as auditors of the Company for the ensuing year and authorize the directors to fix the remuneration of the auditors;
	WITHHOLD	[ ]

3.	FOR	[ ]	To elect the board of directors of the Company;
	WITHHOLD	[ ]

4.	FOR	[ ]	To ratify and approve the existing Stock Option Plan;
	AGAINST	[ ]

5.	FOR	[ ]
To approve as a special resolution, the full text of which is attached as Appendix “B” to the Management Information Circular dated February 28, 2012 (the “Information Circular”), the Smash Amalgamation Resolution; and

	AGAINST	[ ]

6.	FOR	[ ]
At the nominee’s discretion, to act and vote upon any amendments or variations to matters specified in the accompanying Notice of Meeting or upon any other matters as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

	AGAINST	[ ]

Voting by mail or Internet are the only methods by which a holder may choose an appointee other than the Management appointees named above. To vote using the Internet, go to the following web site: www.voteproxyonline.com. To vote by Internet, you will need to provide your CONTROL NUMBER listed below.

DATED this _________________ day of _________________, 2012.

Signature of Shareholder

Name of Shareholder (Please Print)

(See Reverse)

NOTES:

1. THIS PROXY IS SOLICTED BY MANAGEMENT OF THE COMPANY.

2. The shares represented by this proxy will be voted. Where a choice is specified, the proxy will be voted as directed. Where no choice is specified, this proxy will be voted in favour of the matters listed on the proxy. The proxy confers discretionary authority on the above named person to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of Meeting accompanying the proxy or such other matters which may properly come before the Meeting.

3. Each shareholder has the right to appoint a person other than management designees specified above to represent them at the Meeting. Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a shareholder of the Company.

4. Each shareholder must sign this proxy. Please date the proxy. If the shareholder is a Company, the proxy must be executed by an officer or attorney thereof duly authorized.

5. If the proxy is not dated in the space provided, it is deemed to bear the date of its mailing to the shareholders of the Company.

6. If the shareholder appoints any of the persons designated above, including persons other than Management Designees, as proxy to attend and act at the said Meeting:

(a) the shares represented by the proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for;

(b) where the shareholder specifies a choice in the proxy with respect to any matter to be acted upon, the shares represented by the proxy shall be voted accordingly; and

(c) IF NO CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS LISTED ABOVE, THE PROXY WILL BE VOTED FOR SUCH MATTERS.

PROSPERITY GOLDFIELDS CORP.
9th Floor, 100 University Avenue
Toronto Ontario M5J 2Y1
www.computershare.com

PGDQ	000001
SAM SAMPLE
123 SAMPLES STREET		Security Class	COMMON SHARES
SAMPLETOWN SS X9X X9X
CANADA
		Holder Account Number
		C9999999999	I ND

Form of Proxy - Special Meeting to be held on March 30, 2012

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.

Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.

The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.

The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.

This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 AM, Eastern Time, on Wednesday, March 28, 2012.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet
• Call the number listed BELOW from a touch tone	• Go to the following web site: telephone. www.investorvote.com

1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

SAM SAMPLE	C9999999999
IND C01

Appointment of Proxyholder
I/We, being holder(s) of Prosperity Goldfields Corp. hereby appoint(s): R. Bruce Duncan, or failing him, Olga Nikitovic,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of Prosperity Goldfields Corp. to be held at the offices of Aird & Berlis LLP, Barristers & Solicitors, Suite 1800, 181 Bay Street, Toronto, Ontario, on Friday, March 30, 2012 at 10:00 AM (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Continuance	For	Against
To consider and, if deemed advisable, pass, with or without variation, a special resolution to continue Prosperity’s incorporating jurisdiction from Ontario to British Columbia.	☐	☐

2. Amalgamation with Smash Minerals Corp.	For	Against
To consider and, if deemed advisable, pass, with or without variation, a special resolution approving the amalgamation of Prosperity and Smash Minerals Corp.	☐	☐

Authorized Signature(s) - This section must be completed for your	Signature(s)	Date
instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

DD / MM / YY

9 9 9 9 9	1 3 6 2 8 9	1 P R	A R 0	P G D Q

PROSPERITY GOLDFIELDS CORP.
9th Floor, 100 University Avenue
Toronto Ontario M5J 2Y1
www.computershare.com

PGDQ	000002
SAM SAMPLE
123 SAMPLES STREET		Security Class	COMMON SHARES
SAMPLETOWN SS X9X X9X
AUSTRALIA
		Holder Account Number
		C9999999999	I ND

Form of Proxy - Special Meeting to be held on March 30, 2012

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.

Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.

The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.

The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.

This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 AM, Eastern Time, on Wednesday, March 28, 2012.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet
• Call the number listed BELOW from a touch tone	• Go to the following web site: telephone. www.investorvote.com

1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

SAM SAMPLE	C9999999999
IND C01

Appointment of Proxyholder
I/We, being holder(s) of Prosperity Goldfields Corp. hereby appoint(s): R. Bruce Duncan, or failing him, Olga Nikitovic,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of Prosperity Goldfields Corp. to be held at the offices of Aird & Berlis LLP, Barristers & Solicitors, Suite 1800, 181 Bay Street, Toronto, Ontario, on Friday, March 30, 2012 at 10:00 AM (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Continuance	For	Against
To consider and, if deemed advisable, pass, with or without variation, a special resolution to continue Prosperity’s incorporating jurisdiction from Ontario to British Columbia.	☐	☐

2. Amalgamation with Smash Minerals Corp.	For	Against
To consider and, if deemed advisable, pass, with or without variation, a special resolution approving the amalgamation of Prosperity and Smash Minerals Corp.	☐	☐

Authorized Signature(s) - This section must be completed for your	Signature(s)	Date
instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

DD / MM / YY

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